As filed with the Securities and Exchange Commission on November 26, 2019

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HUAHUI EDUCATION GROUP LIMITED

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	8299	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

13th Floor, Building B1, Wisdom Plaza,

Qiaoxiang Road, Nanshan District

Shenzhen, Guangdong Province, China 518000

Telephone: (86) 13728708818

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Henry F. Schlueter, Esq.

Celia Velletri, Esq.

Schlueter & Associates, P.C.

5290 DTC Parkway, Suite 150

Greenwood Village, CO 80111

Tel: 303-292-3883

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Ordinary Shares, par value $0.0001 per share(2)(3)	8,734,900	$0.10	$873,490	$113.38

Total	8,734,900	$0.10	$873,490	$113.38

(1)

Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The registrant’s securities are not trading on any exchange or in any market, and our Ordinary Shares have a negative book value. The registration fee has been calculated based on an offering price of $0.10 per share, or $873,490.

(2)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)	Reflects the resale by Selling Shareholders included herein of their Ordinary Shares.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

DATED November 26, 2019

PRELIMINARY PROSPECTUS

HUAHUI EDUCATION GROUP LIMITED

This prospectus relates to the resale from time to time by the Selling Shareholders identified in this prospectus under the caption “Selling Shareholders” of up to 8,734,900 of our $0.0001 par value Ordinary Shares.

For the details about the Selling Shareholders, please see “Principal and Selling Shareholders – Selling Shareholders.” The Selling Shareholders may sell these shares from time to time in the principal market on which our Ordinary Shares are traded at the prevailing market price, in negotiated transactions or through any other means described in the section titled “Plan of Distribution.” The Selling Shareholders may be deemed underwriters within the meaning of the Securities Act of 1933, as amended, of the Ordinary Shares that they are offering. We will pay the expenses of registering these shares. We will not receive proceeds from the sale of our shares by the Selling Shareholders that are covered by this prospectus.

The shares are being registered to permit the Selling Shareholders, or their respective pledgees, donees, transferees or other successors-in-interest, to sell the shares from time to time in the public market. We do not know when or in what amount the Selling Shareholders may offer the securities for sale. The Selling Shareholders may sell some, all or none of the securities offered by this prospectus.

There is no market for the Ordinary Shares and there can be no assurance that a market for the shares will develop. However, management intends to seek to have the Ordinary Shares admitted to quotation on the appropriate market with OTC Markets subsequent to the SEC declaring the registration statement of which this prospectus is a part effective.

We are an emerging growth company, as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in the Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Selling Shareholders may sell their Ordinary Shares described in this prospectus in a number of different ways, at prevailing market prices or privately negotiated prices and there is no termination date of the Selling Shareholders’ offering.

The date of this prospectus is ______________, 2019

We have not authorized any person to provide you with information different from that contained in this prospectus or any related free-writing prospectus that we authorize to be distributed to you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the securities offered hereby.

For investors outside of the United States: We have not done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the Offering and the distribution of this prospectus outside of the United States.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

All references in this prospectus to “$,” “U.S.$,” “U.S. dollars,” “dollars,” “US$” and “USD” mean United States dollars unless otherwise noted. All references to the “PRC” or “China” in this prospectus refer to the People’s Republic of China. All references to “Hong Kong” or “H.K.” in this prospectus refer to the Hong Kong Special Administrative Region of the People’s Republic of China. All references to the “United States,” “U.S.” or “US” refer to the United States of America.

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COMMONLY USED DEFINED TERMS

●	“Ordinary Resolution” refers to a resolution passed by a simple majority of votes cast or approved in writing by a simple majority of votes entitled to be cast by the Members entitled to vote at a general or special meeting of the Company.

●	“Ordinary Shares” or “Shares” refers to the Company’s Ordinary Shares, par value $0.0001 per share.

●	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended.

●	“Hong Kong” or “H.K.” refers to Hong Kong Special Administrative Region of the People’s Republic of China.

●	“Offering” refers to the resale of the Ordinary Shares offered by the Selling Shareholders included herein.

●	“PRC” and “China” refer to the People’s Republic of China.

●	“Securities and Exchange Commission,” “SEC,” “Commission” or similar terms refer to the United States Securities and Exchange Commission.

●	“Sarbanes-Oxley Act” refers to the Sarbanes-Oxley Act of 2002.

●	“Securities Act” refers to the U.S. Securities Act of 1933, as amended.

●	“Selling Shareholders” refers to our pre-existing shareholders who are selling their Ordinary Shares pursuant to the Registration Statement on Form F-1.

●	“United States,” “U.S.,” “USA” and “US” refer to the United States of America.

●	“$,” “U.S. $,” “U.S. dollars,” “dollars,” “US$” and “USD” refer to United States dollars.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. A forward-looking statement is a projection about a future event or result, and whether the statement comes true is subject to many risks and uncertainties. These statements often can be identified by the use of terms such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “approximate” or “continue,” or the negative thereof. The actual results, performance, achievements or activities of the Company, either express or implied, will likely differ from projected results or activities of the Company as described in this prospectus, and such differences could be material. You should review carefully all information included in this prospectus.

You should rely only on the forward-looking statements that reflect management’s view as of the date of this prospectus. We undertake no obligation to publicly revise or update these forward-looking statements to reflect subsequent events or circumstances. You should also carefully review the risk factors described in other documents we file from time to time with the Securities and Exchange Commission (the “SEC”). The Private Securities Reform Act of 1995 contains a safe harbor for forward-looking statements on which the Company relies in making such disclosures. In connection with the “safe harbor,” we are hereby identifying important factors that could cause actual results to differ materially from those contained in any forward-looking statements made by us or on our behalf. Factors that might cause such a difference include, but are not limited to, those discussed in the section entitled “Risk Factors.”

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our Ordinary Shares, you should carefully read the entire prospectus, including our financial statements and the related notes included elsewhere in this prospectus. You should also consider, among other things, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case appearing elsewhere in this prospectus. Unless otherwise stated, all references to “us,” “our,” “we,” the “Company,” the “group” and similar designations refer to Huahui Education Group Limited, a Cayman Islands exempted company with limited liability,

History of the Company

The Company was originally incorporated in Nevada under the name “Duonas Corp.” on September 19, 2014. It maintains its principal executive offices at 13th Floor, Building B1, Wisdom Plaza, Qiaoxiang Road, Nanshan District, Shenzhen, Guangdong Province, China 518000. The Company was formed to produce and sell stylish decorative items made from concrete, such as a variety of sculptures, candleholders, lamps, tabletops, bookcases, vases of various shapes and forms and decorations for the garden.

The Company filed a registration statement on Form S-1 with the SEC on August 25, 2016, which was declared effective on October 12, 2016. In November 2017, subsequent to a change of control, the Company’s name was changed to Huahui Education Group Corporation, its ticker symbol was changed to “HHEG” and management of the Company abandoned its business plan and determined to seek a possible business combination. The business purpose of the Company changed to seeking the acquisition of, or merger with, an existing company.

As a result, the Company became a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) with nominal assets and no business operations, and it sought to identify, evaluate and investigate various companies with the intent that, if such investigation warranted, a reverse merger transaction could be negotiated and completed pursuant to which the Company would acquire a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity.

Effective February 22, 2019, the Company changed its domicile from Nevada to the Cayman Islands by merging into its wholly-owned Cayman Islands subsidiary, Huahui Education Group Limited (the “Redomicile Merger”). As a result of the Redomicile Merger, the Company’s name was changed to Huahui Education Group Limited.

On July 3, 2019 (the “Closing Date”), the Company closed on a share exchange (the “Share Exchange”) with Huahui Group Stock Limited, (“HGSL”), a Seychelles company limited by shares, and HGSL’s shareholders (the “HGSL Shareholders”). As a result, HGSL is now a wholly owned subsidiary of the Company. Under the Share Exchange Agreement, the HGSL Shareholders exchanged all of the shares that they held in HGSL for 300,000,000 Ordinary Shares of the Company.

As a result of the Share Exchange, management of the Company believes that the Company is no longer a shell company. The Company’s operations now consist of the operations of HGSL and its subsidiaries. When we refer in this prospectus to business and financial information for periods prior to the consummation of the Share Exchange, we are referring to the business and financial information of HGSL and its subsidiaries unless the context suggests otherwise; when we use phrases such as “we,” “our,” “company” and “us,” we are referring to the Company and all of its subsidiaries, as a combined entity.

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The shares issued to the HGSL Shareholders in connection with the Share Exchange were not registered under the Securities Act. The purpose of the registration statement of which this prospectus is a part is to register a portion of those shares for resale together with all of the shares issued in the Redomicile Merger.

Business of the Company

Through its indirect subsidiary, Zhongdehui (Shenzhen) Education Development Co., Limited (“ZDSE”) the Company is engaged in the business of professional management coaching, including researching, developing and applying methods for helping individuals to improve their personal and professional leadership skills and effectiveness. ZDSE’s clients consist of executive managers from large scale, small and medium-sized enterprises, as well as professionals and employees in various fields.

ZDSE has developed “The Way of Management” program with ten modules now, and more modules to be developed in the future. The current ten modules comprise the experiential course, which is comprised 60% of scenario exercises, 20% of group interactions and 20% of specified topics. ZDSE also monitors the performance and the changes and developments of clients in their workplaces, and ZDSE’s coaches provide guidance and support to the company’s clients both during completion of the modules and during the provision of post-completion services. The current ten modules are:

●	Exploration Management – helps clients recognize their behavioral patterns in corporate management and decision-making, identify their own deficiencies or human frailties, such as selfishness or greed, and discover the gap between themselves and the ideal manager.

●	Innovation Management - helps clients learn how to build an effective and productive team.

●	Practice Management – helps each client accomplish a personal business goal that the client has derived from the two previous modules.

●	Management Art – helps clients develop communication skills, including listening and questioning, as well as how to give constructive feedback.

●	Personality Management - helps clients learn how to deal with difficult personalities.

●	Foundations of Management – helps clients discover their core values and how they impact their decisions and their management style.

●	Relationship Management – helps clients understand and accept themselves – their strengths and their weaknesses – and helps them understand their own needs.

●	Positivity – helps clients achieve a positive mindset and approach work and life with a positive attitude.

●	Leadership Development for Women – helps female clients succeed within a masculine culture.

●	Fund Management – helps clients learn how to manage capital, use capital correctly and diversify their investments, as well as how to understand their relationship with money and to keep the acquisition of money in perspective.

ZDSE believes that its team of coaches is crucial to the success of the company, and it has a team of professional and innovative coaches, most of have either master’s or doctoral degrees in their various professions as well as experience in the field of leadership development coaching. It also believes in the importance of innovation and continual improvement, and its four-member program development team analyzes the latest market trends and demand and regularly collects feedback from clients to improve the quality of the coaching experience offered by ZDSE.

ZDSE is headquartered in Shenzhen, and has established branches in Guangzhou, Shandong and Liaoning, China. Its management intends to establish additional branches in Jiangsu, Beijing, Shanghai, Chongqing and Xiamen within three to six years. By 2018, the company had coached 2,188 entrepreneurs, as well as personnel from more than 32 corporate training services and large listed companies. The types of companies served include real estate, high technology, medicine, health, schools, government agencies, auto industry, communications, logistics, robotics, property, construction, engineering, manufacturing, textile, rag trade, furniture and other fields.

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Risk Factors

Investing in our Ordinary Shares involves risks. You should carefully consider the risks described in “Risk Factors” beginning on page 8 of this prospectus before making a decision to purchase Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment.

Our Securities

Our authorized capital is $50,000, consisting of 500,000,000 shares, $0.0001 par value per share. Holders of our Ordinary Shares are entitled to one vote for each whole share on all matters to be voted upon by shareholders, including the election of directors. Holders of our Ordinary Shares do not have cumulative voting rights in the election of directors. All of our fully paid Ordinary Shares are equal to each other with respect to dividend rights. Holders of our Ordinary Shares are entitled to receive dividends if and when declared by our Board of Directors out of funds legally available therefor under Cayman Islands law. In the event of our liquidation, the liquidator may, with the sanction of an Ordinary Resolution of the Company, divide among the shareholders in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. Holders of our Ordinary Shares have no preemptive rights to purchase any additional unissued Ordinary Shares. The Board of Directors has the ability to determine the rights, preferences and restrictions of preferred shares at their discretion.

As of October 31, 2019, there were 302,734,900 of our Ordinary Shares issued and outstanding. All shares were fully paid. We do not have any options to purchase shares or any preferred shares outstanding. (For a more complete description of our Ordinary Shares, see “Description of Share Capital,” below.)

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.0 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by our company of more than $1.0 billion in non-convertible debt securities; or (iv) the last day of the fiscal year ending after the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

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We are also considered a “foreign private issuer” and will report under the Exchange Act as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States, or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are public companies, or other public companies in which you have made an investment.

Notes on Prospectus Presentation

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them. Certain market data and other statistical information contained in this prospectus is based on information from independent industry organizations, publications, surveys and forecasts. Some market data and statistical information contained in this prospectus are also based on management’s estimates and calculations, which are derived from our review and interpretation of the independent sources listed above, our internal research and our knowledge of the executive coaching industry. While we believe such information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source.

Accordingly, actual events or circumstances may differ materially from events and circumstances that are assumed in this information and you are cautioned not to give undue weight to such data.

Securities Being Offered by Selling Shareholders

The Selling Shareholders are offering up to 8,734,900 Ordinary Shares. The Selling Shareholders may sell their Ordinary Shares at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the sales by the Selling Shareholders.

Transfer Agent

The transfer agent for the Company’s Ordinary Shares is V Stock transfer, 18 Lafayette Place, Woodmere, New York 11598; telephone: 212-828-8436, toll-free: 855-9VSTOCK; facsimile: 646-536-3179.

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RISK FACTORS

Investing in our Ordinary Shares involves a high degree of risk. You should carefully consider the following risks and all other information contained in this prospectus, including our financial statements, consolidated financial statements and the related notes, before making an investment decision regarding our securities. The risks and uncertainties described below are those significant risk factors, currently known and specific to us that we believe are relevant to an investment in our securities. If any of these risks materialize, our business, financial condition or results of operations could suffer, the price of our Ordinary Shares could decline and you could lose part or all of your investment.

Risks Related to Our Business

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

The Company is in the process of developing its business and has a limited operating history. You should consider our future prospects in light of the risks and uncertainties experienced by early stage companies. Some of these risks and uncertainties relate to our ability to:

●	offer products of sufficient quality to attract and retain a larger client base;

●	attract additional clients and increase spending per client;

●	increase awareness of our products and continue to develop client loyalty;

●	respond to competitive market conditions;

●	respond to changes in our regulatory environment;

●	maintain effective control of our costs and expenses;

●	raise sufficient capital to sustain and expand our business; and

●	attract, retain and motivate qualified personnel.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

We envision a period of rapid growth that may impose a significant burden on our administrative and operational resources which, if not effectively managed, could impair our growth.

Our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. The growth of our business will require significant investments of capital and management’s close attention. Our ability to effectively manage our growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management, IT, sales and marketing, coaching and other personnel; we may be unable to do so. In addition, our failure to successfully manage our growth could result in our sales not increasing commensurately with capital investments. If we are unable to successfully manage our growth, we may be unable to achieve our goals.

We may not be able to raise the additional capital necessary to execute our business strategy, which could result in the curtailment of our operations.

We will need to raise additional funds to fully fund our existing operations and for development and expansion of our business. We have no current arrangements with respect to sources of additional financing and the needed additional financing may not be available on commercially reasonable terms, on a timely basis or at all. The inability to obtain additional financing when needed would have a negative effect on us, including possibly requiring us to curtail our operations. If any future financing involves the sale of equity securities, the shares held by our shareholders could be substantially diluted. If we borrow money or issue debt securities, the Company will be subject to the risks associated with indebtedness, including the risk that interest rates may fluctuate and the possibility that it may not be able to pay principal and interest on the indebtedness when due. Insufficient funds would prevent us from implementing our business plan and would require us to delay, scale back or eliminate certain of our operations.

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We will be required to hire and retain skilled managerial personnel, IT and sales and marketing personnel.

Our continued success depends in large part on our ability to attract, train, motivate and retain qualified management, IT, sales and marketing and coaching personnel. Any failure to attract and retain the required managerial, technical and coaching personnel that are integral to our business may have a negative impact on our operations, which would have a negative impact on revenues. There can be no assurance that we will be able to attract and retain skilled persons and the loss of skilled coaches or technical personnel would adversely affect us.

We are dependent upon our officers and management for direction and the loss of any of these persons could adversely affect our operations and results.

We are dependent upon our officers for implementation of our proposed strategy and execution of our business plan. The loss of any of our officers could have a material adverse effect upon our results of operations and financial position. We do not maintain “key person” life insurance for any of our officers. The loss of any of our officers could delay or prevent the achievement of our business objectives.

We currently have only one operating subsidiary.

We are a holding company with a total of six subsidiaries; however, at the current time only one of those subsidiaries, Zhongdehui (Shenzhen) Education Development Co., Limited (“ZDSE”), is conducting operations. Therefore, we are totally dependent on ZDSE for our revenue. Although management intends that two more of the Company’s subsidiaries will commence operations in the near future, there can be no assurance that either of those subsidiaries will succeed in doing so or that, if started, either of those businesses will produce revenue. All of the operating subsidiaries would conduct their operations in the PRC.

We may be sued or become a party to litigation, which could require significant management time and attention and result in significant legal expenses and may result in an unfavorable outcome, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may be subject to a number of lawsuits from time to time arising in the ordinary course of our business. The expense of defending ourselves against such litigation may be significant. The amount of time to resolve these lawsuits is unpredictable and defending ourselves may divert management’s attention from the day-to-day operations of our business, which could adversely affect our business, results of operations and cash flows. In addition, an unfavorable outcome in such litigation could have a material adverse effect on our business, results of operations and cash flows.

Resales of our Ordinary Shares in the public market by the Selling Shareholders may cause the market price of our Ordinary Shares to decline.

Sales of Resale Shares could result in resales of our Ordinary Shares by our current shareholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Ordinary Shares.

We are an emerging growth company within the meaning of the Securities Act and will take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act and take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

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The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. The Company has elected to use the extended transition period for complying with new or revised accounting standard under Section 102(b)(2) of the Jobs Act, that allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We have identified material weaknesses in our internal control over financial reporting. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our shares.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. Ineffective internal control could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our shares.

We have identified material weaknesses in our internal control over financial reporting in the Company and in HGSL and its subsidiaries. As defined in Regulation 12b-2 under the Exchange Act, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented, or detected on a timely basis. Specifically, we determined that we had the following material weaknesses in our internal control over financial reporting: (i) we have limited controls over information processing; (ii) we have inadequate segregation of duties; (iii) we do not have a formal audit committee with a financial expert; and (iv) we do not have sufficient formal written policies and procedures for accounting and financial reporting with respect to the requirements and application of both generally accepted accounting principles in the United States of America, or GAAP, and SEC guidelines.

The Company intends to utilize a third-party independent contractor for the preparation of our financial statements in the future in an effort to remediate the deficiency. The implementation of this initiative will not fully address any material weakness or other deficiencies that we may have in our internal control over financial reporting. Although the financial statements and footnotes are reviewed by our management, we do not have a formal policy to review significant accounting transactions and the accounting treatment of such transactions. The third-party independent contractor is not involved in the day-to-day operations of the Company and may not be provided information from management on a timely basis to allow for adequate reporting/consideration of certain transactions.

Even if we develop effective internal controls over financial reporting, such controls may become inadequate due to changes in conditions, or the degree of compliance with such policies or procedures may deteriorate, which could result in the discovery of additional material weaknesses and deficiencies. In any event, the process of determining whether our existing internal control over financial reporting is compliant with Section 404 of the Sarbanes-Oxley Act (“Section 404”) and is sufficiently effective requires the investment of substantial time and resources by our senior management. As a result, this process may divert internal resources and take a significant amount of time and effort to complete. In addition, we cannot predict the outcome of this process and whether we will need to implement remedial actions in order to establish effective controls over financial reporting. The determination of whether or not our internal controls are sufficient, and any remedial actions required could result in us incurring additional costs that we did not anticipate, including the hiring of additional outside consultants. We may also fail to timely complete our evaluation, testing and any remediation required to comply with Section 404.

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We are required, pursuant to Section 404, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. However, for as long as we are a “smaller reporting company,” our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404. While we could be a smaller reporting company for an indefinite amount of time, and thus relieved of the above-mentioned attestation requirement, an independent assessment of the effectiveness of our internal control over financial reporting could detect problems that our management’s assessment might not. Such undetected material weaknesses in our internal control over financial reporting could lead to financial statement restatements and require us to incur the expense of remediation.

Our independent auditors have issued an audit opinion for the Company, which includes a statement describing its going concern status. Our financial status creates a doubt as to whether the Company will continue as a going concern.

Our auditors have issued a going concern opinion regarding the Company. This means there is substantial doubt as to whether it can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding the Company’s ability to continue in business. As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for the Company are, or will be, located in China, the PCAOB may not be able to inspect such audit documentation and, as a result, you may be deprived of the benefits of such inspection.

Our independent registered public accounting firm issued an audit opinion on the financial statements included in this prospectus and will issue audit reports related to the Company in the future. As the auditor of a company filing reports with the SEC and as a firm registered with the PCAOB, our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. However, to the extent that our auditor’s work papers are or become located in China, such work papers will not be subject to inspection by the PCAOB because the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities. Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of the PCAOB to conduct inspections of our auditors’ work papers in China would make it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may consequently lose confidence in our reported financial information and procedures and the quality of our financial statements. As a result, our investors may be deprived of the benefits of the PCAOB’s oversight of our auditors through such inspections.

Risks Related to the Business of Our Sole Operating Subsidiary

Our business depends on the market recognition of our brand. If we are not able to maintain our reputation and enhance our brand recognition, our business and operating results may be materially and adversely affected.

Our track record in providing quality coaching services will determine whether our sole operating subsidiary, Zhongdehui (Shenzhen) Education Development Co., Limited (“ZDSE”) becomes recognized as a leading brand in the industry. We believe that market recognition of our brand is a key factor to ensuring our future success. As we continue to grow in size and broaden the scope of our program and services, however, it may become increasingly difficult to maintain the quality and consistency of the services we offer, which may negatively impact our brand and the popularity of our products and services offered thereunder.

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Our brand value will also be affected by client perceptions. Those perceptions are affected by a number of factors; some of them are based on first-hand observation of our service quality while others may be based on indirect information from media or other sources. Incidents and any negative publicity related thereto, even if factually incorrect, may lead to significant deterioration of our brand image and reputation, and consequently negatively affect clients’ interest in our services and products, as well as top-notch executive coaches’ interest in being associated with our brand. Particularly in the age of digital media and social network, impacts of negative publicity associated with any single incident could be easily amplified and potentially cause impacts that go beyond our estimation or control.

In addition, scientific studies on education are constantly evolving and new or innovative conclusions on education methodologies or philosophies may affect clients’ perceptions of our services and products. If we are unable to maintain our reputation, enhance our brand recognition or increase positive awareness of our coaching products and services, it may be difficult to maintain and grow client enrollment or attract more business partners to join our network, and our business and growth prospects may be materially and adversely affected.

If we fail to maintain and increase client subscriptions for our services, our revenues may decline, and we may not be able to reach profitability.

The success of our business depends largely on the number of clients. Therefore, our ability to continue to attract new clients and to retain existing clients is critical to our continued success and growth. Our client enrollment is affected by several factors, including our ability to develop new program materials and improve existing modules, expand our geographic reach, manage our growth while maintaining consistent and high coaching and service quality, effectively market and precisely target our services to a broader base of prospective clients and respond effectively to competition. If we are unable to continue to attract a sufficient number of new clients or to retain existing clients, our revenues may decline or we may not be able to reach profitability, either of which could have a material adverse effect on our business, financial condition and results of operations.

Our business relies on our ability to recruit, train and retain dedicated and qualified coaches and management personnel.

Our coaches are critical to the quality of our services and our reputation. We seek to recruit, train and retain qualified and dedicated coaches; however, there is a limited pool of executive coaches with the attributes we require. In addition, any foreign coaches we hire must hold valid working permits, which may not be obtained in a timely manner, or at all. Despite our various initiatives, investments to secure qualified personnel and competitive compensation, we still may not be able to recruit, train and retain sufficient qualified coaches to keep pace with our growth while maintaining consistent coaching quality in the different markets we serve. A shortage of qualified coaches or a deterioration in the quality of our coaches’ services, whether actual or perceived, or a significant increase in the average compensation paid by our competitors to their coaches would have a material adverse effect on our business, financial condition and results of operations.

Competition

The leadership and executive coaching market in China is rapidly evolving, highly fragmented and intensely competitive with relatively easy entry. Competition in this industry may persist and even intensify. As more competitors enter the market, we will have to compete based on brand image, program content and structure and service quality. New competitors may enter the market and one or more of our competitors may develop and implement training courses or methodologies that may adversely affect our ability to sell our services to new clients. Competitors continually introduce new programs and services that may compete directly with our services, or that may make our programs uncompetitive or obsolete. Larger competitors may have superior abilities to compete for clients and skilled professionals, reducing our ability to deliver quality work to our clients. Some of our competitors may have greater financial or other resources than we do. We cannot assure you that we will be able to compete successfully against existing or potential competitors, and if we fail to gain or maintain, or if we lose market share, our business, financial condition and results of operations may be materially and adversely affected.

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We may not be successful in introducing new products or enhancing our existing products.

We currently offer only one module sequence - “The Way of Management.” We intend to continue developing new products, as well as further enhancing our existing products. This process is subject to risks and uncertainties, such as unexpected technical, operational, logistical or other problems that could delay the process temporarily or permanently. Moreover, we cannot assure you that any of these new products or enhancements of existing products will fulfill client needs, match the quality or popularity of those developed by our competitors, achieve widespread market acceptance or generate incremental revenues.

In addition, introducing new products or enhancing existing products requires us to make various investments in program and materials development and management, incur personnel expenses and potentially reallocate other resources. If we are unable to develop new products or cannot do so in a cost-effective manner or are otherwise unable to manage effectively the operations of those products, our financial condition and results of operations could be adversely affected.

Our success depends on the continuing efforts of our senior management team and other key personnel and our business may be harmed if we lose their services.

Our success depends in part on the continued application of services, efforts and motivation of our senior management team and key personnel. If one or more of our senior management members or key personnel are unable to continue in their present positions, we may not be able to find replacements successfully, and our business may be disrupted.

We will need to continue to hire additional personnel as our business grows. A shortage in the supply of personnel with the requisite skills could negatively impact our ability to manage our existing products and services, launch new products and expand our operations. There is competition for experienced personnel in the executive coaching industry and key personnel could leave us to join our competitors. Losing the services of our experienced personnel may be disruptive to and cause uncertainty for our business, which may have a material adverse effect on our business, financial condition and results of operations.

We could incur additional liabilities or our reputation could be damaged if we do not protect client data or if our information systems are breached.

We are dependent on information technology networks and systems to process, transmit and store electronic information and to communicate between our locations around China and with our clients. Security breaches of this infrastructure could lead to shutdowns or disruptions of our systems and potential unauthorized disclosure of confidential information. We are also required at times to manage, utilize and store sensitive or confidential client or employee data. As a result, we are subject to laws and regulations designed to protect this information. If any person, including any of our employees, mismanages or misappropriates such data, we could be subject to monetary damages, fines and/or criminal prosecution. Unauthorized disclosure of sensitive or confidential client or employee data, whether through systems failure, employee negligence, fraud or misappropriation could damage our reputation and cause us to lose clients.

Legal requirements relating to the collection, storage, handling, and transfer of personal data continue to evolve. China’s Cybersecurity Law (“CSL”), which came into effect in June 2017, regulates how organizations should protect digital information and outlines measures to safeguard Internet systems, products and services against cyberattacks. The CSL was supplemented in May 2018 with the Personal Information Security Specification, which was amended and strengthened in February 2019. Although these amendments attempt to ease the compliance burden placed on businesses, the laws could impose significant limitations, require changes to our business or restrict our use or storage of personal information, which may increase our compliance expenses and make our business more costly or less efficient to conduct.

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Our business is sensitive to general economic conditions.

Our business may be negatively affected by a downturn in general economic conditions and rising labor and material costs in China. Furthermore, a serious and/or prolonged economic downturn combined with a negative or uncertain political climate could adversely affect our clients’ financial condition and the amount they are able to spend for our services. These conditions may reduce the demand for our services or depress the pricing of those services and have an adverse impact on our results of operations. Changes in global economic conditions may also shift demand to services for which we do not have competitive advantages, and this could negatively affect the amount of business that we are able to obtain. Such economic, political and client spending conditions are influenced by a wide range of factors that are beyond our control and that we have no comparative advantage in forecasting. If we are unable to successfully anticipate these changing conditions, we may be unable to effectively plan for and respond to those changes, and our business could be adversely affected.

Our business success also depends in part upon continued growth in the use of coaching. In challenging economic environments, our clients may reduce or defer their spending on new services and coaching solutions in order to focus on other priorities. At the same time, many companies have already invested substantial resources in their current means of conducting their business and they may be reluctant or slow to adopt new approaches that could disrupt existing personnel and/or processes. If growth in the general use of coaching services in business or our clients’ spending on these items declines, or if we cannot convince our clients or potential clients to embrace new services and solutions, our results of operations could be adversely affected.

In addition, our business tends to lag behind economic cycles and, consequently, the benefits of an economic recovery following a period of economic downturn may take longer for us to realize than other segments of the economy.

Risks Related to the People’s Republic of China

The Chinese government may exert substantial influence over the manner in which we conduct our business operations in China.

The Chinese government has exercised, and continues to exercise, substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to conduct our coaching and consulting operations in China may be harmed by changes in its laws and regulations, including those relating to regulation of the coaching industry, taxation, import and export tariffs, environmental regulations, land use rights, property ownership and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future could have a significant effect on us and our business.

China’s economic policies could affect our business.

All of our assets are located in China and all of our revenue is derived from our operations in China. Accordingly, our results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in China.

While China’s economy has experienced significant growth over the past decades, growth has been irregular, both geographically and among various sectors of the economy, and the rate of growth has been slowing since 2012. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations.

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The economy of China has been transitioning from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Fluctuation of the RMB may affect our financial condition by affecting the volume of cross-border money flow.

The value of the RMB is subject to changes in the PRC’s political and economic conditions. Since July 2005, the conversion of RMB into foreign currencies, including USD, has been based on rates set by the People’s Bank of China which are set based upon the interbank foreign exchange market rates and current exchange rates of a basket of currencies on the world financial markets.

We may face obstacles from the communist system in the PRC.

Foreign companies conducting operations in the PRC face significant political, economic and legal risks. The communist regime in the PRC may hinder Western investment.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Because our assets and operations are located in China, you may have difficulty enforcing any civil liabilities against us under the securities and other laws of the United States or any state.

We are a holding company, and all of our assets are located in the PRC. In addition, our directors and officers are non-residents of the United States, and all or a substantial portion of the assets of these non-residents are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these non-residents, or to enforce against them judgments obtained in United States courts, including judgments based upon the civil liability provisions of the securities laws of the United States or any state.

There is uncertainty as to whether courts of the PRC would enforce:

●	Judgments of United States courts obtained against us or these non-residents based on the civil liability provisions of the securities laws of the United States or any state; or

●	In original actions brought in the PRC, liabilities against us or non-residents predicated upon the securities laws of the United States or any state.

Enforcement of a foreign judgment in the PRC also may be limited or otherwise affected by applicable bankruptcy, insolvency, liquidation, arrangement, moratorium or similar laws relating to or affecting creditors’ rights generally and will be subject to a statutory limitation of time within which proceedings may be brought.

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The PRC legal system embodies uncertainties, which could limit law enforcement availability.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, decided legal cases have little precedence. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past several decades has significantly enhanced the protections afforded to various forms of foreign investment in China. Our PRC subsidiaries are subject to PRC laws and regulations. However, these laws and regulations change frequently, and the interpretation and enforcement involve uncertainties. For instance, we may have to resort to administrative and court proceedings to enforce the legal protection that we are entitled to by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting statutory and contractual terms, it may be difficult to evaluate the outcome of administrative court proceedings and the level of law enforcement that we would receive in more developed legal systems. Such uncertainties, including the inability to enforce our contracts, could affect our business and operation. In addition, confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to our business, including the promulgation of new laws. This may include changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the availability of law enforcement, including our ability to enforce our agreements.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of employees up to a maximum amount specified by the local government from time to time at locations where they operate their businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Our failure in making contributions to various employee benefit plans and in complying with applicable PRC labor-related laws may subject us to late payment penalties. We may be required to make up the contributions for these plans as well as to pay late fees and fines. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a Cayman Islands holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including for services of any debt we may incur. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Our PRC subsidiaries, as foreign invested enterprises, or FIEs, are also required to further set aside a portion of their after-tax profit to fund an employee welfare fund, although the amount to be set aside, if any, is determined at their discretion. These reserves are not distributable as cash dividends. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

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Changes to PRC tax laws may subject us to greater taxes.

We base our tax position upon the anticipated nature and conduct of our business and upon our understanding of the tax laws of the various administrative regions and countries in which we have assets or conduct activities. However, our tax position is subject to review and possible challenge by taxing authorities and to possible changes in law, which may have retroactive effect. We cannot determine in advance the extent to which some jurisdictions may require us to pay taxes or make payments in lieu of taxes.

Risks Related to the Company’s Shares

There is currently no trading market for our shares.

There currently is no trading market for our shares. Our outstanding shares cannot be offered, sold, pledged or otherwise transferred into or in the United States unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations in the United States. These restrictions will limit the ability of our shareholders to liquidate their investment.

The registration statement of which this prospectus is a part registered a portion of our outstanding shares for resale in the United States. We will seek to identify a market maker to apply for our shares to be admitted to quotation on the OTC Markets. We cannot assure you that we will be able to identify a market maker that will file such application or that, if the shares are admitted to quotation, a public market will ever develop. There is no guarantee that our shares will ever be quoted on the OTC Markets or any exchange. Furthermore, you will likely not be able to sell your securities if a regular trading market for our securities does not develop and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our shares. We expect the initial market for our shares to be limited, if a market develops at all. Even if a limited trading market does develop, there is a risk that the absence of potential buyers will prevent any potential sellers from selling their shares.

It is likely that there will be significant volatility in the trading price of our shares.

In the event that a public market for our Ordinary Shares is created or maintained in the future, market prices for the shares will be influenced by many factors and will be subject to significant fluctuations in response to variations in operating results of ZDSE and other factors. Our stock price will also be affected by the trading price of the stock of our competitors, investor perceptions of ZDSE, interest rates, general economic conditions and those specific to our industry, developments with regard to ZDSE’s operations and activities, our future financial condition and changes in our management.

Risks relating to low priced stocks

The Company’s Ordinary Shares are not quoted and traded on the OTC Markets, and the price at which the shares will trade in the future cannot currently be estimated. There can be no assurance that trading will be commenced or sustained, although management intends to take such actions as are necessary to initiate trading on the OTC Markets. The trading price of the shares will most likely be below $5.00. If our shares trade below $5.00 per share, trading in the shares may be subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions) and a two business day “cooling off period” before broker-dealers can effect transactions in penny stocks. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. These, and the other burdens imposed upon broker-dealers by the penny stock requirements, could discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of our shares and the ability of holders of our shares to sell them.

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We do not intend to pay dividends.

We have not paid any cash dividends on any of our securities since inception and we do not anticipate paying any cash dividends on any of our securities in the foreseeable future.

Future sales of our securities, or the perception in the markets that these sales may occur, could depress our stock price.

We currently have issued and outstanding approximately 302,734,900 Ordinary Shares. Although only 8,734,900 of those shares have been registered for resale under the registration statement of which this prospectus is a part, the remaining 294,000,000 shares also may be sold in the future if registered under the Securities Act or if the shareholder qualifies for an exemption from registration under Rule 144, Rule 701, or other applicable exemption under the Securities Act. The market price of our capital stock could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them. These factors also could make it more difficult for us to raise capital or make acquisitions through the issuance of additional Ordinary Shares or other equity securities.

The ability of the Board of Directors of the Company to issue preferred shares and any anti-takeover provisions we adopt may depress the value of our Ordinary Shares.

Our Articles of Association authorize our Board of Directors to provide, out of unissued shares, for preferred shares in one or more classes or series within a class upon authority of the Board without further shareholder approval. Any preferred shares issued in the future may rank senior to the Ordinary Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Company, or both, and any such preferred shares may have class or series voting rights. In addition, the Board of Directors may, in the future, adopt anti-takeover measures. The authority of the Board of Directors to issue preferred shares and any future anti-takeover measures it may adopt may, in certain circumstances, delay, deter or prevent takeover attempts and other changes in control of the Company not approved by its Board of Directors. As a result, the Company’s shareholders may lose opportunities to dispose of their shares at favorable prices generally available in takeover attempts or that may be available under a merger proposal and the market price of the Ordinary Shares and the voting and other rights of the Company’s shareholders may also be affected.

Our shareholders may face difficulties in protecting their interests, and their ability to protect their rights through the U.S. federal courts may be limited because we are incorporated under Cayman Islands law, we conduct substantially all of our operations in China and all of our directors and officers reside outside the United States.

We are incorporated in the Cayman Islands and conduct substantially all of our operations in China. All of our directors and officers reside outside the United States and their assets are located outside of the United States. As a result, it may be difficult or impossible for a shareholder to bring an action against us or against these individuals in the Cayman Islands or in China in the event that a shareholder believes that his rights have been infringed under the securities laws or otherwise. Even if a shareholder is successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render the shareholder unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

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Our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and by the Companies Law (2018 Revision) and common law of the Cayman Islands. The rights of shareholders to take legal action against us and our directors, actions by minority shareholders and the fiduciary responsibilities of our directors are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which provides persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in U.S. federal courts. As a result, our shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Our shareholders do not have the same protections or information generally available to shareholders of U.S. corporations because the reporting requirements for foreign private issuers are more limited than those applicable to public corporations organized in the United States.

We are a foreign private issuer within the meaning of rules promulgated under the Exchange Act. We are not subject to certain provisions of the Exchange Act applicable to United States public companies, including: the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act and the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction (i.e., a purchase and sale, or sale and purchase, of the issuer’s equity securities within six months or less). Because we are not subject to these rules, our shareholders are not afforded the same protections or information generally available to investors in public companies organized in the United States.

A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential price decline could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Resales of our Ordinary Shares in the public market by the Selling Shareholders may cause the market price of our Ordinary Shares to decline.

Sales of Resale Shares could have the effect of depressing the market price for our Ordinary Shares.

We are an emerging growth company within the meaning of the Securities Act and will take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act and take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

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The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. The Company has elected to use the extended transition period for complying with new or revised accounting standard under Section 102(b)(2) of the Jobs Act, that allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders pursuant to this prospectus. All proceeds from the sale of the shares will be for the account of the Selling Shareholders. The Selling Shareholders may sell these shares in the open market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price or at negotiated prices.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage or legal services or any other expenses incurred by the Selling Shareholders in disposing of the shares included in this prospectus. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

DIVIDEND POLICY

We have never declared or paid cash dividends to our shareholders, and we do not intend to pay cash dividends in the foreseeable future. We intend to reinvest any earnings in developing and expanding our business. Any future determination relating to our dividend policy will be at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, our strategic goals and plans to expand our business, applicable law and other factors that our Board of Directors may deem relevant.

Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, and provided further that a dividend may not be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business.

(See “Risk Factors – We do not intend to pay dividends.”)

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth the capitalization and indebtedness of our company as of June 30, 2019.

Actual
Cash and Cash Equivalents	$378,136

Total liabilities	1,278,869

SHAREHOLDERS’ EQUITY/(DEFICIT):

Common stock, par value $0.001; 500,000,000 shares authorized, 302,734,900 issued and outstanding as of June 30, 2019	$30,273
Additional paid in capital	$(1,140)
Accumulated deficit	$(174,912)
Total shareholders’ equity	$(144,447)
Total Capitalization	$1,134,422

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SELECTED FINANCIAL DATA

The following summary consolidated balance sheets as of December 31, 2018 and 2017, and consolidated statements of operations for the years ended December 31, 2018 and 2017, have been derived from our audited financial statements included elsewhere in this prospectus. The summary consolidated balance sheet as of June 30, 2019 and the statements of operations for the six months ended June 30, 2019 and June 30, 2018 have been prepared without audit. In the opinion of management, the unaudited Financial Statements contain all material adjustments, consisting only of normal adjustments considered necessary to present fairly the financial condition, results of operations and cash flows of the Company for the periods presented. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus and the information under the captions “Capitalization and Indebtedness” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical results are not necessarily indicative of our future results. Our consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

The following tables present our summary consolidated statements of operations for the years ended December 31, 2018 and 2017 and the six month periods ended June 30, 2019 and 2018 and our summary consolidated balance sheets as of December 31, 2018, December 31, 2017 and June 30, 2019.

Selected Consolidated Statements of Operations

(In U.S. Dollars, except number of shares)

	For the six months ended June 30,		For the year ended December 31,
	2019	2018	2018	2017
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Revenue	$698,117	$-	$212,780	$-
Cost of revenue	(77,987)	-	(56,216)	-
Gross profit	620,130	-	156,654	-
Operating income/(loss)	73,435	(31,526)	(323,171)	(2,500)
Loss from continuing operations	-	-	(279,281)	-
Loss from discontinued operations	-	-	-	(30,329)
Net income/(loss)	36,002	(31,526)	(279,281)	(32,829)
Total comprehensive loss	33,989	(31,095)	(275,936	(32,829)
Basic and diluted loss per ordinary share
From continuing operations	(0.00)	(0.00)	(0.00)	(0.00)
From discontinued operations	N/A	N/A	(0.00)	(0.00)
Weighted average number of common shares outstanding – Basic and diluted	302,734,900	302,734,900	302,734,900	302,734,900

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Selected Consolidated Balance Sheets

(In U.S. Dollars, except number of shares)

	June 30, 2019	December 31, 2018	December 31, 2017
	(Unaudited)	(Audited)	(Audited)
ASSETS
Total current assets	504,304	207,310	100,000
Total non-current assets	630,118	154,004	-
Total assets	$1,134,422	$361,314	$100,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Total current liabilities	1,004,614	539,750	2,500
Total liabilities	1,278,869	539,750	2,500

COMMITMENTS AND CONTINGENCIES

Stockholder’s Deficit
Common stock, par value $0.0001; 500,000,000 shares authorized, 302,734,900 issued and outstanding as of 12/31/2017, 12/31/2018 6/30/2019	30,273	30,273	30,273
Additional paid in capital	(1,140)	(1,140)	67,227
Foreign currency translation reserve	1,332	3,345	-
Accumulated deficit	(174,912)	(210,914)	-
Total Stockholder’s Equity/(Deficit)	(144,447)	(178,436)	97,500

Total Liabilities and Stockholder’s Deficit	$1,134,422	$361,314	100,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations for the fiscal year ended December 31, 2018, and the financial condition as of December 31, 2018, of the Company and ZDSE, and the results of operations for the six months ended June 30, 2019, and the financial condition as of June 30, 2019, of the Company and its subsidiaries, should be read in conjunction with “Selected Financial Data” and the Company’s and ZDSE’s financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” and “Business” sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” and similar expressions to identify forward-looking statements.

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OVERVIEW

The Company was originally incorporated in Nevada as “Duonas Corp.” on September 19, 2014. In November 2017, subsequent to a change of control, its name was changed to Huahui Education Group Corporation and its ticker symbol was changed to “HHEG.” In February 2019, the Company was redomiciled from Nevada to the Cayman Islands. Immediately prior to the Share Exchange discussed below, the Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) with nominal assets and no business operations.

On July 2, 2019, the Company entered into a definitive Share Exchange Agreement with HGSL and the HGSL Shareholders, whereby we would acquire all of the outstanding common stock of HGSL in exchange for the issuance of our Ordinary Shares to the HGSL Shareholders. On July 3, 2019 (the “Closing Date”), HGSL became our wholly owned subsidiary and the HGSL Shareholders became the owners of approximately 99.1% of our voting shares. The acquisition of HGSL by us will be accounted for as a reverse merger because on a post-merger basis, the former shareholders of HGSL held a majority of our outstanding Ordinary Shares on a voting and fully diluted basis.

ZDSE was incorporated in Shenzhen under the laws of the PRC on January 19, 2016. HGSL does not conduct any substantive operations of its own and conducts its primary business operations through ZDSE. ZDSE is engaged in providing executive coaching services in the PRC and in consulting.

For purposes of the following discussion and analysis, references to ‘‘we,’’ ‘‘our’’ and ‘‘us’’ refers to ZDSE.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We prepare our financial statements in conformity with U.S. GAAP, which requires management to make certain estimates and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the financial statements are prepared. On a regular basis, we review our accounting policies and how they are applied and disclosed in our condensed financial statements. Actual results could differ from those estimates made by management.

We believe that of our significant accounting policies, which are described in note 2 to our consolidated financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our financial condition and results of operations.

Revenue Recognition

Revenue is reported net of business taxes and VAT. The educational services consist of training programs and courses. Tuition is generally paid in advance and is initially recorded as deferred revenue. Revenue is recognized proportionately as the instruction is delivered over the period of the course for the course fees collected.

Revenue is generated through the delivery of services. Revenue is recognized when a client receives services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those services. In addition, the standard requires disclosure of the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with clients. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those services. The Company applies the following five-step model in order to determine this amount:

(i)	identification of the services in the contract;

(ii)	determination of whether the services are performance obligations, including whether they are distinct in the context of the contract;

(iii)	measurement of the transaction price, including the constraint on variable consideration;

(iv)	allocation of the transaction price to the performance obligations; and

(v)	recognition of revenue when (or as) the Company satisfies each performance obligation.

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The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the client. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to clients at a point in time, typically upon delivery.

For all reporting periods, the Company has not disclosed the value of unsatisfied performance obligations for all service revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules.

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to significant concentration of credit risk consist primarily of cash and cash equivalents. As of June 30, 2019 and December 31, 2018, substantially all of the Company’s cash and cash equivalents were deposited with financial institutions with high-credit ratings and quality. The Company did not have any clients constituting 10% or more of the net revenues for the six months ended June 30, 2019 and the year ended December 31, 2018.

Recently Issued and Adopted Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” ASU 2014-09 requires revenue recognition to depict the transfer of goods or services to customers in an amount that reflects the consideration that a company expects to be entitled to in exchange for the goods or services. To achieve this principle, a company must apply five steps including identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when (or as) the company satisfies the performance obligations. Additional quantitative and qualitative disclosure to enhance the understanding about the nature, amount, timing, and uncertainty of revenue and cash flows is also required. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. In April 2016, the FASB issued ASU 2016-10, “Identifying Performance Obligations and Licensing.” ASU 2016-10 clarifies the following two aspects of ASU 2014-09: identifying performance obligations and licensing implementation guidance. The effective date of ASU 2016-10 is the same as the effective date of ASU 2014-09. The Company adopted this ASU on January 1, 2018 and determined it had no impact on its consolidated financial statements as of December 31, 2018 and June 30, 2019.

In January 2016, the FASB issued a new pronouncement ASU 2016-01 Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The ASU requires equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. The ASU also requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

ASU 2016-01 was further amended in February 2018 by ASU 2018-03, “Technical Corrections and Improvements to Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.” This update was issued to clarify certain narrow aspects of guidance concerning the recognition of financial assets and liabilities established in ASU 2016-01. This includes an amendment to clarify that an entity measuring an equity security using the measurement alternative may change its measurement approach to a fair valuation method in accordance with Topic 820, Fair Value Measurement, through an irrevocable election that would apply to that security and all identical or similar investments of the same issued.

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ASU 2016-01 and ASU 2018-03 are effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Adoption of the amendment must be applied by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption, except for amendments related to equity instruments that do not have readily determinable fair values which should be applied prospectively. The Company adopted this ASU on January 1, 2018 and determined it had no impact on its consolidated financial statements as of December 31, 2018 and June 30, 2019.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company adopted this ASU on January 1, 2019. Adoption of this standard resulted in the recognition of right-of-use assets of $425,565 and operating lease liabilities of $425,565. As of June 30, 2019, the adoption of this standard did not have a material impact on the Company’s operating results or cash flows.

In 2016, the FASB issued ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Statements.” This ASU requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This Accounting Standards Update affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual rights to receive cash. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. All entities may adopt the amendments in this Update through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). The Company is in the process of evaluating the impact of the adoption of this pronouncement on its consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash.” The amendments in this Update require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this Update do not provide a definition of restricted cash or restricted cash equivalents. The amendments in this ASU on update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments in this Update should be applied using a retrospective transition method each period presented. The Company adopted this ASU on January 1, 2018 and determined it had no impact on its consolidated financial statements as of December 31, 2018 June 30, 2019.

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In January 2017, the FASB issued ASU 2017-01, “Business Combinations (Topic 805): Clarifying the Determination of Business.” The Update requires that when substantially all of the fair value of the gross assets acquired (or dispose of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This screen reduces the number of transactions that need to be further evaluated. If the screen is not met, the amendments in this ASU on update (1) required that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and (2) remove the evaluation of whether a market participant could replace missing elements. Public business entities should apply the amendments in this Update to annual periods beginning after December 15, 2017, including interim period within those periods. Early adoption of the amendments in this Update is allowed. The amendments in this Update should be applied prospectively on or after the effective date. No disclosure is required at transition. The Company adopted this pronouncement on its consolidated financial statements as of and for the year ended December 31, 2018 and June 30, 2019.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

RESULTS OF OPERATIONS - HUAHUI EDUCATION GROUP LIMITED

The following discussion should be read in conjunction with the consolidated financial statements of Huahui Education Group Limited included elsewhere in this prospectus.

For the Year Ended December 31, 2018

Revenue

The Company generated $212,780 in revenue for the year ended December 31, 2018 compared to $nil for the year ended December 31, 2017. The Company conducts business operations solely through its subsidiary, ZDSE, in the PRC. ZDSE was acquired by HGSL on June 27, 2018, and HGSL did not conduct any substantive operations before the acquisition.

Operating Expenses

By far the most significant component of the Company’s operating expenses for the year ended December 31, 2018 was general and administrative expenses ($470,788). The following table sets forth the main components of the Company’s general and administrative expenses for the years ended December 31, 2018 and 2017.

	For the year ended December 31, 2018		For the year ended December 31, 2017
	Amount (US$)	% of Total	Amount (US$)	% of Total
General and administrative expense:
Salary and welfare	$145,894	31%	$-	N/A	%
Travel and accommodations	2,784	1%	-	N/A	%
Rental expenses	71,478	15%	-	N/A	%
Office expenses	20,247	4%	-	N/A	%
Impairment losses on long-lived assets	55,919	12%	-	N/A	%
Legal and professional fees	56,730	12%	-	N/A	%
Other	117,736	25%	2,500	100%
Total general and administrative expenses	$470,788	100%	$2,500	100%

Net Loss

The Company had a net loss of $279,281 for the year ended December 31, 2018. The loss was primarily attributable to general and administrative expenses.

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Liquidity and Capital Resources

Sources of Liquidity

During the year ended December 31, 2018, $90,698 net cash was used in operating activities, $68,721 was provided by investing activities and $210,017 was provided by financing activities. The resulting change in cash for the year was $189,210. The cash and cash equivalents balance on December 31, 2018 was $189,210.

As of December 31, 2018, the Company had $539,750 in total liabilities, which was primarily comprised of amounts due to related parties and deferred revenue.

The Company had revenues of $212,780 and incurred a net loss of $279,281 for the fiscal year ended December 31, 2018. In addition, the Company had a working capital deficit of $332,440 and stockholders’ deficit of $178,436.

For the Six Months Ended June 30, 2019

Revenue

The Company generated $698,117 in revenue for the six months ended June 30, 2019 compared to $nil for the six months ended June 30, 2018. The Company conducts business operations solely through its subsidiary, ZDSE, in the PRC. ZDSE was acquired by HGSL on June 27, 2018, and HGSL did not conduct any substantive operations before the acquisition.

Operating Expenses

By far the most significant component of the Company’s operating expenses for the six months ended June 30, 2019 was general and administrative expenses ($542,177). The following table sets forth the main components of the Company’s general and administrative expenses for the six months ended June 30, 2019 and 2018.

	For the six months ended June 30, 2019		For the six months ended June 30, 2018
	Amount (US$)	% of Total	Amount (US$)	% of Total
General and administrative expense:
Salary and welfare	$240,615	44%	$-	N/A	%
Travel and accommodations	12,810	2%	-	N/A	%
Rental expenses	95,557	18%	-	N/A	%
Office expenses	18,423	3%	-	N/A	%
Legal and professional fees	51,952	10%	-	N/A	%
Other	122,820	23%	31,526	100%
Total general and administrative expenses	$542,177	100%	$31,526	100%

Net Income

The Company had a net income of $36,002 for the six months ended June 30, 2019. The income was primarily attributable to the increase in revenue.

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Liquidity and Capital Resources

Sources of Liquidity

During the six months ended June 30, 2019, $189,647 net cash was provided by operating activities, $142,129 was used in investing activities and $144,115 was provided by financing activities. The resulting change in cash for the period was $188,926. The cash and cash equivalents balance on June 30, 2019 was $378,136.

As of June 30, 2019, HHEG had $1,278,869 in total liabilities, which was primarily comprised of amounts due to related parties and deferred revenue.

The Company had revenues of $698,117 and incurred a net income of $36,002 for the six months ended June 30, 2019. In addition, the Company had a working capital deficit of $500,310 and stockholders’ deficit of $144,447.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Contractual Obligations

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide this information.

Going Concern Consideration

The Company incurred a net loss of $279,281 during the year ended December 31, 2018. As of December 31, 2018, the Company had net current liability of $332,440 and a deficit on equity of $178,436.

The Company incurred net income (loss) of $36,002 and $(31,526) during the six months ended June 30, 2019 and 2018, respectively. As of June 30, 2019, the Company had net current liability of $500,310 and a deficit on equity of $144,447.

The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. The consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance operations primarily through cash flow from revenue and capital contributions from the Chairman of the Board. In the event that the Company requires additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives, the Chairman of the Board has indicated the intent and ability to provide additional equity financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, if at all. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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RESULTS OF OPERATIONS - ZHONGDEHUI (SHENZHEN) EDUCATION DEVELOPMENT CO., LIMITED

The following discussion should be read in conjunction with the financial statements of Zhongdehui (Shenzhen) Education Development Co., Limited included in this prospectus.

For the Year Ended December 31, 2018.

Revenue

ZDSE generated $780,574 in revenue for the year ended December 31, 2018 compared to $431,529 for the year ended December 31, 2017, an increase of $349,045 or 80.9%. The increase was primarily due to an increase in student enrollments as a result of ZDSE’s expansion of its leadership development coaching business.

Cost of Revenue

Cost of revenue was $154,192 for the year ended December 31, 2018 compared to $101,886 for the year ended December 31, 2017, an increase of $52,306 or 51.3%. The increase in cost of revenue was primarily due to the increase in coaches’ fees and rental expense for additional venues rendered necessary by the increase in student enrollments and geographic expansion of the Company’s coaching business.

Gross profit

Gross profit for the year ended December 31, 2018 was $626,382 compared with $329,643 for the year ended December 31, 2017. Gross profit accounted for 80% of revenue for the year ended December 31, 2018, compared with 76% for the year ended December 31, 2017. The increase in gross profit margin resulted from more efficient utilization of coaches, venues and other resources due to the increase in student enrollments.

Operating Expenses

By far the most significant component of ZDSE’s operating expenses for both the year ended December 31, 2018 and 2017 was general and administrative expenses ($661,072 and $581,289, respectively). The following table sets forth the main components of ZDSE’s general and administrative expenses for the years ended December 31, 2018 and 2017.

	For the year ended December 31, 2018		For the year ended December 31, 2017
	Amount (US$)	% of Total	Amount (US$)	% of Total
General and administrative expense:
Salary and welfare	$224,230	34%	$248,908	43%
Travel and accommodations	5,528	1%	9,016	2%
Rental expenses	164,837	26%	144,717	25%
Office expenses	36,056	5%	42,201	7%
Impairment losses on long-lived assets	55,919	8%	-	-
Other	174,502	26%	136,447	23%
Total general and administrative expenses	$661,072	100%	$581,289	100%

Net Income/Loss

ZDSE had a net loss of $65,564 for the year ended December 31, 2018 compared to a net loss of $239,197 for the year ended December 31, 2017, a decrease of $173,633 or 72.6%. The decrease was primarily attributable to the fact that revenue and gross profit increased at a much higher rate than operating expenses due to the relatively fixed nature of the company’s primary operating expenses. In addition, in March 2019, ZDSE terminated the lease for the office in Shenzhen, PRC three months early of the one year term, which caused the forfeiture of the security deposit amounting to $27,260 and an impairment loss of leasehold improvements and equipment amounting to $55,919 for the year ended December 31, 2018.

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Liquidity and Capital Resources

Sources of Liquidity

During the year ended December 31, 2018, net cash used in operating activities totaled $125,030. Net cash provided by investing activities totaled $190,747. $247,270 cash was used in financing activities during the year. Effect of exchange rate loss was $11,582. The resulting change in cash for the year was a decrease of $193,135. The cash balance on January 1, 2018 was $226,043, and on December 31, 2018 it was $32,908.

As of December 31, 2018, ZDSE had $316,390 in total liabilities, which was primarily comprised of deferred revenue amounting to $147,269 and due to related party amounting to $158,052.

ZDSE had revenues of $780,574 and a net loss of $65,564 for the fiscal year ended December 31, 2018. In addition, ZDSE had a working capital deficit of $265,377 and stockholders’ deficit of $113,127 at December 31, 2018.

Off-Balance Sheet Arrangements

ZDSE does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Going Concern Consideration

ZDSE incurred a net loss of $65,564 and $239,197 during the years ended December 31, 2018 and 2017, respectively. As of December 31, 2018, and 2017, the company had net current liability of $265,377 and $754,247, respectively, and a deficit on total equity of $113,127 and $439,989, respectively.

The ability to continue as a going concern is dependent upon ZDSE’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should ZDSE be unable to continue as a going concern.

ZDSE expects to finance operations primarily through cash flow from revenue and capital contributions from the existing shareholders. In the event that ZDSE requires additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives, the existing shareholders indicated the intent and ability to provide additional equity financing.

These conditions raise substantial doubt about ZDSE’s ability to continue as a going concern. ZDSE’s continuation as a going concern is dependent on ZDSE’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that ZDSE will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, if at all. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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OUR BUSINESS

History of the Company

The Company was originally incorporated in Nevada under the name “Duonas Corp.” on September 19, 2014. It maintains its principal executive offices at 13th Floor, Building B1, Wisdom Plaza, Qiaoxiang Road, Nanshan District, Shenzhen, Guangdong Province, China 518000. The Company was formed to produce and sell stylish decorative items made from concrete, such as a variety of sculptures, candleholders, lamps, tabletops, bookcases, vases of various shapes and forms and decorations for the garden.

The Company filed a registration statement on Form S-1 with the SEC on August 25, 2016, which was declared effective on October 12, 2016. In November 2017, subsequent to a change of control, the Company’s name was changed to Huahui Education Group Corporation, its ticker symbol was changed to “HHEG” and management of the Company abandoned its business plan and determined to seek a possible business combination. The business purpose of the Company changed to seeking the acquisition of, or merger with, an existing company.

As a result, the Company became a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) with nominal assets and no business operations, and it sought to identify, evaluate and investigate various companies with the intent that, if such investigation warranted, a reverse merger transaction could be negotiated and completed pursuant to which the Company would acquire a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity.

On January 17, 2019, our Board of Directors unanimously adopted resolutions approving the redomicile of the Company from Nevada to the Cayman Islands. The Company changed its domicile, effective February 22, 2019, by merging into its wholly-owned Cayman Islands subsidiary, Huahui Education Group Limited (the “Redomicile Merger”). As a result of the Redomicile Merger, the Company’s name was changed to Huahui Education Group Limited.

On July 3, 2019 (the “Closing Date”), the Company closed on a share exchange (the “Share Exchange”) with HGSL, a Seychelles company limited by shares, and the HGSL Shareholders, Mr. Junze Zhang, Feier Co., Limited and Meisi Co., Limited. As a result, HGSL is now a wholly owned subsidiary of the Company. Under the Share Exchange Agreement, the HGSL Shareholders exchanged all of the shares that they held in HGSL for 300,000,000 Ordinary Shares of the Company.

For accounting purposes, the Share Exchange was treated as a reverse acquisition with the HGSL Shareholders as the acquirers and the Company as the acquired party. When we refer in this prospectus to business and financial information for periods prior to the consummation of the Share Exchange, we are referring to the business and financial information of HGSL unless the context suggests otherwise.

As a result of the closing of the Share Exchange, the HGSL Shareholders own approximately 99.1% of the total outstanding Ordinary Shares of the Company and the former shareholders of the Company own approximately 0.9%. Mr. Zihua Wu, the former sole officer and a former director of the Company, resigned from all positions with the Company immediately after the closing of the Share Exchange and Mr. Junze Zhang was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer and Secretary, as well as a director. Mr. Zhongpeng Chen remained a director of the Company.

The shares issued to the HGSL Shareholders in connection with the Share Exchange were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and/or Regulation S promulgated by the U.S. SEC. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

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As a result of the reverse acquisition described above, management of the Company believes that the Company is no longer a shell company. The Company’s operations now consist of the operations of HGSL and its subsidiaries.

Throughout the remainder of this prospectus, when we use phrases such as “we,” “our,” “company” and “us,” we are referring to the Company and all of its subsidiaries, as a combined entity.

Corporate Structure

The following chart sets forth our corporate structure:

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Huahui Group Stock Limited (“HGSL”) was incorporated under the laws of the Republic of Seychelles on May 17, 2017. It became a wholly-owned subsidiary of the Company in July 2019 as a result of the Share Exchange described above. HGSL has a wholly-owned subsidiary formed under the laws of the Republic of Seychelles, Huahui Group Co., Limited, which currently has no operations. It has a second wholly-owned subsidiary, formed under the laws of Hong Kong, Huahui Group (HK) Co., Limited (“HGHK”), which, in turn, has a wholly owned subsidiary corporation formed under the laws of the Peoples Republic of China (the “PRC” or “China”), Huahui (Shenzhen) Education Management Co., Limited (“HEMC”). HEMC owns 100% of Shenzhen Huahui Shangxing Education Consulting Co., Limited (“HSEC”). HSEC owns 100% of Zhongdehui (Shenzhen) Education Development Co., Limited (“ZDSE”), which is currently the Company’s sole operating subsidiary. HGSL intends to develop additional businesses through one or more subsidiaries in artificial intelligence technology system development, pre-school education, K12 extracurricular tutoring, art training and vocational skills training. There can be no assurance that any of these proposed businesses will ever be developed.

Huahui Group (HK) Co., Limited (“HGHK”) was incorporated in Hong Kong on January 4, 2017 as an investment holding limited liability company. The original shareholder, Junze Zhang, held 100% of the shares and transferred all of the shares to HGSL on April 20, 2018.

Huahui (Shenzhen) Education Management Co., Limited (“HEMC”), was established under the laws of the PRC on March 28, 2017 by HGHK with a registered capital of RMB 100,000. HEMC has not yet commenced operations, but currently provides administrative services to the Company.

Shenzhen Huahui Shangxing Education Consulting Co., Limited (“HSEC”) was incorporated in the PRC on January 5, 2018 as an education consulting limited liability company. The original shareholders, Qixuan Zhang (99%) and Weiqing Xu (1%), each transferred his shares to HEMC on May 4, 2018 for RMB 0.5. HSEC has not yet commenced operations, but currently provides administrative services to the Company.

Zhongdehui (Shenzhen) Education Development Co., Limited (“ZDSE”) was incorporated in the PRC on January 19, 2016 and commenced operations in April 2016. The original shareholders, Qing Zuo (50%), Mengling Zhang (20%), Henghui Investment Consulting (Shenzhen) Partnership (10%) and Hengqing Investment Consulting (Shenzhen) Partnership (20%), each transferred his/her/its shares to HSEC on June 27, 2018 for RMB 1,000, RMB 400, RMB 200 and RMB 400, respectively. ZDSE is in the business of professional leadership development.

Business of Zhongdehui (Shenzhen) Education Development Co., Limited

ZDSE is a professional management coaching organization engaged in researching, developing and applying methods for helping individuals to improve their personal and professional leadership skills and effectiveness. ZDSE’s clients consist of executive managers from large scale, small and medium-sized enterprises, as well as professionals and employees in various fields.

ZDSE has established branches in Shenzhen, Guangzhou, Shandong and Liaoning. By 2018, the company had coached 2,188 entrepreneurs, as well as personnel from more than 32 corporate training services and large listed companies. The types of companies served include real estate, high technology, medicine, health, schools, government agencies, auto industry, communications, logistics, robotics, property, construction, engineering, manufacturing, textile, rag trade, furniture and other fields.

ZDSE has held charity events contributing to schools in Guangdong, Jiangxi, Sichuan, Hebei, Shandong and other provinces in the PRC. It has also held charity events in Shenzhen and Shandong, for which the theme was “I am the root of everything.” Since its opening, ZDSE has directly or indirectly contributed a total of RMB 128,000 to an orphanage called the Home of Light and has donated RMB 47,000 to support events for the orphans.

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Advantages of ZDSE

ZDSE has accumulated a large amount of client data and has performed management coaching services for business leaders, administrative professionals, industry professionals and ordinary employees.

ZDSE believes that the following advantages will be helpful in achieving success and a leading market position in Chinese personal leadership and business management coaching, making ZDSE stand out from its competitors.

1. ZDSE is a Pioneer in Developing Chinese Leadership Development Coaching Services.

ZDSE’s workshop, experiential learning and practice focus on personal leadership development so that its clients can apply their newly developed leadership concepts and experiences to their work. ZDSE also monitors the performance and the changes and developments of clients returning to work.

2. Excellent Team of Coaches

ZDSE believes that its team of coaches is crucial to the success of the company, and it has a team of professional and innovative coaches, most of whom have either master’s or doctoral degrees in their various professions as well as experience in the field of leadership development coaching.

Since ZDSE’s coaches regularly interact with clients, they play a vital role in maintaining the quality of ZDSE’s services and protecting the brand and reputation of ZDSE. ZDSE intends to continue to attract and retain experienced coaches.

3. Brand Perception

Management believes that ZDSE is enhancing its brand recognition and reputation as a result of its clients’ satisfaction. ZDSE believes that its coaching has attained good results for its clients and their post-training performance inspires more people to contact ZDSE. Thus, the brand, reputation and influence of ZDSE is continuously expanding. ZDSE will continue to strive to improve its client service system, including post-training client visits and consulting services, and its clients’ overall experience.

4. Industry-leading Market Size

ZDSE is headquartered in Shenzhen, and has established branches in Guangzhou, Shandong and Liaoning. Its management intends to establish additional branches in Jiangsu, Beijing, Shanghai, Chongqing and Xiamen within three to six years. ZDSE’s geographic expansion will support its efforts to expand its market scope and brand influence and gain a larger market share.

5. Innovative Program Development Capabilities

ZDSE’s service content and methods are mostly based on self-developed material. ZDSE’s program development team works with its staff and senior coaches in order to develop, update and improve ZDSE’s services. The team analyzes the latest market trends and demand, and regularly collects feedback from clients through multiple channels to improve the quality of its clients’ coaching experience.

The Strategy of ZDSE

1. Becoming China’s Best Leadership Development Coaching Service Organization

ZDSE’s goal is to become China’s best leadership development coaching service organization. ZDSE believes that it can accomplish that goal due to its leadership development modules, experiential learning modules and practice integration. By continuing to improve the quality of its coaching services and by supporting its clients with follow-up services, ZDSE believes it can increase the number of clients and the rate of new enrollments, thereby increasing its market share and capturing some larger markets. ZDSE has identified several areas where the Chinese economy is prosperous, and it intends to have regional service centers in several of these crucial locations in order to expand its geographic coverage. ZDSE established branches in Shandong and Liaoning during the first quarter of 2019 and its management expects to further increase the number of branches in the future.

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2. Formulating a Life-long Development System

ZDSE believes that it is extremely important to develop a life-long service system for its clients. Management intends to accomplish this through the Company’s online service program discussed below under “Other Planned Businesses of the Company.” This lifelong service is expected to be 60% online, through HEMC, and 40% offline, through ZDSE. ZDSE anticipates that this life-long service system will be attractive to its clients, thereby increasing enrollment in ZDSE’s offerings and achieving sustainable profitability for both HEMC and ZDSE. It is also expected to give ZDSE a significant competitive edge.

3. Extensive Strategic Alliances

ZDSE plans to seek strategic alliances on a nationwide scale. In accordance with the goal of many enterprises, institutions and industry associations, management carefully evaluates varied opportunities for cooperative relationships with other companies. Through cooperation and strategic alliances with various institutions and associations, ZDSE believes that it can effectively expand its pool of prospective clients and obtain a steady and predictable revenue source.

ZDSE’s Coaching Program

General Introduction

ZDSE has developed “The Way of Management” program with ten modules now, and more modules to be developed in the future. The current ten modules comprise the experiential course, which is comprised 60% of scenario exercises, 20% of group interactions and 20% of specified topics.

The Way of Management Program

Unit 1: Exploration Management

This is a four-day module that is comprised 60% of experience exercises, 20% of client interactions and 20% of individual client presentations. Through this module, clients are given the opportunity to recognize their behavioral patterns in corporate management and decision-making, identify their own deficiencies or human frailties, such as selfishness or greed, and discover the gap between themselves and the ideal manager. It also promotes more inclusive treatment of partners and colleagues.

Unit 2: Innovation Management

This five-day module helps clients learn how to build an effective and productive team and is primarily based on the previous management theories of the clients. Through this experience-rich module, the clients examine their old models, generate new insights and establish new, personal management theories.

Unit 3: Practice Management

This module involves a 120-day practical experience. At the beginning, each client will develop a business goal derived from the two previous modules that the client wants to accomplish within this module. This module usually results in major changes and breakthroughs for the clients. During this 120-day period, the coaches track the progress of the clients weekly, and a group meeting is held every week. From time to time, thematic seminars are held for the clients in this module. Technical tools are also provided to assist the clients with their individual problems so that the clients can more effectively work towards and then achieve their goals.

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Unit 4: Management Art

Through this four-day experience, clients work on communication skills, including listening and questioning, as well as how to give constructive feedback. By improving their communication skills, clients can increase the level of understanding and cooperation between themselves and their team, thereby becoming more effective managers and leaders.

Unit 5: Personality Management

Through this three-day experience, clients learn about different personality types, how to identify them through the behaviors of others and how to deal most effectively with people who exhibit these various personalities. The goal of this module is to help clients deal with difficult personalities, thereby reducing stress that may result from personality clashes in and outside the workplace.

Unit 6: Foundations of Management

This module is a four-day experience that gives clients the opportunity to discover their core values and how they impact their decisions and their management style. The more clients know about their core values, the more they can create effective communication, which makes it easier for them to reach agreement with their employees.

Unit 7: Relationship Management

We believe that the best managers and leaders understand and are happy with themselves. This four-day experience demonstrates to clients how to understand and accept themselves – their strengths and their weaknesses – and helps them understand their own needs. Through this understanding, as well as development of self-love, clients can develop better relationships and more effective communication with others.

Unit 8: Positivity

Poor communication and negative experiences can both stem from and result in problems in the workplace, which, in turn, create a stressful and negative work atmosphere for all involved. This often results in reduced productivity, higher employee turnover and general dissatisfaction, which frequently carries over and affects all aspects of life. In this module, clients strive toward achieving a positive mindset and approaching work and life with a positive attitude, which can result in better physical and mental health and greater happiness both in and out of the workplace. Greater employee happiness leads to a more positive “can do” atmosphere in the workplace, more effective employees and increased productivity.

Unit 9: Leadership Development for Women

This module, is a unique four-day experience for female clients. As more and more women have entered traditionally male-dominated areas of employment, an opportunity has arisen for helping them succeed within a masculine culture and achieve equilibrium between their traditionally “female” strengths and qualities and the more traditionally “male” qualities required to succeed in business.

Unit 10: Fund Management

In this module, clients learn how to manage capital, how to use capital correctly and how to diversify their investments. And perhaps most importantly, clients come to understand their relationship with money and how to keep the acquisition of money in perspective.

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Coaching Staff

The main function of the ZDSE coaches is to provide guidance and support both during completion of the modules and during the provision of post-completion services. The responsibility range of the coaches usually includes:

(i)	Understand and respond to questions and concerns;

(ii)	Guide clients through the various modules and assist them in their practical experience;

(iii)	Provide guidance on directions and technical tools;

(iv)	Afford psychological counseling to help clients cope with challenging issues; and

(v)	Maintain contact with the clients and follow the clients after completion of the program.

ZDSE seeks coaches who have extensive teaching experience and who demonstrate good interpersonal and communication skills. Currently, ZDSE has numerous excellent coaches who are attracted by ZDSE’s progressive concept, advanced technology and corporate culture.

ZDSE provides introductory training for new coaches, periodic on-the-job training and workshops for coaches to help them master the system and improve their coaching. Whenever ZDSE sets up a branch office in a new city, ZDSE will assign outstanding coaches from corporate headquarters to conduct new coach training in order to maintain the company’s program quality, corporate culture and brand reputation.

ZDSE also plans to introduce a technology system, which it is developing, through which ZDSE’s coaches will be able to collect and analyze the results of their clients’ program experiences and make immediate adjustments to improve the quality of the overall program.

Research and Development

ZDSE engages in continuous research and exploration in an effort to further improve its system and grow its business. Its program development team analyzes the latest market trends and demand and regularly collects feedback from clients to improve the quality of the coaching experience offered by ZDSE.

ZDSE’s research and development team consists of:

●	Zuo, Qing. Mr. Zuo is the general manager of ZDSE.

●	Zhang, Mengling. Ms. Zhang is the enterprise training senior mentor and the module 2 and 3 enterprise training senior mentor.

●	Yin, Shaogang. Mr. Yin is the head of ZDSE’s Liaoning Branch.

●	Tsang, Kin Ling Martin. Mr. Tsang is the head of ZDSE’s Guangzhou Branch.

Marketing of ZDSE

At present, ZDSE acquires new clients primarily through recommendations of past and current clients. ZDSE believes that the biggest promoter for its success is word-of-mouth recommendations from past and current clients who share their program experiences with each other. Management believes that new clients are also attracted by ZDSE’s coaching team and services.

ZDSE also holds free seminars for business executives, during which its representatives explain the company’s services and gather information about the needs of the attendees and their companies. ZDSE representatives then contact the potential clients and attempt to sell them the specific modules that most closely fill their individual needs.

To a lesser degree, ZDSE utilizes social media and conventional advertising to attract new clients.

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Competition

ZDSE competes with both Chinese executive coaching and foreign executive coaching organizations with branches in China that offer services similar to those that it offers. However, the competition is highly fragmented with very few large competitors. ZDSE believes that its major competitors are Sun Yat-sen University School of Management, the earliest established institution specializing in business management education and research, and Elite Business Doers, which was founded in Shenzhen and describes itself as a “small learning community for SME owners.”

ZDSE believes that the principal competitive factors in the industry in which it competes include:

(i)	Brand awareness and reputation;

(ii)	Program topics;

(iii)	Program orientation;

(iv)	Quality of program and experience;

(v)	Type of back-end service and quality;

(vi)	Customized service;

(vii)	Skills and capabilities of coaches; and

(viii)	Price.

Management believes that the unique orientation of ZDSE’s program, including its holistic aspect, the quality of its coaches, the personal atmosphere and individualization of the program to each client’s specific needs and the quality of the post-program services distinguish it from its competitors. However, there can be no assurance that our initial competitive advantages will be retained, or that one or more competitors will not develop programs that are equal or superior to ours or are better priced than ours. In the future, we may face competition from competitors of varying sizes and geographic reach, who structure their program offerings similarly to ours. In addition, some competitors may have a longer operating history and a better ability to support and retain clients. Our revenue could be negatively impacted if our competitors were to develop and market programs that are more effective, more convenient or less expensive than our program.

ZDSE’s Future Business Plan

ZDSE’s national development plan includes opening 10 to 15 new branches in China, including branches in Beijing, Shanghai, Jiangsu, Chongqing and Xiamen, within three to six years. In addition, along with its geographic expansion, the company is continuously improving its module offerings. More modules are being developed and put on the docket for discussion to be added in the future.

Other Planned Businesses of the Company

The Company is planning to build an online platform for clients’ life-long development programs. This service is intended to complement and increase the business of ZDSE. Using an artificial intelligence system developed by ZDSE, each client’s online program will be customized for that client. We anticipate that the Company’s online mobile platform application will quickly build online membership for each member by importing address books. Members will be able to post and share the Company’s online services to their social circles, thereby attracting more clients to the Company and to ZDSE. Although management expects to face competition from other institutions with mature online platform services in the same market, these online services should enable the Company to reach a wider range of target clients and achieve greater sales opportunities for ZDSE with existing clients. ZDSE will also be able to promote support of its charitable activities and shape its brand image by publishing information content about those activities. Management believes that the online platform application will be available in 2020.

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The Company intends to conduct its online business through the use of a variable interest entity structure (“VIE”). It is intended that the business will be conducted by a newly formed company (“Newco”), which will be formed under the laws of the PRC and wholly owned by one or more citizens of the PRC. Management intends that a subsidiary of the Company, which will be a wholly foreign owned entity (the “WFOE”), will acquire effective control of Newco through a series of agreements – the VIE structure. The contractual arrangements between Newco and the WFOE will enable us to exercise effective control over Newco and realize substantially all of the economic risks and benefits arising from the activities of Newco. As a result, we will include the financial results of Newco in our consolidated financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, as if Newco were a wholly owned subsidiary.

Properties

ZDSE rents an office, which is currently located in approximately 15 square meters of office space in Shenzhen, China. The office is located on the 5th floor of Building A, No. 43 Yanshan Road, Nanshan District, Shenzhen. The office area is divided into a private rental office area of approximately 15 square meters and a public office area of approximately 1,000 square meters. The lease for the office provides for a monthly rental of RMB 4,500 (approximately US$681), including utilities, and expires on March 31, 2020. In addition, the Company can use the public space for an additional payment.

ZDSE currently leases approximately 1,509.28 square meters for its Guangzhou office. ZDSE leases this office space for a monthly rental of RMB 87,161 (approximately US$13,200) until May 30, 2020, after which time the monthly rental will increase to RMB 91,523 (approximately US$13,861) until May 30, 2021 and then RMB 96,096 (approximately US$14,553) until March 30, 2022.

ZDSE’s Shandong office consists of approximately 828 square meters and is leased until August 31, 2023. ZDSE leases this office space for a monthly rental of RMB 16,364 (approximately US$2,287) until August 31, 2022, at which time the rent will be renegotiated in accordance with market conditions.

ZDSE leases a total of 710.84 square meters of office space for its Liaoning branch from three separate parties for monthly rents of RMB 9,521.68, RMB 13,408.04 and RMB 24,552.92, respectively, or a total monthly rent of RMB 47,482.64 (approximately US$7,191). One of the leases expires on April 30, 2020; the other two leases expire on May 31, 2020. All four parties intend to renew the leases when they expire.

We believe that our existing office facilities will be sufficient for our operations for the next year.

Employees

As of the date of this prospectus, we employ a total of 52 full-time employees, including 45 who are employed by ZDSE. All employment contracts are in accordance with the laws of the PRC. The Company believes its relationships with its employees are satisfactory. Prior to the Share Exchange, the Company did not have any employees.

Intellectual Property

Trademarks.

ZDSE has two trademarks. It filed a trademark application on May 16, 2016 for its “Love the public, love the sailing” logo (registration number 19968013) and was granted exclusive protection until July 6, 2027.

ZDSE also filed a trademark application on May 16, 2016 for its “Zhongdehui” logo (registration number 1996771) and was granted exclusive protection for that logo until July 6, 2027.

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China’s Executive Coaching Industry

China’s economy has grown so fast that demand for business leaders now far exceeds supply, and shortages are expected to continue for the rest of the decade. Despite China’s massive population and expanding higher education, Chinese and foreign companies often struggle to recruit enough middle and senior managers to provide the leadership they need to succeed in China’s fast-growing, highly competitive business environment. The leadership gap is compounded by the fact that many experienced Chinese managers who might otherwise fill leadership positions in fast-growing sectors gained much of their experience in traditional industries and in a system where management was based on government regulation that suppressed managerial initiative.

However, today’s China is characterized by progress, forward-thinking and hunger to succeed and improve. In reporting on the 4th China Leadership and Executive Coaching Conference held in Shanghai in 2016, Luis Velasquez noted that talks by industry leaders highlighted national pride and a need to continue improving and making a mark on the world. There is a need to identify and help executives develop the competencies, skills and traits needed to meet the demands of the new China.

Whereas twenty years ago, the idea of executive coaches was likely to elicit uncomprehending looks or questions about credibility and economic benefits, today, their value in helping nurture leaders has been completely reappraised. A growing number of companies are seeking their help to prepare senior and mid-level managers for more senior roles or to more effectively operate in their current roles.

As in other parts of the world, coaching in China is used to help executives identify and reach more of their potential. Executive coaching in China tends to be currently focused on development needs associated with leadership, often “executive presence” and other forms of communication. Dealing with cultural differences as a result of China’s decision to open itself increasingly to Western economic and cultural forces can be a challenge for both local Chinese and for China-based executives of U.S. multinational corporations. For example, executives in multinational corporations who have been in China awhile, or Chinese executives in Western corporations who have returned to China, often lament that Western headquarters doesn’t understand what it takes to be successful in “our part of the world.” Back at headquarters, seniors and peers can’t understand why their high-potential colleague in China can’t understand (or worse, won’t listen to) their views.

In this situation, coaching has been used to support improvements in the leader’s executive presence. Coaching support has led, for example, to action on “active listening” goals. It has also enabled the executive to present his China market experience in the form of a conversation with (rather than a lecture to) his colleagues at headquarters.

Challenges

Chinese executives may not be as comfortable with coaching as their U.S. or Europe-based colleagues. They may perceive it less as a development vehicle than as a means of remedying their “faults.” Worse, it may be seen as a prelude to dismissal.

In addition, given the value Confucianism places on hierarchy, Chinese executives may find it difficult to “slot” the coach psychologically. For example, as a partner in the executive’s development, the coach is clearly not a subordinate. If the coach is seen as a peer, however, he or she may be perceived as insufficiently capable of providing the support the executive feels is needed. If the coach is seen as a superior, then the executive may expect to be taught, rather than coached.

Market

According to the (ICF) 2016 Global Coaching Study, Asia has roughly 3,700 executive coaches, a miniscule number compared to China’s behemoth population alone. As Chinese companies mature as global influencers and seek to internationalize further, the need for executive coaching and strong leadership will be critical. And along with this, we can only predict a huge market opportunity for executive coaches.

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Regulations in China Applicable to Our Business

The Employment Promotion Law of the PRC

The Employment Promotion Law of the PRC was adopted by the National People’s Congress on August 30, 2007 and amended on May 24, 2015. The Law states that the PRC government encourages and supports various types of vocational colleges, vocational skills training institutions and employers to carry out pre-employment training, on-the-job training, reemployment training and entrepreneurship training according to law and encourages laborers to participate in various forms of training. The PRC government and relevant departments encourage and guide enterprises to strengthen vocational education and training based on market demand and industrial development direction.

Several Opinions on Further Promoting the Development of Small and Medium-sized Enterprises

On September 19, 2009, the State Council issued the Several Opinions on Further Promoting the Development of Small and Medium-sized enterprises (“SME”), which states that the state guides and supports SMEs in strengthening management, supports the development of management consulting agencies for SMEs, conducts management consulting activities, guides SMEs to strengthen basic management, marketing and risk management, improve governance structure, promote management innovation and improve business management, vigorously carry out training for all types of SMEs and implement SMEs Galaxy Training Project, increase financial support, give full play to the role of industry associations (commercial associations) and SME training institutions, extensively adopt network technologies and other means to carry out policies and regulations, corporate management, marketing, professional skills, customer service and other kinds of training. It attaches great importance to the training of business managers and selects one million growing SMEs within three years to provide comprehensive training for their managers.

Promotion Law on Small and Medium-sized Enterprises of the PRC

On June 29, 2002, the National People’s Congress passed the Promotion Law on Small and Medium-sized Enterprises of the PRC, which was revised on September 1, 2017 and implemented on January 1, 2018. The Law states that the state establishes a sound socialized SME public service system to provide services to SMEs. The state supports relevant agencies, colleges and universities in carrying out personnel training for the management of SMEs and production technologies, and improving the marketing, management and technology level of the company. The state supports colleges and universities, vocational education institutions and various vocational skills training institutions to cooperate with SMEs to build a practical practice base to support two-way exchanges between teachers of vocational education institutions and SMEs, and to innovate the talent training model for SMEs.

Foreign Investment Industry Guidance Catalogue (2017)

The Foreign Investment Industry Guidance Catalogue (2017) was published on June 28, 2017 by the National Development and Reform Commission of the PRC and the Ministry of Commerce of the PRC. It was implemented on July 28, 2017.

According to the Guidelines for Directing Foreign Investment promulgated by the State Council in February 2002, the traditional Directing Catalogue for Foreign Investment Industry divides the industry into “encouraged foreign investment industry catalogue,” “restricted foreign investment industry catalogue” and “forbidden foreign investment industry catalogues.” Industries not listed as restricted or forbidden in the Foreign Investment Industry Guidance Catalogue are generally open to foreign investment. This Catalogue Revision adds the Special Foreign Investment Access Control Measures, namely a negative list, which includes industry directories with special management requirements, restrictions and prohibitions in the encouraged category, and adds an introduction section in the front. Non-learning vocational training institutions belong to the encouraged category of the education industry. Preschools, ordinary high schools and higher education institutions (limited to Sino-foreign cooperative education and Chinese leadership) are among the categories of restricted foreign investment industries, while compulsory education institutions belong to the forbidden foreign investment industry catalogues. This means that foreign investment is prohibited from entering compulsory education (from first-grade to ninth-grade), but foreign investors are allowed to invest in providing extracurricular tutoring and training services for which no certificate or diploma is issued.

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The Draft PRC Foreign Investment Law

On January 19, 2015, the Ministry of Commerce of the PRC promulgated the PRC Foreign Investment Law (Draft for Soliciting Opinions) and solicited opinions from the public. The main purpose is to replace the Sino-Foreign Equity Joint Venture Law, The Foreign Investment Enterprise Law and the Chinese-Foreign Cooperation in Business Law (i.e., the “Three Laws of Foreign Investment”), which were enacted in the early stages of reform and opening up, because these three laws and regulations no longer meet the needs of building a new open economy system and are not conducive to stimulating market vitality and transforming government functions. In addition, important systems such as foreign mergers and acquisitions and national security review need to be incorporated into the basic laws of foreign investment and further improved. According to the Exposure Draft, the current case-by-case examination and approval system for foreign investment will be abolished, foreign capital management methods for pre-acquisition of national treatment and negative lists will be adopted, and an access management system for Limited Permission Plus Comprehensive Report will be established, i.e., for foreign investors to invest in the negative list, they must apply for a foreign investment permit. In addition, foreign investors who invest in China, regardless of whether they invest in the negative list, must fulfill reporting obligations.

The Exposure Draft abolishes the case-by-case approval system established by the Three Laws of Foreign Investment and designs a foreign investment access management system that is compatible with the pre-admission national treatment plus negative list management model. The foreign investment authority only provides permission for the implementation of investment in the area of the special management measures list, and the object of review is no longer the contract or the charter, but the foreign investor and its investment behavior. In the implementation of the negative list management model, the vast majority of foreign investment will no longer be examined and approved. At the same time, it is stipulated that foreign investment and investment in China need to fulfill their reporting obligations, regardless of whether they belong to the areas specified in the special management measures catalogue. Foreign investors investing in China involve the establishment or change of foreign investment companies, foreign investment companies must submit annual reports, key foreign investment companies must submit quarterly reports and foreign investment companies must report relevant information after integrating their directly or indirectly controlled domestic enterprises. Failing to perform or evading the performance of information reporting obligations on schedule, concealing facts or providing misleading or false information in the conduct of information reporting, will bear the corresponding administrative legal liability or criminal liability.

Regulations on Trademark Protection

Intellectual property rights, also known as “knowledge ownership rights,” refer to “property rights enjoyed by right holders for the intellectual work created by their intellectual work,” and are generally only valid for a limited time. Various intellectual creations such as inventions, designs, literary and artistic works, as well as signs, names and images used in commerce, can all be considered intellectual property owned by a person or organization. Since the 1980s, while continuously improving the construction of the domestic legal system, China has successively joined some major international conventions, treaties and agreements for the protection of intellectual property rights. In particular, on December 11, 2001, China became a member of the World Trade Organization’s Agreement on Trade-related Intellectual Property Rights.

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The Trademark Law of the PRC was passed by the National People’s Congress on August 23, 1982 and amended on August 30, 2013 for the third time. The amendment took effect on May 1, 2014. The Law states that an applicant for trademark registration should fill in the product category and product name of the used trademark in accordance with the stipulated commodity classification form and file an application for registration. Trademark registration applicants can apply for registration of the same trademark for multiple categories of goods through one application. A registered trademark is valid for a period of ten years from the date of approval of the registration. If the registered trademark has expired and it needs to continue to be used, the trademark registrant must go through the renewal formalities within 12 months before the expiration of the time limit; if it cannot be handled during this period, it may grant a grace period of six months. Each renewal registration is valid for a period of ten years, counting from the date following the expiration of the previous validity period of the mark. If registrants fail to complete the renewal formalities at the expiration of the time limit, their registered trademarks shall be cancelled. In addition, if the registered trademark is a well-known trademark, it shall be managed in accordance with the Regulations on the Recognition and Protection of Well-known Trademarks issued by the State Administration of Industry and Commerce on July 3, 2014. The regulation states that well-known trademarks are trademarks that are well-known to the relevant public in China. The relevant public includes consumers who are related to the use of a certain type of goods or services marked by the trademark, other operators who produce the aforementioned goods or provide services, and the sellers and related personnel involved in the distribution channels. The recognition of well-known trademarks follows the principle of case identification and passive protection.

Foreign Currency Exchange

The Regulations on Foreign Exchange Management of the PRC was promulgated by the State Council of the PRC on January 29, 1996 and revised on January 14, 1997 and August 1, 2008, respectively. The regulations stipulate that foreign exchange income from current accounts of domestic institutions shall be sold to the designated foreign exchange bank in accordance with the provisions of the State Council concerning the management of foreign exchange, sales of foreign exchange and payment of foreign exchange, or be approved to open foreign exchange accounts in designated foreign exchange banks. The remittances used by domestic institutions for the current account shall be paid in accordance with the provisions of the State Council concerning the management of foreign exchange, sales of foreign exchange, and payment of foreign exchange, with valid certificates and commercial documents, to foreign exchange designated banks. Foreign exchange collections and import payments made by domestic institutions shall be subject to verification procedures in accordance with the regulations of the State on the management of the cancellation of foreign exchange receipts for export and the verification of the import payment and foreign exchange cancellation. Foreign exchange earnings from capital accounts of domestic institutions shall be subject to the opening of foreign exchange accounts in designated foreign exchange banks in accordance with the relevant regulations of the State and shall be approved by the foreign exchange administrative authority if they are sold to designated foreign exchange banks.

On October 21, 2005, the State Administration of Foreign Exchange (“SAFE”) issued a Circular on the Relevant Issues Concerning Domestic Investors Financing through Overseas Special Purpose Vehicles and Foreign Exchange Management of Return Investment, namely Document No. 75, which came into effect on November 1, 2005. The term “special purpose company” as mentioned in the circular refers to an overseas company directly established or indirectly controlled for the purpose of overseas equity financing (including convertible bond financing) by a domestic resident legal person or a domestic resident natural person with the assets or equity of a domestic company held by it. The “return investment” in the circular refers to the direct investment activities carried out by domestic residents through the special purpose company, including but not limited to the following methods: purchasing or replacing the Chinese company’s equity in a domestic company, setting up a foreign-invested enterprise in the country and purchasing or negotiating the control of domestic assets through the company, negotiating the purchase of domestic assets, establishing a foreign-invested enterprise with the investment in the asset and increasing the capital of the domestic enterprise. The “domestic resident legal person” in the circular refers to a legal person and other economic organization legally established in China; “domestic resident natural person” refers to a natural person holding a legal ID card such as an ID card or passport of the PRC, or natural persons habitually residing in China because of economic interests although they do not have legal status in China. The term “control” in this circular refers to the acquisition, trust, holding, voting right, repurchase, convertible bonds, etc. of domestic residents to acquire the operating right, income right or decision-making right of a special purpose company or a domestic company. Before a domestic resident establishes or controls an overseas special purpose company, he must, with relevant materials, apply to the local foreign exchange branch and foreign exchange administration department (hereinafter referred to as the SAFE) to apply for foreign exchange registration procedures for overseas investment. Domestic residents who inject the assets or equity of domestic enterprises owned by them into special purpose companies or conduct overseas equity financing after injecting assets or equity into special purpose companies, must go through the formalities for the change in the foreign exchange registration of overseas investment in relation to their equity in the special purpose company and their changes, and they should provide relevant materials when handling. After injecting a special purpose company or investing in foreign equity financing after injecting assets or equity into a special purpose company, the company shall handle the foreign exchange registration change procedures for overseas investment in relation to the equity of the special purpose company and its changes and shall provide relevant material. After completing procedures for the foreign exchange registration and change of overseas investment in accordance with regulations, the domestic residents may pay special purpose companies for profits, dividends, liquidation, equity conversion, capital reduction, etc. If a special purpose company has any significant capital changes such as capital increase or reduction, equity transfer or replacement, merger or division, long-term equity or debt investment, external guarantee, etc. and does not involve return investment, the domestic residents must apply to SAFE for handling the change of foreign exchange registration of overseas investment or filing procedures within 30 days from the occurrence of major events. If a domestic resident set up or controlled a special purpose company abroad before the implementation of this notice and completed the return investment but failed to register the foreign investment registration of the foreign investment according to the provisions, he was required to go to the local SAFE to renew the foreign investment registration of the foreign investor before March 31, 2006 according to the provisions of this notice. After completing the renewing registration of foreign exchange registration of overseas investment, SAFE may handle foreign exchange registration procedures for foreign investment and foreign debt for the relevant domestic enterprise.

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On August 29, 2008, SAFE issued a Circular on the Improvement of the Business Operations Related to Foreign Exchange Capital Payment and Foreign Exchange Capital Management of Foreign-invested Enterprises, that is, Circular No. 142. The circular indicates that the RMB funds received from the foreign exchange enterprise’s capital gains shall be used within the business scope approved by the government approval department. Unless otherwise specified, the RMB funds obtained through settlement shall not be used for domestic equity investment. Excluding commercial real estate investment enterprises, foreign-funded enterprises may not purchase domestic real estate that is not for their own use in the form of RMB funds obtained through capital settlement. The use of RMB funds from foreign exchange-funded enterprises for capital investment in securities shall be implemented in accordance with relevant state regulations.

On November 9, 2011, SAFE issued a circular on further clarifying and standardizing issues concerning the management of foreign exchange operations for certain capital accounts, namely Circular 45, which clarified the scope of application of Circular 142. The circular pointed out that foreign-invested enterprises must not use the RMB funds derived from the foreign exchange capital settlement for domestic equity investment. Foreign-invested enterprises with equity investment approved by the relevant competent authorities must use their foreign exchange capital and domestic Chinese-funded institutions must use the foreign exchange funds in the asset liquidation account for domestic equity investments, with reference to the principle of foreign exchange capital contribution management of foreign-invested companies. Foreign-funded enterprises must not issue entrusted loans, repay inter-enterprise loans (including third-party advances) or repay bank loans that are re-lending to third parties in the form of RMB funds derived from foreign exchange capital settlement. Foreign-funded enterprises may not, in principle, deliver various types of deposits in the form of RMB funds derived from foreign exchange capitalization. Funds in the dedicated deposit account may not be settled.

On July 4, 2014, SAFE issued a circular on the issues relating to the pilot reform of foreign exchange capital management of foreign-invested enterprises in certain regions (i.e., Circular 36). The circular pointed out that since August 4, 2014, pilot projects for the reform of the management of foreign exchange capital in foreign exchange enterprises will be carried out in some regions. The foreign exchange capital recognized in the capital contribution account of a foreign-invested enterprise through the foreign exchange administration where it is located can be processed at the bank according to the actual business needs of the enterprise. The capital of a foreign-invested enterprise and the RMB funds derived from its settlement of foreign exchange shall not be used for the following purposes:

(i) it shall not be used directly or indirectly for expenditures outside the scope of business operations or prohibited by national laws and regulations;

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(ii) unless otherwise provided by laws and regulations, no direct or indirect investment in securities may be used;

(iii) may not directly or indirectly be used to issue RMB entrusted loans (except for business scope permits), repayment of inter-enterprise loans (including third-party advances), and repayment of bank-denominated loans that have been transferred to third parties; and

(iv) except for commercial investment in real estate companies, they may not be used to pay for the purchase of non-self-use real estate.

Also, on July 4, 2014, SAFE issued a circular on the related issues concerning the Domestic Residents’ Foreign Investment through Special Purpose Companies and Foreign Exchange Management for Return Investments. This is known as Document No. 37. Compared with Circular 75, Circular 37 further simplified and facilitated the cross-border capital transactions of domestic residents involved in investment and financing activities through special purpose companies. The circular stipulates that SAFE shall exercise registration management for the establishment of special purpose companies for domestic residents. Before a domestic resident can use the legal assets or rights at home and abroad to invest in a special purpose company, he shall apply to SAFE for the foreign exchange registration formalities for overseas investment. If the domestic residents’ profits and bonuses obtained from special purpose companies are transferred back to China, they shall be handled in accordance with the current regulations on foreign exchange management; if the foreign exchange income from capital changes is transferred back to China, they shall be handled in accordance with the foreign exchange management provisions for capital accounts.

On March 30, 2015, SAFE issued a notice on reforming the foreign exchange capital management of foreign-invested enterprises, namely, Circular No. 19, which took effect on June 1, 2015. The circular indicates that SAFE has decided to implement the reform of foreign exchange capital management of foreign-invested enterprises on a nation-wide basis after summarizing the pilot experience in previous regions. At the same time, Circular 142 and Circular 36 were repealed.

Regulations on Dividend Distribution

The primary regulations on dividend distribution of foreign-owned enterprises and Sino-foreign equity joint ventures include:

(i) foreign Investment Law of the PRC (promulgated in 1986, amended in 2016);

(ii) rules for the Implementation of Foreign-funded Enterprises Law of the PRC (promulgated in 1990, revised in 2014);

(iii) law on Sino-Foreign Equity Joint Ventures of the PRC (promulgated in 1979, amended in 2016); and

(iv) regulations for the Implementation of the Sino-Foreign Equity Joint Venture Law of the PRC (promulgated in 1983, Revised in 2014).

According to these regulations, foreign-invested enterprises in China shall pay dividends based on accumulated profits (if any) determined by Chinese accounting standards and regulations. In addition, these foreign-invested enterprises are required to withdraw 10% of their balance after taxation minus the balance after they have been used to confiscate losses and make up losses. When the cumulative amount exceeds 50% of the registered capital, they can no longer be withdrawn. These reserves cannot be distributed as cash dividends. The board of directors of a foreign-invested enterprise may decide to withdraw a portion of its after-tax profits as employee rewards and welfare funds to cover collective benefits such as employee non-recurring awards, subsidies and repairs of employee housing.

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Regulations on Labor

According to the Labor Law of the PRC (promulgated in 1994, amended in 2009), Labor Contract Law of the PRC (promulgated in 2007, amended in 2012) and Implementation Regulations of the Labor Contract Law of the PRC (promulgated in 2008), it is stipulated that employers and laborers should establish labor contracts when they establish labor relations. The labor contract concluded according to law is binding, and employers and laborers shall perform the obligations stipulated in the labor contract. Where a labor relationship has been established and a written labor contract has not been concluded at the same time, a written labor contract shall be concluded within one month from the date of employment. Where an employer and a laborer conclude a labor contract prior to employment, the labor relationship shall be established from the date of employment. The state implements a minimum wage security system. The specific standards for minimum wages are stipulated by the people’s governments of provinces, autonomous regions and municipalities directly under the Central Government and reported to the State Council for the record. The employer’s payment of laborers’ wages must not be less than the local minimum wage standard. The employer must provide laborers with labor safety and hygiene conditions that are in compliance with the state regulations and necessary labor protection supplies. Workers engaged in occupational hazard operations should carry out regular health checks.

The provisions concerning the employment of foreigners in China are mainly based on the Regulations on the Administration of Employment of Foreigners in China jointly issued by the Ministry of Labor, the Ministry of Public Security, the Ministry of Foreign Affairs and the Ministry of Foreign Trade and Economic Cooperation on January 22, 1996, as amended on November 12, 2010 and March 13, 2017. The regulation states that employers employing foreigners must apply for employment permits for the foreigner. Foreigners can only be hired after obtaining permission and obtaining the Employment License for Foreigners of the PRC (hereinafter referred to as “permit”). Foreigners employed in China should enter the country on a Z-visa (if they have a mutual visa exemption agreement, they should be dealt with according to the agreement). After entering China and obtain the Foreigner’s Employment Permit (hereinafter referred to as “employment permit”), they will be able to obtain employment in China. Foreigners who have not obtained a residence permit (namely, those with F, L, C and G visas), foreigners studying in China or performing internships and dependents of foreigners holding a Z visa may not be employed in China. In exceptional circumstances, the employer may apply for a permit in accordance with the approval procedures stipulated in these Regulations. Foreigners employed with a permit to the public security agency change their status and apply for an employment permit or residence permit. Employing units and foreigners hired shall conclude labor contracts according to law. The duration of a labor contract must not exceed five years. When the employment contract signed between the foreigner and the employing unit expires, the employment permit will be invalid.

The provisions concerning the employment of foreigners as teachers mainly refer to the circular concerning the Handling of Work Permits for Foreign Experts Coming to China issued by the State Administration of Foreign Experts Affairs on September 30, 2004. The circular states that foreign experts hired to work in China should obtain the Work Permit for Foreign Experts to Come to China. Foreign experts applying for Work Permits for Foreign Experts to Work in China shall abide by Chinese laws and regulations, be in good health, have no criminal record and meet one of the following conditions:

(i) to implement intergovernmental agreements and agreements between international organizations, and foreign trade contracts, foreign professional skills or management personnel working for employment in China;

(ii) foreign professionals who are engaged in education, scientific research, journalism, publishing, culture, arts, health, sports, etc. in China;

(iii) appointed as a deputy general manager or above in an enterprise in China, or a foreign professional or technical person enjoying equal treatment;

(iv) foreign experts or human agency agencies accredited by the State Administration of Foreign Experts Affairs Representatives of nationalities; and

(v) applicants for work in the fields of economy, technology, engineering, trade, finance, accounting, taxation, tourism, etc., with special expertise, foreign professional skills or management personnel in short supply in China.

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Foreign experts in paragraphs (ii) and (iii) shall have a bachelor’s degree or above and more than 5 years of relevant work experience (except that language teachers must have a bachelor’s degree or above and more than 2 years of relevant work experience). All units intending to hire foreign experts shall be entitled to Accreditation of Foreign Experts Units and obtain the Certificate of Employment of Foreign Expert Units. This certificate is the basic proof of foreign nationals applying for work permits, invitation letters, foreign expert certificates and residence procedures in China. Newly-run schools and other education and training institutions should run for more than one year, only after the basic stability of teachers, students, and teaching institutions, they can apply for qualification approval procedures. However, the formal establishment of Chinese-foreign cooperatively-run schools and schools that specially recruit children from foreign nationals are not subject to this restriction. The Provincial Foreign Experts Bureaus, State Council related ministries and commissions, and the directly-affiliated agencies’ foreign affairs divisions (bureaus) shall be responsible for the annual inspection work of the local or department according to the annual inspection notice issued by the State Administration of Foreign Experts Affairs and submit the regional annual inspection report to the State Administration of Foreign Experts Bureau by the end of December. The National Bureau of Foreign Experts conducts annual inspections of all eligible units from January 1 to January 31 every year. All overseas organizations that intend to send cultural and educational experts to China must obtain the Authorization of the Qualifications of Overseas Organizations that Introduce Foreign Cultural and Educational Experts to Work in China and obtain the Authority Certification for Overseas Organizations that Introduce Foreign Cultural and Educational Experts to Work in China. This certificate is the basic proof of the overseas organization’s intermediary business of cultural and educational experts in China. The State Bureau of Foreign Experts Affairs and the Bureau of Foreign Experts at the provincial level conduct annual inspections of overseas organizations that have obtained the qualifications for introducing foreign cultural and educational experts to China from January 1 to March 31 every year, and organize dispatch teams and personnel to provide training and internships. Training, study and other forms of training for overseas training institutions must all obtain the Organizational Dispatch Group and Personnel Qualifications for Overseas Training Institutions and obtain the Certificate of Organization Qualification for Organizing Delegation Groups and People to Overseas Training. Organizations that organize their own personnel to go abroad for training only shall be excluded.

According to the decision regarding the cancellation of 13 administrative licenses of the State Council issued by the State Council on February 13, 2016, the accreditation of foreign experts by the State Foreign Experts Bureau was cancelled.

On March 28, 2017, the State Administration of Foreign Experts Affairs, the Ministry of Human Resources and Social Security, the Ministry of Foreign Affairs and the Ministry of Public Security jointly issued a notice on the Full Implementation of the Work Permit System for Foreigners to Come to China. The circular states that foreigners allowed to work in China will receive Work Permits for Foreigners to Come to China to replace Foreigner Employment Permits and Foreign Experts to Work Permits in China since April 1, 2017.

Tax regulations

PRC corporate income tax

On March 6, 2007, the National People’s Congress of the PRC issued the Corporate Income Tax Law of the PRC, which was implemented on January 1, 2008 and revised on February 24, 2017. The tax law stipulates that foreign-invested enterprises and domestic enterprises have an income tax rate of 25%. Small and low profit enterprises that meet certain conditions will be subject to a 20% income tax rate. Enterprises with high priority which need to be supported by the state are taxed at a reduced rate of 15%. On December 6, 2007, the State Council issued the Regulations on the Implementation of the Enterprise Income Tax Law of the PRC, which took effect on January 1, 2008.

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On April 22, 2009, the State Administration of Taxation issued a notice on Relevant Issues of Overseas Registered Chinese-Funded Controlled Enterprises Recognized as Resident Enterprises on the Basis of Actual Management Institutional Standards, which became effective on January 1, 2008. The circular states that overseas Chinese-invested enterprises that meet the following conditions shall determine that they are resident companies of the actual administrative agency in China (hereinafter referred to as non-domestically registered resident enterprises), implement corresponding tax administration and collect corporate income tax on their income from inside and outside China:

(i) the places where senior management personnel responsible for the implementation of daily production and operation management operations and their senior management departments perform their duties are mainly located in China;

(ii) the company’s financial decisions (such as borrowings, lending, financing, financial risk management, etc.) and personnel decisions (such as appointments, dismissals, remunerations, etc.) are determined by institutions or personnel located in China or need to be approved by an organization or person located in China;

(iii) the company’s main property, accounting book, company seal, board of directors and minutes of shareholders’ meetings, etc. are located or stored in China; and

(iv) 50% or more of the voting directors or senior executives of the corporation often reside in China.

On July 27, 2011, the State Administration of Taxation issued an announcement on the issuance of the Administrative Measures on the Income Tax of Overseas-registered Chinese-controlled Holding Enterprises (Trial), which took effect on September 1, 2011. The measure points out that non-domestic-registered resident enterprises shall, in accordance with relevant Chinese laws and regulations and regulations of the competent departments of finance and taxation under the State Council, formulate financial and accounting statements, and shall, within 15 days from the date of receipt of tax registration certificates, submit the enterprise’s financial and accounting systems or financial accounting, the handling methods and related information to the competent tax authorities for the record. Non-domiciled registered resident companies that obtain dividends, bonuses and other equity investment income derived from China, income from interest, rent, royalties, transfer of property income and other income, shall issue a copy of the company’s Certificate of Resident Identity of Overseas-registered Chinese-controlled Enterprises issued by the company. According to Article 26 of the Corporate Income Tax Law of the PRC and Articles 17, 18 and 91 of the Implementation Regulations on Enterprise Income Tax Law of the PRC, the following income of enterprises is tax exempt income:

(i) interest income from government bonds;

(ii) dividends, bonuses and other equity investment gains among eligible resident companies;

(iii) non-resident enterprises that have established establishments in China obtain dividends, dividends, and other equity investment income from resident enterprises that are actually in contact with the institution or site; and

(iv) income of qualified non-profit organizations.

The applicable tax rate for income obtained by non-resident enterprises is 20%. Corporate income tax on income earned by non-resident enterprises is levied at the rate of 10%. That is to say, general overseas companies transferring 10% of the corporate income tax shall be subject to the transfer of equity in Chinese enterprises or the dividend distribution of Chinese enterprises. However, if the non-resident enterprise is a resident enterprise belonging to a country or region that has signed a tax treaty or arrangement with China, it may enjoy preferential tax treaty provisions.

Small and micro enterprise income tax preferential policy

According to notice No. 13 (2019) on Implementing the Inclusive Tax Deduction Policy for Small and Micro Enterprises issued by the Ministry of Finance and State Administration of Taxation, the annual taxable income of small and micro-profit enterprises shall not exceed RMB 1 million, the taxable income shall be included in the taxable income of 25% and the enterprise income tax shall be paid at the rate of 20%. For the portion exceeding RMB 1 million but not exceeding RMB 3 million, the amount of taxable income shall be included in the reduction of 50%, and the enterprise income tax shall be paid at the rate of 20%. These small-scale and low-profit enterprises refer to enterprises engaged in the national non-restricted and prohibited industries, and at the same time complying with the three conditions of annual taxable income of not more than RMB 3 million, the number of employees not exceeding 300 and the total assets not exceeding RMB 50 million. This notice is effective from January 1, 2019 to December 31, 2021.

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PRC withholding tax

Foreign enterprises have no institutions or places in China, but have obtained profits, interest, rent, royalties and other income from China, or have established institutions or places, but the above-mentioned income has no actual connection with institutions and places. The amount of income is subject to withholding income tax. In accordance with the accrued method, the payer (payer) pays the tax on the proceeds (payments) to the beneficiary (the payee). The withholding income tax belongs to personal income tax or corporate income tax, but it is only a source of income tax control. It is a taxation of a personal income tax or corporate income tax.

In 2008, China began to impose a dividend withholding income tax on foreign-invested enterprises at a tax rate of 20%, generally levied at 10%. Hong Kong, Macao, Singapore, Seychelles and others have signed tax treaties with China or have special taxes. The preferential national tax rate for the countries in the arrangement is as low as 5%. Therefore, when a Hong Kong company affiliated to the group obtains the after-tax profits distributed by the mainland Chinese company it invests, the mainland Chinese company must withhold and pay 5% of the withholding income tax.

In addition, Notice No.88 (2017) on “the Issues Concerning the Direct Investment of Foreign Investors in Distributing the Withholding Income Tax Policy” stipulates that foreign investors who meet the conditions of direct investment shall not be subject to withholding tax.

PRC Business Tax and Value-Added Tax (VAT)

On March 23, 2016, the Ministry of Finance and the State Administration of Taxation issued a circular on the Full Implementation of the Business Tax Levy of VAT Pilots. The circular indicates that since May 1, 2016, pilots for the change of business tax to VAT have been fully promoted throughout the country, and all business tax taxpayers, including ZDSE, were included in the scope of the pilot and were changed from paying business tax to paying VAT. According to notice No.36 (2016) issued by the Ministry of Finance and the State Administration of Taxation, the Comprehensive Project replaces Business Tax with Value-added Tax. ZDSE’s current value-added tax for business is 6% (general VAT taxpayer), and its branch companies’ value-added tax for business is 3% (small-scale VAT taxpayer).

According to notice No. 13 (2019), the VAT small-scale taxpayers with monthly sales of less than RMB 100,000 are exempt from VAT. The implementation date of this paper is from January 1, 2019 to December 31, 2021. According to the “Notice of the State Administration of Taxation on Issues Concerning the Exemption of Value-Added Tax for Small and Micro Enterprises” (State Administration of Taxation Announcement No. 52 of 2017, now abolished), from January 1, 2018 to December 31, 2020 sales of small-scale VAT taxpayers shall not exceed RMB 30,000 (tax payment of RMB 90,000 per quarter) and enjoy the preferential policy of exemption from VAT.

MANAGEMENT

Directors and Executive Officers

The names, titles and ages of the members of the Company’s and ZDSE’s Boards of Directors and their executive officers as of the date of this prospectus are as set forth in the below tables. Our directors and those of ZDSE are elected annually and serve until their successors take office or until their death, resignation or removal. The executive officers serve at the pleasure of the respective Boards of Directors.

Mr. Junze Zhang’s election as Chairman of the Board of Directors and his appointment to the positions of President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company occurred pursuant to the terms of the Share Exchange Agreement.

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Officers and Directors of the Company

Name	Age	Position
Junze Zhang	48	President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board

Zhongpeng Chen	49	Director

Mr. Junze Zhang has served as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board since July 2019. Since 2016, he has worked as a chairman in Huahui Group Stock Limited. He led and formulated the long-term development strategy for the company, while orchestrating internal and external changes. He also organized the company’s overall strategy, explored executive coaching market opportunities and led the innovation during the development of the company. From 1998 to 2016, Mr. Zhang worked as a chairman in Puning Fageer Clothing Co., Limited where he was responsible for the overall operation of the factory. Mr. Zhang obtained a Bachelor’s degree in Economics & Management in 1996 from Sun Yat-sen University in Guangzhou.

Since 2010, Mr. Zhang has been a member of the Shenzhen Chaoshang chamber of commerce. From 2014 to 2018, Mr. Zhang was the VP of Shenzhen Longgang District private enterprise chamber of commerce and the Vice-President of the Shenzhen Longgang District Financial chamber of commerce. From 2018 to the present, Mr. Zhang has been the honorary chairman of the Shenzhen Longgang District private enterprise chamber of commerce.

Mr. Zhongpeng Chen became a director of the Company in November 2017. From 1996 to 2006, Mr. Chen worked as a general manager in Shenzhen Peng Fa Freight Department. As a general manager, he was responsible for the overall operation of the factory. Mr. Chen has worked as a chairman in Shenzhen Hua Peng Fa Logistics Limited since 2006, and in 2017 he was appointed Chief Executive Officer, President, Secretary, Treasurer and Chairman of the Board of Directors of that company. He leads the development of the company’s strategy, adjusting that strategy according to changes in the internal and external environment. Moreover, he oversees the implementation of the company’s overall strategy, explores market opportunities and leads innovation and change within the company. Mr. Chen obtained a Master’s degree in Business Administration in 2013 from the Graduate School of Tsinghua University in Shenzhen.

Officers, Directors and Key Employees of Zhongdehui (Shenzhen) Education Development Co., Limited

Name	Age	Positions
Qing Zuo	44	General Manager of ZDSE
Mengling Zhang	43	Senior Consultant
Kin Ling Martin Tsang	57	Head of Guangzhou Branch, Chief Consultant
Dong Yun Hu	52	General Manager of Guangzhou Branch
Zhiyi Chen	55	Vice General Manager of Guangzhou Branch
Shaogang Yin	49	Head of Liaoning Branch, Senior Consultant

Mr. Qing Zuo has been employed by ZDSE since 2016. Mr Zuo obtained a graduate degree in Coaching Theory at Fudan University in 2016 and the Diploma of Foundation in Psychology from Hong Kong Shue Yan University in January 2019. He is the general manager of ZDSE and has 20 years of experience as a business manager. He is also a promoter of the company’s charitable activities. With his passion for business management, he hopes to improve his clients’ management skills, improve clients’ leadership skills and lead ZDSE in the corporate management industry. ZDSE will continue to carry out charitable activities, and Mr. Zuo hopes to help more orphans and poor children including helping them get a better education opportunity.

Ms. Mengling Zhang has been employed by ZDSE since 2016. As a Psychology graduate of Hong Kong Shue Yan University, a corporate-coaching consultant and an instructor of corporate-coaching consultants, Ms. Zhang serves as ZDSE’s module 2 and module 3 enterprise coaching senior consultant. Ms. Zhang has been committed to promoting ZDSE’s corporate culture, to research and development of modules and to leading our development and approach to emphasizing the psychology of leadership in our modules.

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Mr. Kin Ling Martin Tsang has been employed as the head of ZDSE’s Guangzhou Branch and chief instructor for ZDSE since February 2019. From 2005 to 2018, Mr. Tsang was employed as a tutor by Huizhi Managerial Consulting Co. Ltd., Guangzhou. Prior to that time, he was employed as General Manager of Julong Technology Ltd., and as a computer engineer. Mr. Tsang holds an MBA degree from the University of Wales, UK, as well as a degree in computer science. He is currently a member of the Expert Committee of the China Enterprise Coach Federation.

Ms. Dong Yun Hu has been employed by ZDSE’s Guangzhou Branch since March 2019. Prior to joining ZDSE, Ms. Yu was employed by Avnet, Inc. (China) as general manager of the Greater South/South West China Region. In that position, she was responsible for overall regional management of operations, human resources, sales, project management, technical support, channel development, AP/AR management, inventory control, customer relations and supplier services. Prior to her employment by Avnet, Inc., Ms. Yu held positions in management and human resources with various other companies of varying sizes including Bogart Lingerie (Guangzhou) Ltd., PING CHENG Advertising Co. Ltd. and Panyu GJM Garment Manufacturing Factory. Ms. Hu was graduated from Jinan University in engineering quality management, and completed her EMBA at SUN YAT-SEN University. She has several certifications, including Guangzhou Human Resources Management and Professional Certification Training.

Mr. Zhiyi Chen has been employed by ZDSE’s Guangzhou Branch since March 2019. From 2013 through 2018, Mr. Chen was employed in Operations Management at Huizhi Managerial Consulting Co. Ltd. Prior to that, he held positions in hotel management with Shenzhen Maple-Leaf Investment Corporation and Guangzhou Hai Tao Hotel, as well as owning his own technology company. Mr. Chen is a graduate of Guangzhou Machine Tool Research Institute Staff College, where he studied Mechanical Engineering, and also holds an EMBA degree from SUN YAN-SEN University,.

Mr. Shaogang Yin has been employed by ZDSE since May 2019. From 2001 until 2019, Mr. Yin was employed as general manager for Shenyang Shuangbai Enterprise Management Consulting Co. Ltd. where he was responsible for the full operation and management of the company. Mr. Yin has an undergraduate degree in business administration and the certificate of corporate coach, issued by the China Employment Training Technical Instruction Center. He was invited as the chief specialist by China National Training Network from April 22, 2018 to April 21, 2019.

Family Relationships

There are no family relationships among the directors or executive officers of either the Company or ZDSE.

Committees of the Board of Directors

The Company’s Board of Directors has not established any committees. The functions of the audit committee are currently performed by the Board of Directors, with assistance by expert independent accounting personnel. The Company is not currently subject to any law, rule or regulation requiring that it establish or maintain an audit committee. The Company believes that while its Board of Directors is capable of analyzing and evaluating financial statements and understanding internal controls and procedures for financial reporting, the Company would be well served to retain an independent director who would qualify as an “audit committee financial expert.” The Company’s Board of Directors intends at some point in the future to establish audit, nominating and compensation committees. The audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and our system of internal controls. The nominating committee will be primarily responsible for nominating directors, setting policies and procedures for the nomination of directors and overseeing the creation and implementation of our corporate governance policies and procedures. The compensation committee will be primarily responsible for reviewing and approving salary and benefit policies (including stock options), including compensation of the Company’s executive officers.

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Auditors

Our auditors for the last three years have been Pan-China-Singapore PAC, 80 South Bridge Road, Singapore 058710, a public accounting firm registered with the Public Company Accounting Oversight Board (United States), (2018-2019) and TAAD LLP, 20955 Pathfinder Road, Suite 100, Diamond Bar, CA 91765, a public accounting firm registered with the Public Company Accounting Oversight Board (United States), (2016-2018).

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table summarizes all compensation received by our directors and our Chief Executive Officer, President, Secretary and Chief Financial Officer and by the directors, executive officers and key employees of ZDSE in the years ended December 31, 2017 and 2018.

Summary Compensation Table

	Compensation Paid
Name and Principal Position	Year	Salary(1) ($)		Bonus ($)	Other Compensation ($)
Zihua Wu,(2) President, CEO, CFO, Secretary	2017	Nil		Nil	N/A
and Director	2018	Nil		Nil	N/A

Junze Zhang,(3) President, CEO, CFO,	2017	Nil		Nil	N/A
Secretary and Director	2018	9,009		Nil	N/A

Zhongpeng Chen,(4) Director	2017	Nil		Nil	N/A
	2018	Nil		Nil	N/A

Qing Zuo, General Manager of ZDSE	2017	10,389.92	(5)	Nil	N/A
	2018	23,625.15	(5)	Nil	N/A

Mengling Zhang, Senior Coach	2017	13,808.82	(6)	Nil	N/A
	2018	23,625.15	(6)	Nil	N/A

Kin Ling Martin Tsang,(7) Head of	2017	Nil		Nil	N/A
Guangzhou Branch	2018	Nil		Nil	N/A

Dong Yun Hu,(8) General Manager of	2017	Nil		Nil	N/A
Guangzhou Branch	2018	Nil		Nil	N/A

Zhiyi Chen,(9) Vice General Manager of	2017	Nil		Nil	N/A
Guangzhou Branch	2018	Nil		Nil	N/A

Shaogang Yin,(10) Head of Liaoning Branch	2017	Nil		Nil	N/A
	2018	Nil		Nil	N/A

(1)	Expressed in U.S. Dollars based on the average interbank exchange rate of 6.75655132 RMB for each U.S. Dollar in 2017 and the average interbank exchange rate of 6.60313352 RMB for each U.S. Dollar in 2018.
(2)	Zihua Wu resigned from the position of President, CEO, Secretary, CFO and director on July 3, 2019.
(3)	Junze Zhang was appointed as President, CEO, Secretary, CFO and director on July 3, 2019.
(4)	Zhongpeng Chen was appointed as a director on November 2, 2017.
(5)	Does not include $2,726 and $13,320 paid as coaching fees during 2017 and 2018, respectively.
(6)	Does not include $1,969 and $18,057 paid as coaching fees during 2017 and 2018, respectively.
(7)	Kin Ling Martin Tsang was employed by ZDSE as of February 1, 2019.
(8)	Dong Yun Hu was employed by ZDSE as of March 1, 2019.
(9)	Zhiyi Chen was employed by ZDSE as of March 1, 2019.
(10)	Shaogang Yin, was employed by ZDSE as of May 1, 2019.

We did not set aside or accrue any amounts to provide pension, retirement or similar benefits for directors and officers for the fiscal year ended December 31, 2018, other than contributions to our Provident Fund Plan as social insurances and housing provident fund, which aggregated $5,164 for officers and directors.

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Stock Option Grants and Exercises

The Company has not issued any options or stock appreciation rights to any officers, employees or directors. Our directors and executive officers may receive share options at the discretion of our Board of Directors in the future.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors.

Employment Contracts

We have formal employment agreements with our key employees and with our sole executive officer. The employment agreements are summarized below, and qualified by reference to the summaries of those employment agreements filed as Exhibits 10.7 through 10.11 to the Company’s Report on Form 6-K filed with the SEC on July 5, 2019 and as Exhibits to the Registration Statement of which this prospectus forms a part.

Junze Zhang. Junze Zhang and the Company have entered into an Employment Agreement for an indefinite term commencing May 1, 2018. Under the Agreement, Mr. Zhang is paid a monthly salary of RMB 4,950, and additional monthly payments of RMB 5,050 for an aggregate monthly amount of RMB 10,000. Social insurance premiums and housing provident fund are paid by both the Company and Mr. Zhang. The Agreement may be terminated by mutual consent of the parties.

Qing Zuo. Qing Zuo’s Employment Agreement is for a term which commenced February 1, 2019 and terminates on January 31, 2021, unless renewed by mutual agreement or terminated by either party under certain specified conditions. Mr. Zuo’s compensation is set forth in the company payroll, but may not be less than minimum wage, and he is entitled to overtime compensation for hours worked in excess of 40 hours per week.

Mengling Zhang. Mengling Zhang’s Employment Agreement is for a term which commenced April 18, 2016 and terminates on April 17, 2021, unless renewed by mutual agreement or terminated by either party under certain specified conditions. Ms. Zhang’s compensation is set forth in the company payroll, but may not be less than minimum wage, and she is entitled to overtime compensation for hours worked in excess of 40 hours per week.

Kin Ling Martin Tsang. Kin Ling Martin Tsang’s Employment Agreement is for a term which commenced February 1, 2019 and terminates on January 31, 2021, unless renewed by mutual agreement or terminated by either party under certain specified conditions. Mr. Tsang is paid a monthly salary of RMB 10,000.

Dong Yun Hu. Dong Yun Hu’s Employment Agreement is for a term which commenced March 1, 2019 and terminates on February 28, 2022, unless renewed by mutual agreement or terminated by either party under certain specified conditions. Ms. Hu is paid a monthly salary of RMB 12,000.

Zhiyi Chen. Zhiyi Chen’s Employment Agreement is for a term which commenced March 1, 2019 and terminates on February 28, 2022, unless renewed by mutual agreement or terminated by either party under certain specified conditions. Mr. Chen is paid a monthly salary of RMB 10,000.

Shaogang Yin. Shaogang Yin’s Employment Agreement is for a term which commenced May 1, 2019 and terminates on April 30, 2022, unless renewed by mutual agreement or terminated by either party under certain specified conditions. Mr. Yin is paid a monthly salary of RMB 10,000.

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Limitation on Liability and Other Indemnification Matters

The Companies Law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles permit indemnification of officers and directors for actions, proceedings, claims, losses, damages, costs, liabilities and expenses (“Indemnified Losses”) incurred in their capacities as such unless such Indemnified Losses arise from dishonesty of such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Share Ownership

The following table shows the number of Ordinary Shares beneficially owned by our directors and executive officers as of November 1, 2019:

Name and Address of Beneficial Owner	Ordinary Shares Beneficially Owned	Percent of Class(1)
Zihua Wu(2)	300	*
Junze Zhang	30,000,000	9.91%
Zhongpeng Chen	1,700,000	0.56%

All directors and executive officers as a group (2 persons)	31,700,000	10.47%

(1) Based on the number of shares outstanding of 302,734,900.

(2) Mr. Wu resigned from his positions with the Company effective July 3, 2019.

* Represents less than 1.00%.

TRANSACTIONS WITH RELATED PERSONS

The following discussion is a brief summary of certain material arrangements, agreements and transactions we have had with related parties since January 1, 2018, other than the compensation arrangements we describe in “Compensation of Executive Officers and Directors.”

Pursuant to a Share Exchange Agreement dated July 2, 2019, the Company issued 300 million of its Ordinary Shares to the HGSL Shareholders, constituting 99.1% of our issued and outstanding shares after the Share Exchange. The shares were issued in exchange for 100% of the outstanding shares of common stock of HGSL. Prior to the Share Exchange, Mr. Junze Zhang, a director of the Company, was the record and beneficial owner of 10% of the outstanding shares of HGSL and, accordingly, he received 30,000,000 Ordinary Shares of the Company pursuant to the Share Exchange.

Mr. Qing Zuo, the Chairman of the Board of ZDSE, made advances to ZDSE during the fiscal year ended December 31, 2017. Mr. Zuo and two companies controlled by him made further advances to ZDSE during the fiscal year ended December 31, 2018 and during the six-month period ended June 30, 2019. The amounts owed to Mr. Zuo and his affiliates as of the fiscal years ended December 31, 2017 and 2018, and as of June 30, 2019, were as follows:

December 31, 2017	$83,409
December 31, 2018	$121,533
June 30, 2019	$200,081

During the fiscal year ended December 31, 2018, Mr. Zuo and his affiliated companies advanced $96,916 to ZDSE, were repaid $576 and agreed to waive repayment of $51,801 of the amounts advanced to ZDSE and to make an additional capital contribution to ZDSE of the amount waived. During the six months ended June 30, 2019, Mr. Zuo and his affiliates were repaid $61,759 of amounts previously advanced and made further advances to the Company in the amount of $141,020.

Ms. Mengling Zhang, the General Manager of ZDSE, made advances to ZDSE during the fiscal year ended December 31, 2017. Ms. Zhang made further advances to ZDSE during the fiscal year ended December 31, 2018 and during the six-month period ended June 30, 2019. The amounts owed to Ms. Zhang as of the fiscal years ended December 31, 2017 and 2018, and as of June 30, 2019, were as follows:

December 31, 2017	$537,137
December 31, 2018	$36,519
June 30, 2019	$0

During the fiscal year ended December 31, 2018, Ms. Zhang advanced $56,612 to ZDSE, was repaid $400,222 and agreed to waive repayment of $147,239 of the amounts advanced to ZDSE and to make an additional capital contribution to ZDSE of the amount waived. During the six months ended June 30, 2019, Ms. Zhang was repaid $46,050 of amounts previously advanced and made further advances to the Company in the amount of $1,730.

During the six months ended June 30, 2019, the Company made advances to Ms. Zhang in the aggregate amount of $7,210. The amount was subsequently repaid.

During the year ended December 31, 2018, Mr. Junze Zhang, HGSL’s President, made advances to that company in the aggregate amount of $182,093, and during the six months ended June 30, 2019, he made additional advances to that company in the amount of $105,674. All of the above advances are interest-free, unsecured and have no fixed repayment term.

During the year ended December 31, 2018 and during the six months ended June 30, 2019, Mr. Zihua Wu, a former director of the Company, advanced $27,924 and $3,500, respectively, to the Company. The advances were interest-free, unsecured and had no fixed repayment term. The Company paid the arrearage of $35,940 on these and prior advances in September 2019.

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During the years ended December 3, 2018 and 2017, ZDSE paid coaching fees of $13,320 and $2,726, respectively, to Mr. Qing Zuo and $18,057 and $1,969, respectively to Ms. Mengling Zhang.

Effective September 1, 2018, Weifang Dijinli Jinde Investment Development Co., Ltd., the owner of the property where ZDSE’s Shandong branch is located (the “Lessor”), leased the property to an entity with which Mr. Qing Zuo was affiliated. That entity subleased the property to ZDSE’s Shandong Branch from March 1, 2019 to August 31, 2019, for the same rental payment. As of June 17, 2019, Mr. Zuo is no longer an affiliate of that entity, and as of September 1, 2019, the lease runs directly from the Lessor to ZDSE’s Shandong Branch.

PRINCIPAL AND SELLING SHAREHOLDERS

We are not directly or indirectly owned or controlled by any foreign government or by another corporation, other than as indicated in the table below. The following table sets forth, as of November 1, 2019, beneficial ownership of our Ordinary Shares by each person, to the best of our knowledge, known to own beneficially 5% or more of our Ordinary Shares outstanding as of such date. Except as otherwise indicated, all shares are owned directly and hold equal voting rights.

Name of Beneficial Owner	Ordinary Shares Beneficially Owned	Percent of Class(1)
Junze Zhang	30,000,000	9.91%
Feier Co. Limited(2)	153,000,000	50.54%
Meisi Co. Limited(3)	117,000,000	38.65%

(1)	Based on 302,734,900 shares outstanding
(2)	Feier Co., Limited is a Seychelles company, which is wholly owned by Mr. Guiting Rao. All of the Ordinary Shares beneficially owned by Feier Co. Limited were acquired on July 3, 2019 pursuant to the Share Exchange. Feier Co., Limited’s address is Oliaji Trade Centre, 1st Floor, Victoria, Mahe, Republic of Seychelles.
(3)	Meisi Co., Limited is a Seychelles company, which is wholly owned by Mr. Yuze Zhong. All of the Ordinary Shares beneficially owned by Meisi Co. Limited were acquired on July 3, 2019 pursuant to the Share Exchange. Meisi Co., Limited’s address is Oliaji Trade Centre, 1st Floor, Victoria, Mahe, Republic of Seychelles.

There are no arrangements known to us that may at a subsequent date result in a change in control of the Company.

Selling Shareholders

We are registering for resale certain of our Ordinary Shares issued in the Redomicile Merger or the Share Exchange (the “Resale Shares”). The securities listed herein were issued in accordance with the exemption from the registration provisions of the Securities Act provided by Section 4(a)(2) of such Act for issuances not involving any public offering and Rule 506 of Regulation D and/or Regulation S promulgated thereunder. We are registering the shares to permit the Selling Shareholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a Selling Shareholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution.” As of the date hereof, there are 302,734,900 Ordinary Shares issued and outstanding.

The following table sets forth:

●	the names of the Selling Shareholders;

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●	the number of our Ordinary Shares that the Selling Shareholders beneficially owned prior to the Offering for resale of the shares under this prospectus;

●	the maximum number of our Ordinary Shares that may be offered for resale for the account of the Selling Shareholders under this prospectus; and

●	the number and percentage of our Ordinary Shares beneficially owned by the Selling Shareholders after the Offering of the shares (assuming all of the offered shares are sold by the Selling Shareholders), which percentage is based on 302,734,900 Ordinary Shares outstanding as of the date hereof.

All of the Selling Shareholders named below received their securities in connection with either the Redomicile Merger or the Share Exchange.

None of the Selling Shareholders is a broker dealer or an affiliate of a broker dealer. None of the Selling Shareholders has any agreement or understanding to distribute any of the shares being registered.

Each Selling Shareholder may offer for sale all or part of the shares from time to time. The table below assumes that the Selling Shareholders will sell all of the shares offered for resale. A Selling Shareholder is under no obligation, however, to sell any shares pursuant to this prospectus.

Unless otherwise noted, the address for all Selling Shareholders is 13th Floor, Building B1, Wisdom Plaza, Qiaoxiang Road, Nanshan District, Shenzhen, China.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering(1)	Percentage Ownership After Offering(1)(2)
Feier Co. Limited(3)	153,000,000	2,000,000	151,000,000	49.88%
Meisi Co. Limited(4)	117,000,000	2,000,000	115,000,000	37.99%
Junze Zhang(5)	30,000,000	2,000,000	28,000,000	9.25%
Zhongpeng Chen(6)	1,700,000	1,700,000	0	0%
Jinzhan Chen	80,000	80,000	0	0%
Woshen Hong	80,000	80,000	0	0%
Changshuang Huang	80,000	80,000	0	0%
Weihong Yang	70,500	70,500	0	0%
Xunquan Yang	69,400	69,400	0	0%
YunshengYang	65,000	65,000	0	0%
Meisheng Yang	64,500	64,500	0	0%
Meichun Luo	64,000	64,000	0	0%
Weiqing Xu	15,000	15,000	0	0%
Qixuan Zhang	15,000	15,000	0	0%
Junsheng Zhang	13,000	13,000	0	0%
Junsheng Zhong	13,000	13,000	0	0%
Chunqing Huang	13,000	13,000	0	0%
Jiahao Zhang	13,000	13,000	0	0%
Junqiang Zhong	13,000	13,000	0	0%
Run Cai	13,000	13,000	0	0%
Zhihao Zhang	13,000	13,000	0	0%
Zhilong You	13,000	13,000	0	0%
Chuli Hong	13,000	13,000	0	0%
Changlin Huang	13,000	13,000	0	0%
Meiyun Wang	10,000	10,000	0	0%
Changli Huang	10,000	10,000	0	0%
Yihao Chen	10,000	10,000	0	0%
Chuhong Huang	10,000	10,000	0	0%

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Lizhen Huang	10,000	10,000	0	0%
Peina Huang	10,000	10,000	0	0%
Xiaodong Du	10,000	10,000	0	0%
Yanru He	10,000	10,000	0	0%
Qiaohong Xie	10,000	10,000	0	0%
Wu Lin	10,000	10,000	0	0%
Meina Xie	10,000	10,000	0	0%
Huilin Chen	10,000	10,000	0	0%
Zhanpeng Fang	10,000	10,000	0	0%
Shuiyu Zhong	10,000	10,000	0	0%
Lirong Zhang	10,000	10,000	0	0%
Yixiong Chen	10,000	10,000	0	0%
Xijuan Huang	10,000	10,000	0	0%
Baoquan Huang	10,000	10,000	0	0%
Yin Ao	10,000	10,000	0	0%
Xihan Huang	10,000	10,000	0	0%
Liming Huang	10,000	10,000	0	0%
Chuhua Chen	10,000	10,000	0	0%
Chan Li	10,000	10,000	0	0%
Meihua Zhuang	10,000	10,000	0	0%
Yulan Chen	10,000	10,000	0	0%
Ning Xie	10,000	10,000	0	0%
Qixia Yao	10,000	10,000	0	0%
Wei Xiong	10,000	10,000	0	0%
Liyu Zhang	10,000	10,000	0	0%
Qiongju Ou	10,000	10,000	0	0%
Cede & Co	1,500	1,500	0	0%

(1)	Since we do not have the ability to control how many, if any, of their shares each of the Selling Shareholders will sell, we have assumed that the Selling Shareholders will sell all of the shares offered herein for purposes of determining how many shares they will own after the Offering and their percentage of ownership following the Offering.
(2)	All percentages have been rounded up to the nearest one hundredth of one percent.
(3)	The person having voting, dispositive or investment powers over Feier Co. Limited is Mr. Guiting Rao. The registered address for Feier Co. Limited is Oliaji Trade Centre, 1st Floor, Victoria, Mahe, Republic of Seychelles.
(4)	The person having voting, dispositive or investment powers over Meisi Co. Limited is Mr. Yuze Zhong. The registered address for Meisi Co. Limited is Oliaji Trade Centre, 1st Floor, Victoria, Mahe, Republic of Seychelles.
(5)	Mr. Zhang is the sole executive officer and a director of the Company.
(6)	Mr. Chen is a director of the Company.

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, donees, transferees, assignees and successors in interest may, from time to time, sell any or all of their Resale Shares at prevailing market prices or privately negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling Resale Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

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●	privately negotiated transactions;

●	to cover short sales made after the date that this registration statement is declared effective by the SEC;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such Resale Shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell Resale Shares under Rule 144 under the Securities Act, if all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale, rather than under this prospectus.

In connection with the sale of the Resale Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Resale Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell the Resale Shares short and deliver these securities to close out their short positions, or loan or pledge the Resale Shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Resale Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act will be filed amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus and the pledgees or secured parties may offer and sell Resale Shares from time to time under the supplement or amendment to this prospectus.

The Selling Shareholders also may transfer the Resale Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Resale Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Resale Shares will be paid by the Selling Shareholder and/or the purchasers.

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FINRA Rule 5110 requires FINRA member firms (unless an exemption applies) to satisfy the filing requirements of Rule 5110 in connection with the resale, on behalf of Selling Shareholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a Selling Shareholder intends to sell any of the shares registered for resale in this prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

●	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

●	the complete details of how the Selling Shareholders’ shares are and will be held, including location of the particular accounts;

●	whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the Selling Shareholders, including details regarding any such transactions; and

●	in the event any of the securities offered by the Selling Shareholders are sold, transferred, assigned or hypothecated by any Selling Shareholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

If a Selling Shareholder uses this prospectus for any sale of the Resale Shares, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Shareholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Shareholders in connection with resales of their respective Resale Shares under this registration statement.

We are required to pay all fees and expenses incident to the registration of the Resale Shares, but the Company will not receive any proceeds from the sale of the Resale Shares. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our Memorandum and Articles of Association, the Companies Law, the common law of the Cayman Islands, our corporate governance documents and rules and regulations of the stock exchange on which our shares are traded.

Our authorized capital is $50,000, consisting of 500,000,000 shares, $0.0001 par value per share. The Board of Directors has the right, in its absolute discretion and without approval of the existing shareholders, to issue shares, grant rights over existing shares or issue other securities in one or more series as it deems necessary and appropriate and to determine designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the shares held by existing shareholders, at such times and on such other terms as it deems proper. No preferred shares have been issued.

As of the date of this prospectus, there are 302,734,900 of our Ordinary Shares issued and outstanding, 300,000,000 of which were issued in July 2019 in consideration for 100% of the outstanding shares of HGSL pursuant to the Share Exchange. All shares are fully paid. We do not have any options to purchase shares or any preferred shares outstanding.

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Memorandum and Articles of Association

We are registered in the Cayman Islands and have been assigned company number 346267 in the register of companies. Our registered office is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KYI–9008, Cayman Islands. The objects for which the Company was established are unrestricted and the Company has full power and authority to carry out any object that is not prohibited under Cayman Islands law as set forth in Paragraph 4 of our Memorandum of Association. As a Cayman Islands exempted company, we are (subject to certain qualifications) prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of our business carried on outside the Cayman Islands, owning land in the Cayman Islands and making any invitation to the public in the Cayman Islands to subscribe for any of our shares or debentures. We do not believe that these restrictions materially affect our operations.

Objects of the Company

Under our Memorandum and Articles of Association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Powers of Directors

Paragraph 107 of our Articles of Association (our “Articles”) provides that a director who is in any way, whether directly or indirectly, interested in a contract or a proposed contract with the Company shall declare the nature of his interest at a meeting of the directors or by general notice to the directors. The director may vote in respect of the contract or arrangement notwithstanding his interest therein and his vote shall be counted, and he may be counted in the quorum at any meeting at which the contract or arrangement is considered. Paragraph 86 of the Articles allows the directors to vote compensation to themselves in respect of services rendered to the Company. Paragraph 98 of the Articles provides that the directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party. Such borrowing powers can be altered by an amendment to the Articles. There is no provision in the Articles for the mandatory retirement of directors. Paragraph 85 of the Articles provides that directors are not required to own shares of the Company in order to serve as directors.

Our Ordinary Shares

Our authorized share capital is $50,000, divided into 500,000,000 shares, $0.0001 par value. Holders of our Ordinary Shares are entitled to one vote for each whole share on all matters to be voted upon by shareholders, including the election of directors. Holders of our Ordinary Shares do not have cumulative voting rights in the election of directors. All of our fully paid Ordinary Shares are equal to each other with respect to dividend rights. Holders of our Ordinary Shares are entitled to receive dividends if and when declared by our Board of Directors out of funds legally available therefor under Cayman Islands law. In the event of our liquidation, the liquidator may, with the sanction of an Ordinary Resolution of the Company, divide among the shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. Holders of our Ordinary Shares have no preemptive rights to purchase any additional unissued Ordinary Shares. No preferred shares have been issued; however, the Board of Directors has the ability to determine the rights, preferences and restrictions of preferred shares at their discretion.

Paragraph 8 of the Articles provides that the powers, preferences and relative, participating, optional and other special rights of each series of preferred shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

60

Amendment

Paragraph 153 of the Articles provides that our Memorandum and Articles of Association may be amended by a special resolution of members. A special resolution requires passage by a majority of not less than two-thirds of the shareholders entitled to vote on the matter, in person or, where proxies are allowed, by proxy at a general meeting of the Company or in writing by all of the shareholders entitled to vote.

General Meetings

Provisions in respect of the holding of annual general meetings and extraordinary general meetings are set out in Paragraphs 55 through 69 of the Articles and under the Companies Law (2018 Revision) of the Cayman Islands. The directors may convene meetings of the members at such times and in such manner and places as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of members holding not less than one-third of the share capital of the Company as at that date carries the right to vote at general meetings of the Company.

Limitations on Right to Own Shares

Cayman Islands law and our Memorandum and Articles of Association impose no limitations on the right of nonresident or foreign owners to hold or vote our securities. There are no provisions in the Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-Takeover Provisions

Some provisions of our Articles may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders (subject to variation of rights of shares provisions in our Memorandum and Articles of Association); and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders. Our Memorandum and Articles of Association allow our shareholders holding shares representing in aggregate not less than one-third of our share capital as carries the right to vote to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Issuance of Additional Shares

Paragraph 6 of our Articles authorize our Board of Directors to issue additional Ordinary Shares from time to time as our Board of Directors shall determine, to the extent there are available authorized but unissued shares.

Paragraph 7 of our Articles also authorizes our Board of Directors to establish from time to time one or more series of preferred shares and to determine, subject to compliance with the variation of rights of shares provision in the Articles, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

61

●	the number of shares of the series;
●	the dividend rights, dividend rates, conversion rights and voting rights; and
●	the rights and terms of redemption and liquidation preferences.

Our Board of Directors may issue preferred shares without action by our shareholders to the extent there are authorized but unissued shares available. Issuance of additional shares may dilute the voting power of holders of our Ordinary Shares. However, our Memorandum of Association provides for authorized share capital and to the extent the rights attached to any class may be varied, the Company must comply with the provisions in our Articles relating to variations in rights of shares.

A copy of our Memorandum and Articles of Association was filed as Exhibit 3.1 to the Company’s Report on Form 6-K filed with the SEC on July 5, 2019.

Material Contracts

On January 17, 2019, the Company (the “Nevada Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with its wholly-owned subsidiary, Huahui Education Group Limited (the “Cayman Company), an exempted company limited by shares which was formed under the laws of the Cayman Islands, in order to effect a change in the Company’s domicile from Nevada to the Cayman Islands. The Merger Agreement provided that, upon effectiveness of the merger, (i) the Nevada Company would be merged with and into the Cayman Company with the Cayman Company being the surviving company; (ii) each share of Common Stock of the Nevada Company would convert into the right to receive one ordinary share of the Cayman Company; and (iii) the officers and directors of the Nevada Company would be the officers and directors of the Cayman Company. The Plan of Merger was approved by the shareholders of both the Nevada Company and the Cayman Company. Pursuant to the Merger Agreement, the Company became a Cayman Islands exempted company as of February 22, 2019.

On July 2, 2019, the Company entered into a definitive Share Exchange Agreement with HGSL and the HGSL Shareholders, pursuant to which the Company acquired all of the outstanding Common Stock of HGSL in exchange for the issuance of 300,000,000 Ordinary Shares to the HGSL Shareholders. On July 3, 2019 (the “Closing Date”), HGSL became our wholly owned subsidiary and the HGSL Shareholders became the owners of approximately 99.1% of our voting shares. The Share Exchange Agreement was filed as Exhibit 2.1 to the Company’s Report on Form 6-K filed with the SEC on July 5, 2019.

Summaries of our employment contracts with executive officers and key employees are disclosed under “Compensation of Executive Officers and Directors – Employment Contracts” and were filed as Exhibits 10.7 through 10.11 to our Report on Form 6-K filed with the SEC on July 5, 2019.

Summaries of our leases are disclosed under “Our Business – Properties” and were filed as Exhibits 10.1 through 10.6 to our Report on Form 6-K filed with the SEC on July 5, 2019.

Exchange Controls

The government of the PRC imposes restrictions on the convertibility of the RMB and the collection and use of foreign currencies by Chinese entities. Under the current regulations, the RMB can be freely exchanged in current account transactions, including dividend distribution, interest payments and import and export of goods and services. However, the conversion of RMB into foreign currency and the conversion of foreign currency into RMB for capital account transactions, such as direct investment, securities investment and loans, generally require prior approval from the SAFE.

According to the current PRC regulations, foreign-invested enterprises, such as our subsidiaries in China, must apply for a Foreign Exchange Registration Certificate for Foreign-Invested Enterprise. With such a certificate, a foreign-invested enterprise may open foreign exchange bank accounts with banks authorized by SAFE to conduct foreign exchange business and may purchase, sell and remit foreign exchange through such banks, subject to documentation and approval requirements. Foreign-invested enterprises are required to open and maintain separate foreign exchange accounts for capital account transactions and current accounts. In addition, there are restrictions on the amount of foreign currency that foreign-invested enterprises can retain in such accounts.

There are no exchange control regulations or currency restrictions in the Cayman Islands.

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Taxation

No reciprocal tax treaty regarding withholding exists between the United States and the Cayman Islands. Under current Cayman Islands law, dividends, interest or royalties paid by us to individuals are not subject to tax as long as the recipient is not a resident of the Cayman Islands. If we were to pay a dividend, we would not be liable to withhold any tax, but shareholders would receive gross dividends, if any, irrespective of their residential or national status.

Dividends, if any, paid to any United States resident or citizen shareholder are treated as dividend income for United States federal income tax purposes. Such dividends are not eligible for the 50% dividends-received deduction allowed to United States corporations on dividends from a domestic corporation under Section 243 of the Internal Revenue Code. Various Internal Revenue Code provisions impose special taxes in certain circumstances on non-United States corporations and their shareholders. You are urged to consult your tax advisor with regard to such possibilities and your own tax situation.

A foreign corporation will be treated as a passive foreign investment company (“PFIC”) for United States federal income tax purposes if, after applying relevant look-through rules with respect to the income and assets of subsidiaries, 75% or more of its gross income consists of certain types of passive income or 50% or more of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income. For this purpose, passive income generally includes dividends, interest, royalties, rents (other that rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. We presently believe that we are not a PFIC and do not anticipate becoming a PFIC. This is, however, a factual determination made on an annual basis and is subject to change. If we were to be classified as a PFIC in any taxable year, (i) United States holders would generally be required to treat any gain on sales of our shares held by them as ordinary income and to pay an interest charge on the value of the deferral of their United States federal income tax attributable to such gain; and (ii) distributions paid by us to our United States holders could also be subject to an interest charge. In addition, we would not provide information to our United States holders that would enable them to make a “qualified electing fund” election under which, generally, in lieu of the foregoing treatment, our earnings would be currently included in their United States federal income.

In addition to United States federal income taxation, shareholders may be subject to state and local taxes upon their receipt of dividends. Further, non-U.S. shareholders may be subject to taxation upon their receipt of dividends in their tax jurisdiction.

Documents on Display

You may read and copy documents referred to in this prospectus that have been filed with the SEC at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of our SEC filings by going to the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus.

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EXPENSES OF THIS OFFERING

Set forth below is an itemization of our total expenses, which are expected to be incurred in connection with the offer and sale of the Ordinary Shares by us. With the exception of the SEC registration fee, all amounts are estimates.

Securities and Exchange Commission registration fee	$
Legal fees and expenses	$
Other professional fees	$
Total	$

LEGAL MATTERS

The validity of the Ordinary Shares being offered by this prospectus and other legal matters concerning the Resale Shares relating to Cayman Islands law will be passed upon for us by _______________.

EXPERTS

The financial statements included in this prospectus for the years ended December 31, 2018 and 2017 have been included in reliance on the report of Pan-China-Singapore, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We changed our domicile to the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in the PRC. In addition, both of our directors and officers are residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to our local Cayman Islands counsel, there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against the Company or its directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands against the Company or its directors or officers, predicated upon the securities laws of the United States or any state in the United States.

Cayman Islands counsel further advised that, although there is no statutory enforcement in the Cayman Islands of final and conclusive monetary judgments obtained in a competent federal or state court of the United States for a definite sum (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), such a judgment obtained in such jurisdiction can be expected to be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, (e) is not inconsistent with a Cayman Islands judgment of the same matter; (f) was not obtained on grounds of fraud, and (g) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this Offering of our Ordinary Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

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HUAHUI EDUCATION GROUP LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED

JUNE 30, 2018 AND 2019

F-1

HUAHUI EDUCATION GROUP LIMITED

F-2

HUAHUI EDUCATION GROUP LIMITED

CONSOLIDATED BALANCE SHEETS

(In U.S. Dollars, except share data or otherwise stated)

AS OF DECEMBER 31, 2018 (AUDITED) AND JUNE 30, 2019 (UNAUDITED)

	June 30, 2019	December 31, 2018
	US$	US$
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	378,136	189,210
Accounts receivables	7,253	-
Other receivables	57,935	3,423
Prepaid expenses and other current assets	53,770	14,677
Amount due from a related party	7,210	-
Total current assets	504,304	207,310

Non-current assets:
Leasehold improvements and equipment, net	121,226	24,192
Operating lease right-of-use assets	425,565	-
Deferred tax assets, net	83,327	129,812
Total non-current assets	630,118	154,004
Total assets	1,134,422	361,314

LIABILITIES AND EQUITY
Current liabilities:
Deferred revenue	272,440	147,269
Other payables and accruals	89,517	19,896
Current operating lease liabilities	151,310	-
Amount due to related parties	491,347	372,585
Total current liabilities	1,004,614	539,750

Current liabilities:
Non-current operating lease liabilities	274,255	-
Total non-current liabilities	274,255	-
Total liabilities	1,278,869	539,750

COMMITMENTS AND CONTINGENCIES

EQUITY (DEFICIT)
Share capital ($0.0001 par value, 302,734,900 shares issued and outstanding for the year ended December 31, 2018 and June 30, 2019)	30,273	30,273
Additional paid in capital	(1,140)	(1,140)
Foreign currency translation reserve	1,332	3,345
Accumulated deficit	(174,912)	(210,914)
Total equity (deficit)	(144,447)	(178,436)
Total liabilities and equity	1,134,422	361,314

The accompanying notes are an integral part of the financial statements.

F-3

HUAHUI EDUCATION GROUP LIMITED

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

(In U.S. Dollars, except share data or otherwise stated)

FOR THE SIX MONTHS ENDED JUNE 30, 2018 (UNAUDITED) AND 2019 (UNAUDITED)

	For the six months ended June 30,
	2019	2018
	US$	US$
	(Unaudited)	(Unaudited)

Revenue	698,117	-
Cost of revenue	(77,987)	-
Gross profit	620,130	-

Selling and marketing expenses	(4,518)	-
General and administrative expense	(542,177)	(31,526)
Operating income (loss)	73,435	(31,526)

Other income, net	10,433	-
Income (loss) before income taxes	83,868	(31,526)

Income taxes	(47,866)	-
Net income (loss)	36,002	(31,526)

Foreign currency translation differences	(2,013)	431
Total comprehensive loss for the years	33,989	(31,095)

Basic and diluted loss per ordinary share	(0.00)	(0.00)

Weighted average number of common shares outstanding – Basic and diluted	302,734,900	302,734,900

The accompanying notes are an integral part of the financial statements.

F-4

HUAHUI EDUCATION GROUP LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

(In U.S. Dollars, except share data or otherwise stated)

FOR THE SIX MONTHS ENDED JUNE 30, 2018 (UNAUDITED) AND 2019 (UNAUDITED)

	Share Capital	Additional paid in Capital	Foreign Currency Translation Reserve	Retained Earnings (Deficit)	Total Equity
	US$	US$	US$	US$	US$

Balance at January 1, 2018 (Audited)	30,273	67,227	-	-	97,500
Loss for the year	-	-	-	(31,526)	(31,526)
Recapitalization	-	(31,564)	-	31,526	(38)
Foreign currency translation loss	-	-	431	-	431
Balance at June 30, 2018 (Unaudited)	30,273	35,663	431	-	66,367

Balance at January 1, 2019 (Audited)	30,273	(1,140)	3,345	(210,914)	(178,436)
Income for the year	-	-	-	36,002	36,002
Foreign currency translation loss	-	-	(2,013)	-	(2,013)
Balance at June 30, 2019 (Unaudited)	30,273	(1,140)	1,332	(174,912)	(144,447)

The accompanying notes are an integral part of the financial statements.

F-5

HUAHUI EDUCATION GROUP LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE SIX MONTHS ENDED JUNE 30, 2018 (UNAUDITED) AND 2019 (UNAUDITED)

	For the six months ended June 30,
	2019	2018
	US$	US$
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	36,002	(31,526)

Adjustments for:
Depreciation expense	37,247	-
Loss from sale of furniture and equipment	10,419	-
Deferred taxes	47,284
Changes in:
Accounts receivables	(7,340)	-
Other receivables	(18,987)
Prepaid expenses and other current assets	(39,734)	(5,000)
Other payables and accruals	(1,640)	132,617
Deferred revenue	126,396	-
Net cash provided by operating activities	189,647	96,091

Cash flows from investing activities:
Additions to leasehold improvements and equipment	(151,290)	(1,696)
Proceeds from sale of furniture and equipment	9,161	-
Acquisition of subsidiary, net of cash acquired	-	68,693
Net cash (used in)/provided by investing activities	(142,129)	66,997

Cash flows from financing activities:
Proceeds from advances from related parties	251,924	23,108
Repayment of advances from related parties	(107,809)	-
Net cash provided by financing activities	144,115	23,108

Effect of exchange rate changes on cash and cash equivalents	(2,707)	2,518

Net increase in cash and cash equivalents	188,926	188,714
Cash and cash equivalents at the beginning of year	189,210	6,331
Cash and cash equivalents at the end of year	378,136	195,045

Supplemental disclosure of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for operating lease obligations	485,282	-

The accompanying notes are an integral part of the financial statements.

F-6

HUAHUI EDUCATION GROUP LIMITED

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 (UNAUDITED) AND 2019 (UNAUDITED)

1.	DESCRIPTION OF BUSINESS

HUAHUI EDUCATION GROUP CORPORATION, formerly DUONAS CORP. (“HHEG Nevada” or the “Company”) was incorporated in the State of Nevada on September 19, 2014 to start business operations concerned with production of stylish decorative items made from concrete, such as: different sculptures, candleholders, lamps, tabletops, bookcases, vases of different shapes and forms, decorations for the garden; and subsequent selling thereof.

A change of control took place on November 2, 2017 from Vladyslav Beinars. Control was obtained by the sale of 2,000,000 shares of the Company common stock from Vladyslav Beinars to Zhongpeng Chen, Shuiyu Zhong, Xihan Huang, Meihua Zhuang, Peina Huang, Yanru He, Yin Ao, Zhanpeng Fang, Liming Huang, Chuhong Huang, Xiaodong Du, Qiaohong Xie, Lizhen Huang, Liyu Zhang, Chuhua Chen, Meina Xie, Meiyun Wang, Ning Xie, Lirong Zhang, Chan Li, Qiongju Ou, Xijuan Huang, Yihao Chen, Huilin Chen, Yulan Chen, Yixiong Chen, Qixia Yao, Baoquan Huang, Wei Xiong, Changli Huang and Wu Lin. In connection with the transaction, Vladyslav Beinars released the Company from all debts owed.

Through October 22, 2017, the Company’s primary business activity was production of stylish decorative items made from concrete, such as: different sculptures, candleholders, lamps, tabletops, bookcases, vases of different shapes and forms, decorations for the garden; and subsequent selling thereof. Going forward, the Company’s operations will be determined and structured by the new investor group. As such, at December 31, 2018, the Company accounted for these related assets, liabilities and results of operations up to October 22, 2017 as discontinued operations.

On February 22, 2019, the Company completed the process of redomiciling the Company from Nevada to the Cayman Islands. The Board of Directors has established a wholly-owned subsidiary in the Cayman Islands named HUAHUI EDUCATION GROUP LIMITED (“HHEG Cayman”), and merged the Company into HHEG Cayman. HHEG Cayman is the surviving company. There was no change in the number of outstanding shares of the Company’s Common Stock and that each share of HHEG Nevada Common Stock was converted into one ordinary share of HHEG Cayman.

On July 2, 2019, the Company’s board of directors unanimously approved to modify the Company’s accounting fiscal year end from June 30 to December 31.

On July 3, 2019 (the “Closing Date”), HUAHUI EDUCATION GROUP LIMITED (the “Company”), an exempted company limited by shares under the laws of the Cayman Islands, closed on a share exchange (the “Share Exchange”) with HUAHUI GROUP STOCK LIMITED (“HGSL”), a Seychelles company limited by shares, and HUAHUI GROUP (HK) CO., LIMITED (“HGHK”), a company with limited liability formed under the laws of Hong Kong and a wholly owned subsidiary of HGSL. As a result, HGHK is now a wholly owned subsidiary of the Company. Under the Share Exchange Agreement, on the Closing Date, the Company issued a total of 300,000,000 of its Ordinary Shares to the HGSL Shareholders in exchange for 100% of the common stock of HGSL. After the closing, the HGSL Shareholders own approximately 99.1% of the Company’s outstanding shares and the former shareholders of the Company own approximately 0.9%. Mr. Zihua Wu, the former sole officer and director of the Company, resigned from all positions with the Company immediately before the closing of the Share Exchange and Mr. Junze Zhang was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer and Secretary, as well as a director. Mr. Zhongpeng Chen also was appointed a director of the Company. As a result of the Share Exchange, HGSL became the wholly-owned subsidiary of the Company and ZHONGDEHUI (SHENZHEN) EDUCATION DEVELOPMENT CO., LIMITED (“ZDSE”), HGSL’s indirect, wholly-owned subsidiary, became the Company’s sole operational business. Consequently, the Company believes that the Share Exchange has caused the Company to cease to be a shell company.

F-7

ZDSE was incorporated as a limited company in the Peoples’ Republic of China (the “PRC”) on January 19, 2016. ZDSE is a professional management coaching organization engaged in researching, developing and applying methods for helping individuals to improve their personal and professional leadership skills and effectiveness. ZDSE’s clients consist of executive managers from large scale, small and medium-sized enterprises, as well as professionals and employees in various fields. The Company conducts business in one segment which is the provision of educational services in the PRC.

As of June 30, 2019, the Company’s subsidiaries are as follows:

Entity	Date of incorporation	Date of acquisition	Place of incorporation	Percentage of legal ownership by the Company	Principal activities
HGSL	May 17, 2017	N/A	Seychelles	100%	Investment holding
HGCL	May 29, 2017	N/A	Seychelles	100%	Investment holding
HGHK	January 4, 2017	April 20, 2018	Hong Kong	100%	Investment holding
HEMC	March 28, 2017	April 20, 2018	PRC	100%	Investment holding
HSEC	January 5, 2018	May 4, 2018	PRC	100%	Investment holding
ZDSE	January19, 2016	June 27, 2018	PRC	100%	Educational services

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Presentation

The accompanying financial statements include the balances and results of operations of the Company have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”).

The accompanying financial statements are presented on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company incurred net income (loss) of $36,002 and $(31,526) during the six months ended June 30, 2019 and 2018, respectively. As of June 30, 2019, the Company had net current liability of $500,310 and a deficit on equity of $144,447. As of December 31, 2018, the Company had net current liability of $385,746 and a deficit on equity of $178,436.

The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-8

The Company expects to finance operations primarily through cash flow from revenue and capital contributions from the Chairman of the Board. In the event that the Company requires additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the Chairman of the Board indicated the intent and ability to provide additional equity financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on the Company’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(b)	Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. Subsidiaries are all entities over which the Company has control. Control exists when the Company has the power over the entity, exposure, or rights to variable returns from involvement in the entity, and the ability to use power over the entity to affect returns through its power over the entity. In assessing control, potential voting rights that presently are exercisable are taken into account. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

(c)	Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent liabilities at the balance sheet date, and revenue and expenses in the financial statements and accompanying notes. Significant accounting estimates reflected in the Company’s financial statements include the valuation allowance for deferred tax assets, economic lives and impairment of leasehold improvements and equipment, allowance for doubtful accounts and etc. Actual results could differ from those estimates and such differences could affect the results of operations reported in future periods.

(d)	Business combinations

Business combinations are recorded using the acquisition method of accounting. The purchase price of the acquisition is allocated to the tangible assets, liabilities, identifiable intangible assets acquired and non-controlling interest, if any, based on their estimated fair values as of the acquisition date. The excess of the purchase price over those fair values is recorded as goodwill. Acquisition-related expenses and restructuring costs are expensed as incurred.

(e)	Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. All cash and cash equivalents relate to cash on hand and cash at bank at June 30, 2019 and 2018.

The Renminbi is not freely convertible into foreign currencies. Under the PRC Foreign Exchange Control Regulations and Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, the Company is permitted to exchange Renminbi for foreign currencies through banks that are authorized to conduct foreign exchange business.

F-9

(f)	Leasehold Improvement and Equipment

An item of leasehold improvement and equipment is stated at cost less any accumulated depreciation and any accumulated allowance for decrease in value (if any).

The cost of an item of leasehold improvement and equipment comprises its purchase price, import duties and non-refundable purchase taxes (after deducting trade discounts and rebates) and any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. These can include the initial estimate of costs of dismantling and removing the item, and restoring the site on which it is located, the obligation for which an entity incurs either when the item is acquired or as a consequence of having used the item during a particular period.

The cost of replacing part of leasehold improvement and equipment is included in the carrying amount of the asset when it is probable that future economic benefits will flow to the Company and the carrying amount of those replaced parts is derecognized. Repairs and maintenance are charged to the statement of income during the financial period in which they are incurred.

Depreciation is calculated on the straight-line basis to write off the cost of each asset to its residual value over the estimated useful life as follows:

Leasehold improvement	Shorter of the lease term or estimated useful life
Furniture and education equipment	5 years
Computer equipment and software	5 years

The assets’ residual value, useful lives, and depreciation method are regularly reviewed.

(g)	Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. Whenever there is an indication showing a permanent decrease in the amount of leasehold improvement and equipment; such as an evidence of obsolescence or physical damage of an asset, significant changes in the manner in which an asset is used or is expected to be used, the Company shall recognize loss on decrease in value of leasehold improvement and equipment in the statement of income where the carrying amount of asset is higher than the recoverable amount. The Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets. The Company did not record any impairment losses on long-lived assets during the six months ended June 30, 2018 and 2019.

(h)	Value added tax (“VAT”)

On January 1, 2012, the PRC Ministry of Finance and the State Administration of Taxation officially launched a pilot VAT reform program (“Pilot Program”), applicable to businesses in selected industries. Such VAT Pilot Program was phased in Beijing, Jiangsu, Anhui, Fujian, Guangdong, Tianjin, Zhejiang, and Hubei between September and December 2012. Business in the Pilot Program would pay VAT instead of sales tax. Starting from August 1, 2013, the Pilot Program was expanded to cover all regions in the PRC. Implementation of the Pilot Program, the new enrollment system development services and other operating services which were previously subject to business tax are therefore subject to VAT at the rate of 6% of revenue. The net VAT balance between input VAT and output VAT is recorded as accrued expenses in the Company’s financial statements.

From May 2016 to July 2018, the Company is a small-scale taxpayer and in accordance with Cai Shui [2016] No. 68, the non-academic educational programs and services in short-term training schools are subject to a simple VAT collection method and apply for a 3% VAT rate. Since August 2018, the Company became general taxpayer and subject to a VAT rate of 6%.

F-10

(i)	Income Recognition

Recognition of Revenue

Revenue is reported net of business taxes and VAT. The educational services consist of training programs and courses. Tuition is generally paid in advance and is initially recorded as deferred revenue. Revenue is recognized proportionately as the instruction is delivered over the period of the course for the course fees collected.

Revenue is generated through delivery services. Revenue is recognized when a customer receives services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those services. The Company applies the following five-step model in order to determine this amount:

(i)	identification of the services in the contract;

(ii)	determination of whether the services are performance obligations, including whether they are distinct in the context of the contract;

(iii)	measurement of the transaction price, including the constraint on variable consideration;

(iv)	allocation of the transaction price to the performance obligations; and

(v)	recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

For all reporting periods, the Company has not disclosed the value of unsatisfied performance obligations for all service revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules.

Other Income and other expenses

Other income, and other expenses are recognized on an accrual basis in accordance with the substance of the relevant agreements.

(j)	Operating leases

The Company determines if an arrangement contains a lease at inception. The Company elected the practical expedient, for all asset classes, to account for each lease component of a contract and its associated non-lease components as a single lease component, rather than allocating a standalone value to each component of a lease. For purposes of calculating operating lease obligations under the standard, the Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such option. The Company’s leases do not contain material residual value guarantees or material restrictive covenants. Operating lease expense is recognized on a straight-line basis over the lease terms. The discount rate used to measure a lease obligation is usually the rate implicit in the lease; however, the Company’s operating leases generally do not provide an implicit rate. Accordingly, the Company uses its incremental borrowing rate at lease commencement to determine the present value of lease payments. The incremental borrowing rate is an entity-specific rate which represents the rate of interest a lessee would pay to borrow on a collateralized basis over a similar term with similar payments.

F-11

(k)	Earnings Per Share

The Company reports earnings per share in accordance with ASC 260 “Earnings Per Share”, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the reporting period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Further, if the number of common shares outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of a basic and diluted earnings per share shall be adjusted retrospectively for all periods presented to reflect that change in capital structure.

The Company’s basic earnings per share is computed by dividing the net income available to holders by the weighted average number of the Company’s Ordinary Shares outstanding. Diluted earnings per share reflects the amount of net income available to each ordinary share outstanding during the period plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued. The Company had no potentially dilutive Ordinary Shares as of June 30, 2019.

(l)	Foreign Currency Translation

The Company’s reporting currency is the U.S. dollar and the functional currency is the Chinese Renminbi (“RMB”). All assets and liabilities are translated at exchange rates at the balance sheet date and revenue and expenses are translated at the average yearly exchange rates and equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of equity.

Transactions in currencies other than the functional currencies during the year are converted into the applicable functional currencies at the applicable rates of exchange prevailing at the dates of the transactions. Exchange gains and losses are recognized in the statements of operations.

The exchange rates utilized as follows:

	2019	2018
Period-end RMB exchange rate	6.87	6.62
Average six months period RMB exchange rate	6.78	6.37

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

(m)	Foreign Currency Risk

The RMB is not a freely convertible currency. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of the RMB into other currencies. The value of the RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. Over 80% of the Company’s cash and cash equivalents are in RMB.

F-12

(n)	Fair Value

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when valuing the asset or liability. Authoritative literature provides a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The level in the hierarchy within which the fair value measurement in its entirety falls is based upon the lowest level of input that is significant to the fair value measurement as follows:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

(o)	Fair Value of financial instruments

The Company’s financial instruments consist primarily of cash and cash equivalents and accounts payable. The carrying amounts of cash and cash equivalents and accounts payable approximate their fair values due to the short-term maturities of these instruments.

(p)	Income Taxes

Income tax expense comprises current and deferred taxation and is recognized in profit or loss except to the extent that it relates to items recognized directly in other comprehensive income or equity, in which case it is recognized directly in other comprehensive income or equity. Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable with respect to previous periods.

The Company accounts for income taxes using the asset and liability approach. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax basis of assets and liabilities, net of operating loss carry forwards and credits, by applying enacted tax rates that will be in effect for the period in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in the statements of operations in the period of change.

F-13

The Company accounts for uncertain tax positions by reporting a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. Tax benefits are recognized from uncertain tax positions when the Company believes that it is more likely than not that the tax position will be sustained on examination by the tax authorities based on the technical merits of the position. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expenses.

(q)	Comprehensive income

Comprehensive income includes net income and foreign currency translation adjustments. Comprehensive income is reported in the statements of comprehensive income.

(r)	Concentration of credit risk

Financial instruments that potentially expose the Company to significant concentration of credit risk consist primarily of cash and cash equivalents. As of June 30, 2018, substantially all of the Company’s cash and cash equivalents were deposited with financial institutions with high-credit ratings and quality. The Company did not have any customers constituting 10% or more of the net revenues in the six months ended June 30, 2019.

(s)	Share Capital

Incremental costs directly attributable to the issue of Ordinary Shares are recognized as a deduction from equity.

(t)	Recent accounting pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” ASU 2014-09 requires revenue recognition to depict the transfer of goods or services to customers in an amount that reflects the consideration that a company expects to be entitled to in exchange for the goods or services. To achieve this principle, a company must apply five steps including identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when (or as) the company satisfies the performance obligations. Additional quantitative and qualitative disclosure to enhance the understanding about the nature, amount, timing, and uncertainty of revenue and cash flows is also required. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. In April 2016, the FASB issued ASU 2016-10, “Identifying Performance Obligations and Licensing.” ASU 2016-10 clarifies the following two aspects of ASU 2014-09: identifying performance obligations and licensing implementation guidance. The effective date of ASU 2016-10 is the same as the effective date of ASU 2014-09. The Company adopted this ASU on January 1, 2018 and determined it had no impact on its consolidated financial statements as of December 31, 2018 and June 30, 2019.

In January 2016, the FASB issued a new pronouncement ASU 2016-01 Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The ASU requires equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. The ASU also requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

ASU 2016-01 was further amended in February 2018 by ASU 2018-03, “Technical Corrections and Improvements to Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities”. This update was issued to clarify certain narrow aspects of guidance concerning the recognition of financial assets and liabilities established in ASU 2016-01. This includes an amendment to clarify that an entity measuring an equity security using the measurement alternative may change its measurement approach to a fair valuation method in accordance with Topic 820, Fair Value Measurement, through an irrevocable election that would apply to that security and all identical or similar investments of the same issued.

F-14

ASU 2016-01 and ASU 2018-03 are effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Adoption of the amendment must be applied by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption, except for amendments related to equity instruments that do not have readily determinable fair values which should be applied prospectively. The Company adopted this ASU on January 1, 2018 and determined it had no impact on its consolidated financial statements as of December 31, 2018 and June 30, 2019.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company adopted this ASU on January 1, 2019. Adoption of this standard resulted in the recognition of right-of-use assets of $425,565 and operating lease liabilities of $425,565. As of June 30, 2019, the adoption of this standard did not have a material impact on the Company’s operating results or cash flows.

In 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Statements. This ASU requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This Accounting Standards Update affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual rights to receive cash. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. All entities may adopt the amendments in this Update through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). The Company is in the process of evaluating the impact of the adoption of this pronouncement on its consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18: Statement of Cash Flows (Topic 230): Restricted Cash. The amendments in this Update require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this Update do not provide a definition of restricted cash or restricted cash equivalents. The amendments in this ASU on update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments in this Update should be applied using a retrospective transition method each period presented. The Company adopted this ASU on January 1, 2018 and determined it had no impact on its consolidated financial statements as of December 31, 2018 June 30, 2019.

F-15

In January 2017, the FASB issued ASU 2017-01: Business Combinations (Topic 805): Clarifying the Determination of Business. The Update requires that when substantially all of the fair value of the gross assets acquired (or dispose of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This screen reduces the number of transactions that need to be further evaluated. If the screen is not met, the amendments in this ASU on update (1) required that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and (2) remove the evaluation of whether a market participant could replace missing elements. Public business entities should apply the amendments in this Update to annual periods beginning after December 15, 2017, including interim period within those periods. Early adoption of the amendments in this Update is allowed. The amendments in this Update should be applied prospectively on or after the effective date. No disclosure are required at transition. The Company adopted this pronouncement on its consolidated financial statements as of and for the year ended December 31, 2018 and June 30, 2019.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

5.	LEASEHOLD IMPROVEMENT AND EQUIPMENT, NET

	June 30, 2019	December 31, 2018
	(Unaudited)	(Audited)
Furniture and education equipment	$32,172	$36,861
Computer equipment and software	44,034	15,529
Leasehold improvements	79,934	-
	$156,140	$52,390
Less: accumulated depreciation	(34,914)	(28,198)
	$121,226	$24,192

Depreciation expense for the six months ended June 30, 2019 and 2018 was $37,247 and $nil, respectively

The Company recorded long-lived asset impairment losses of $55,919 during the year ended December 31, 2018, including $33,882 for leasehold improvement and $22,037 for the furniture. The Company did not record any long-lived asset impairment losses during the six months ended June 30, 2019.

6.	OTHER PAYABLES AND ACCRUALS

	June 30, 2019	December 31, 2018
	(Unaudited)	(Audited)
Accrued payroll and welfare payable	$49,556	$16,221
VAT and other taxes payable	18,501	1,379
Others	21,460	2,296
	$89,517	$19,896

7.	INCOME TAXES

Nevada

The Company’s parent entity, HHEG Nevada is an U.S entity through February 2019 and is subject to the United States federal income tax. No provision for income taxes in the United States has been made as HHEG had no United States taxable income for the six months ended June 30, 2018.

In February 2019, HHEG Nevada was redomiciled from Nevada to the Cayman Islands. As a result of the redomicile, the accumulated tax loss of HHEG cannot be utilized against any taxable income in the United States available in the future.

F-16

Cayman Islands

HHEG Cayman is tax-exempted companies incorporated in Cayman Islands. Under the current laws of Cayman Islands, the Company is not subject to income, corporate or capital gains tax, and Cayman Islands currently have no form of estate duty, inheritance tax or gift tax. In addition, payments of dividends and capital in respect of their shares are not subject to taxation and no withholding will be required in the Cayman Islands on the payment of any dividend or capital to any holder of their shares, nor will gains derived from the disposal of their shares be subject to Cayman Islands income or corporation tax. No provision for income taxes in Cayman Islands has been made as the Company had no taxable income for the six months ended June 30, 2019.

Seychelles

HGSL and HGCl are tax-exempted companies incorporated in Seychelles. Under the current laws of Seychelles, the Company and HGCl are not subject to income, corporate or capital gains tax, and Seychelles currently have no form of estate duty, inheritance tax or gift tax. In addition, payments of dividends and capital in respect of their shares are not subject to taxation and no withholding will be required in the Seychelles on the payment of any dividend or capital to any holder of their shares, nor will gains derived from the disposal of their shares be subject to Seychelles income or corporation tax. No provision for income taxes in Seychelles has been made as the Company and HGCl had no taxable income for the six months ended June 30, 2018 and 2019.

Hong Kong

HGHK is incorporated in Hong Kong and is subject to an income tax rate of 16.5% for taxable income generated from operations in Hong Kong. No provision for income taxes in Hong Kong has been made as HGHK had no taxable income for the six months ended June 30, 2019.

PRC

The Company’s PRC subsidiaries are subject to 25% standard enterprise income tax except for those accepted as deemed profit method enterprises, or qualified for small-scale enterprises, or granted preferential tax treatment. No provision for income taxes in the PRC has been made on HSMC and HSEC as they had no taxable income for the six months ended June 30, 2019.

ZDSE is the Company’s only operating subsidiary. The components of provision for income taxes and tax charges for the six months ended June 30, 2019 come solely from the tax jurisdiction in the PRC, which has a statutory tax rate of 25% (2018: 25%)

Income tax expense (benefits)

	For the six months ended June 30,
	2019	2018
	(Unaudited)	(Unaudited)
Current tax expense	$47,866	$-
Deferred tax benefits	-	-
	$47,866	$-

F-17

A reconciliation of the effective tax rates from 25% statutory tax rates for the six months ended June 30, 2019 and 2018 is as follows:

	For the six months ended June 30,
	2019	2018
	(Unaudited)	(Unaudited)
Income (loss) before tax	$87,375	$(31,526)
Tax expense calculated at statutory tax rate	21,843	(7,882)
Valuation allowance	26,023	7,882
	$47,866	$-

Recognized deferred tax assets and liabilities

Deferred tax assets and liabilities are offset when income taxes are related to the same fiscal authority. Deferred income taxes are calculated on all temporary differences under the asset and liability method using a 25% principal tax rate.

The movement in the deferred income tax account is as follows:

	June 30, 2019	December 31, 2018
	(Unaudited)	(Audited)
Beginning of the year	$129,812	$-
Deferred tax assets acquired through acquisition of ZDSE	-	89,384
(Debited)/Credited to the statement of income (loss)	(47,866)	43,930
Exchange difference	1,381	(3,502)
End of the period/year	$83,327	$129,812

Deferred tax assets and temporary differences are recognized if the realization of the tax benefit is probable.

Deferred tax assets are recognized for tax loss and carry forwards only to the extent that realization of the related tax benefit through the future taxable profits is probable. As of the six months ended June 30, 2019, the Company had net operating loss carried-forward of $333,308, which will expire on various dates from December 31, 2021 to December 31, 2023.

8.	LEASES

The adoption of the new lease guidance did not have a material impact on the Company’s results of operations or liquidity, but resulted in the recognition of operating lease liabilities and operating lease right-of-use assets on its balance sheets. Right-of-use (“ROU”) assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term. The Company leased various training centers in the PRC, under operating leases terminating in August 2019 through August 2022. Rent expense for the six months ended June 30, 2019 was $95,295. The Company has one operating lease with the lease term over one year expiring in March 2022, which is classified as operating leases. There are no residual value guarantees and no restrictions or covenants imposed by the lease. As of June 30, 2019, The Company has $425,565 of right-of-use assets, $151,310 in current operating lease liabilities and $274,255 in non-current operating lease liabilities as of June 30, 2019.

Significant assumptions and judgments made as part of the adoption of this new lease standard include determining (i) whether a contract contains a lease, (ii) whether a contract involves an identified asset, and (iii) which party to the contract directs the use of the asset. The discount rates used to calculate the present value of lease payments were determined based on hypothetical borrowing rates available to the Company over terms similar to the lease terms.

F-18

The Company’s future minimum payments under long-term non-cancelable operating leases are as follows:

As of June 30, 2019
(Unaudited)
Within 1 year	$278,879
After 1 year but within 5 years	348,569
Total lease payments	$627,448
Less: unrecognized lease obligations	(171,076)
Less: imputed interest	(30,807)
Total lease obligations	425,565
Less: current obligations	(151,310)
Long-term lease obligations	$274,255

Other information:

For the six months ended June 30, 2019
(Unaudited)
Cash paid for amounts included in the measurement of lease liabilities:	$
Operating cash flow from operating lease	68,086
Right-of-use assets obtained in exchange for operating lease liabilities	485,282
Remaining lease term for operating lease (years)	2.75
Weighted average discount rate for operating lease	4.75%

9.	RELATED PARTIES TRANSACTIONS

The Company had the following balances with related parties:

(a) Amount due to related parties

	Relationship	June 30, 2019	December 31, 2018
		(Unaudited)	(Audited)
Hengqing Investment Consultation(SZ) Partnership Business (LP)	Company controlled by Qing Zuo	$104,934	$24,052
Henghui Investment Consultation(SZ) Partnership Business (LP)	Company controlled by Qing Zuo	59,902	64,008
Qing Zuo	Majority shareholder of ZDSE and executive chairman until June 27, 2018 and November 28, 2018, respectively. Currently Chairman of the Board of ZDSE since December 20, 2018	35,245	33,473
Junze Zhang	Shareholder and director of the Company	255,326	182,093
Mengling Zhang	General manager of ZDSE	-	36,519
Zihua Wu	Director of the Company	35,940	32,440
Total		$491,347	$372,585

F-19

The balances represent cash advances from related parties. From time to time, shareholders, general manager and director of the Company advanced funds to the Company for working capital purpose.

The balances with related parties are unsecured, non-interest bearing and repayable on demand.

(b) Amount due from a related party

During the six months ended June 30, 2019, the Company made advance to Mengling Zhang, General manager of ZDSE, the balance as of June 30, 2019 was $7,210. The amount was subsequently collected.

(c) Transactions

	For the six months ended June 30,
	2019	2018
Repayment to related parties
Hengqing Investment Consultation (SZ) Partnership Business (LP)	57,485	-
Henghui Investment Consultation (SZ) Partnership Business (LP)	4,274	-
Mengling Zhang	46,050	-
	$107,809	$-

Cash advance from related parties
Hengqing Investment Consultation (SZ) Partnership Business (LP)	$139,290	$-
Qing Zuo	1,730	-
Junze Zhang	105,674	-
Mengling Zhang	1,730	-
Zihua Wu	3,500	23,108
	$251,924	$23,108

10.	RESERVES

(a)	Legal reserve

Pursuant to the laws applicable to the PRC’s Foreign Investment Enterprises, the Company must make appropriations from after-tax profit to non-distributable reserve funds. Subject to certain cumulative limits, the general reserve requires annual appropriations of 10% of after-tax profits as determined under the PRC laws and regulations at each year-end until the balance reaches 50% of the PRC entity registered capital; the other reserve appropriations are at the Company’s discretion. These reserves can only be used for specific purposes of enterprise expansion and are not distributable as cash dividends. During the six months ended June 30, 2018 and 2019, the Company did not accrue any legal reserve.

(b)	Currency translation reserve

The currency translation reserve represents translation differences arising from translation of foreign currency financial statements into the Company’s reporting currency.

11.	SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations from June 30, 2019 to the date of when the financial statements were issued and has determined that the Company does not have any material subsequent events to disclose in these financial statements.

F-20

HUAHUI EDUCATION GROUP LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2017 AND 2018

F-1

HUAHUI EDUCATION GROUP LIMITED

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Huahui Education Group Limited :

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Huahui Education Group Limited together with its subsidiaries (“the Company”) as of December 31, 2018 and 2017, and the related consolidated statements of loss and comprehensive loss, stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Going concern uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred net loss from operations, has net current liabilities and an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

The Company has significant transactions with related parties, which are described in Note 8 to the financial statements. Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist.

/s/ Pan-China Singapore PAC

We have served as the Company’s auditor since 2018.

Singapore

November 26, 2019

F-3

HUAHUI EDUCATION GROUP LIMITED

CONSOLIDATED BALANCE SHEETS

(In U.S. Dollars, except share data or otherwise stated)

AS OF DECEMBER 31, 2017 AND 2018

	As of December 31,
	2018	2017
	US$	US$
ASSETS
Current assets:
Cash and cash equivalents	189,210	-
Other receivables	3,423	100,000
Prepaid expenses and other current assets	14,677	-
Total current assets	207,310	100,000

Non-current assets:
Leasehold improvements and equipment, net	24,192	-
Deferred tax assets, net	129,812	-
Total non-current assets	154,004	-
Total assets	361,314	100,000

LIABILITIES AND EQUITY
Current liabilities:
Deferred revenue	147,269	-
Other payables and accruals	19,896	-
Amount due to related parties	372,585	2,500
Total current liabilities	539,750	2,500
Total liabilities	539,750	2,500

COMMITMENTS AND CONTINGENCIES

EQUITY (DEFICIT)
Share capital ($0.0001 par value, 302,734,900 shares issued and outstanding for the years ended December 31, 2017 and 2018)	30,273	30,273
Additional paid in capital	(1,140)	67,227
Foreign currency translation reserve	3,345	-
Accumulated deficit	(210,914)	-
Total equity (deficit)	(178,436)	97,500
Total liabilities and equity	361,314	100,000

The accompanying notes are an integral part of the financial statements.

F-4

HUAHUI EDUCATION GROUP LIMITED

CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2018

	For the years ended December 31,
	2018	2017
	US$	US$

Revenue	212,780	-
Cost of revenue	(56,216)	-
Gross profit	156,564	-

Selling and marketing expenses	(8,947)	-
General and administrative expense	(470,788)	(2,500)
Operating loss	(323,171)	(2,500)

Other expenses, net	(40)	-
Loss before income taxes	(323,211)	(2,500)

Income tax benefits	43,930	-
Loss from continuing operations	(279,281)	-
Loss from discontinued operations	-	(30,329)
Net loss	(279,281)	(32,829)

Foreign currency translation differences	3,345	-
Total comprehensive loss for the years	(275,936)	(32,829)

Basic and diluted loss per ordinary share:
From continuing operations	(0.00)	(0.00)
From discontinuing operations	(0.00)	(0.00)

Weighted average number of common shares outstanding – Basic and diluted	302,734,900	302,734,900

The accompanying notes are an integral part of the financial statements.

F-5

HUAHUI EDUCATION GROUP LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2018

	Share Capital	Additional paid in Capital	Foreign Currency Translation Reserve	Retained Earnings (Deficit)	Total Equity
	US$	US$	US$	US$	US$

Balance at January 1, 2017	30,273	(16,411)	-	-	13,862
Loss for the year from continuing operations	-	-	-	(2,500)	(2,500)
Loss for the year from discontinuing operations	-	-	-	(30,329)	(30,329)
Capital contribution from change in Control Transaction – net liabilities	-	116,467	-		116,467
Recapitalization	-	(32,829)	-	32,829	-
Other comprehensive income	-	-	-	-	-
Balance at December 31, 2017	30,273	67,227	-	-	97,500

Loss for the year from continuing operations	-	-	-	(279,281)	(279,281)
Recapitalization	-	(68,367)	-	68,367	-
Other comprehensive income	-	-	3,345	-	3,345
Balance at December 31, 2018	30,273	(1,140)	3,345	(210,914)	(178,436)

The accompanying notes are an integral part of the financial statements.

F-6

HUAHUI EDUCATION GROUP LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2018

	For the years ended December 31,
	2018	2017
	US$	US$
Cash flows from operating activities:
Net loss from continuing operations	(279,281)	(2,500)

Adjustments for:
Depreciation expense	40,131	-
Loss from sale of furniture and equipment	8,331	-
Written off of rental deposits	27,260
Impairment of leasehold improvements and equipment	55,919
Deferred taxes	(43,930)
Changes in:
Other receivables	104,305	-
Prepaid expenses and other current assets	(1,531)
Other payables and accruals	(1,576)
Deferred revenue	(326)	-
Net cash used in operating activities – continuing operations	(90,698)	(2,500)
Adjustments to reconcile net loss to net cash provided by discontinued operations:
Loss before tax from discontinuing operations	-	(30,329)
Changes in assets and liabilities	-	30,602
Net cash provided by operating activities – discontinuing operations	-	273
Net cash used in operating activities	(90,698)	(2,227)

Cash flows from investing activities:
Additions to leasehold improvements and equipment	(2,023)	-
Proceeds from sale of furniture and equipment	2,051	-
Acquisition of subsidiary, net of cash acquired	68,693	-
Net cash provided by investing activities – continuing operations	68,721	-

Cash flows from financing activities:
Amount due to related parties	210,017	2,500
Net cash provided by financing activities – continuing operations	210,017	2,500
Net cash used in financing activities – discontinuing operations	-	(5,600)
Net cash provided by financing activities	210,017	(3,100)

Effect of exchange rate changes on cash and cash equivalents	1,170	-

Net increase in cash and cash equivalents	189,210	(5.327)
Cash and cash equivalents at the beginning of year	-	5,327
Cash and cash equivalents at the end of year	189,210	-

Non-cash investing and financing activities:
Net liabilities discharged by former owners as part of changes in control	-	16,467

The accompanying notes are an integral part of the financial statements.

F-7

HUAHUI EDUCATION GROUP LIMITED

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2018

1.	DESCRIPTION OF BUSINESS

HUAHUI EDUCATION GROUP CORPORATION, formerly DUONAS CORP. (“HHEG Nevada” or the “Company”) was incorporated in the State of Nevada on September 19, 2014 to start business operations concerned with production of stylish decorative items made from concrete, such as: different sculptures, candleholders, lamps, tabletops, bookcases, vases of different shapes and forms, decorations for the garden; and subsequent selling thereof.

A change of control took place on November 2, 2017 from Vladyslav Beinars. Control was obtained by the sale of 2,000,000 shares of the Company common stock from Vladyslav Beinars to Zhongpeng Chen, Shuiyu Zhong, Xihan Huang, Meihua Zhuang, Peina Huang, Yanru He, Yin Ao, Zhanpeng Fang, Liming Huang, Chuhong Huang, Xiaodong Du, Qiaohong Xie, Lizhen Huang, Liyu Zhang, Chuhua Chen, Meina Xie, Meiyun Wang, Ning Xie, Lirong Zhang, Chan Li, Qiongju Ou, Xijuan Huang, Yihao Chen, Huilin Chen, Yulan Chen, Yixiong Chen, Qixia Yao, Baoquan Huang, Wei Xiong, Changli Huang and Wu Lin. In connection with the transaction, Vladyslav Beinars released the Company from all debts owed.

Through October 22, 2017, the Company’s primary business activity was production of stylish decorative items made from concrete, such as: different sculptures, candleholders, lamps, tabletops, bookcases, vases of different shapes and forms, decorations for the garden; and subsequent selling thereof. Going forward, the Company’s operations will be determined and structured by the new investor group. As such, at December 31, 2018, the Company accounted for these related assets, liabilities and results of operations up to October 22, 2017 as discontinued operations.

On February 22, 2019, the Company completed the process of redomiciling the Company from Nevada to the Cayman Islands. The Board of Directors has established a wholly-owned subsidiary in the Cayman Islands named HUAHUI EDUCATION GROUP LIMITED (“HHEG Cayman”), and merged the Company into HHEG Cayman. HHEG Cayman is the surviving company. There was no change in the number of outstanding shares of the Company’s Common Stock and that each share of HHEG Nevada Common Stock was converted into one ordinary share of HHEG Cayman.

On July 2, 2019, the Company’s board of directors unanimously approved to modify the Company’s accounting fiscal year end from June 30 to December 31.

On July 3, 2019 (the “Closing Date”), HUAHUI EDUCATION GROUP LIMITED (the “Company”), an exempted company limited by shares under the laws of the Cayman Islands, closed on a share exchange (the “Share Exchange”) with HUAHUI GROUP STOCK LIMITED (“HGSL”), a Seychelles company limited by shares, and HUAHUI GROUP (HK) CO., LIMITED (“HGHK”), a company with limited liability formed under the laws of Hong Kong and a wholly owned subsidiary of HGSL. As a result, HGHK is now a wholly owned subsidiary of the Company. Under the Share Exchange Agreement, on the Closing Date, the Company issued a total of 300,000,000 of its Ordinary Shares to the HGSL Shareholders in exchange for 100% of the common stock of HGSL. After the closing, the HGSL Shareholders own approximately 99.1% of the Company’s outstanding shares and the former shareholders of the Company own approximately 0.9%. Mr. Zihua Wu, the former sole officer and director of the Company, resigned from all positions with the Company immediately before the closing of the Share Exchange and Mr. Junze Zhang was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer and Secretary, as well as a director. Mr. Zhongpeng Chen also was appointed a director of the Company. As a result of the Share Exchange, HGSL became the wholly-owned subsidiary of the Company and ZHONGDEHUI (SHENZHEN) EDUCATION DEVELOPMENT CO., LIMITED (“ZDSE”), HGSL’s indirect, wholly-owned subsidiary, became the Company’s sole operational business. Consequently, the Company believes that the Share Exchange has caused the Company to cease to be a shell company.

F-8

ZDSE was incorporated as a limited company in the Peoples’ Republic of China (the “PRC”) on January 19, 2016. ZDSE is a professional management coaching organization engaged in researching, developing and applying methods for helping individuals to improve their personal and professional leadership skills and effectiveness. ZDSE’s clients consist of executive managers from large scale, small and medium-sized enterprises, as well as professionals and employees in various fields. The Company conducts business in one segment which is the provision of educational services in the PRC.

As of December 31, 2018, the Company’s subsidiaries are as follows:

Entity	Date of incorporation	Date of acquisition	Place of incorporation	Percentage of legal ownership by the Company	Principal activities
HGSL	May 17, 2017	N/A	Seychelles	100%	Investment holding
HGCL	May 29, 2017	N/A	Seychelles	100%	Investment holding
HGHK	January 4, 2017	April 20, 2018	Hong Kong	100%	Investment holding
HEMC	March 28, 2017	April 20, 2018	PRC	100%	Investment holding
HSEC	January 5, 2018	May 4, 2018	PRC	100%	Investment holding
ZDSE	January19, 2016	June 27, 2018	PRC	100%	Educational services

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Presentation

The accompanying financial statements include the balances and results of operations of the Company have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”).

The accompanying financial statements are presented on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company incurred net loss of $279,281 during the year ended December 31, 2018. As of December 31, 2018, the Company had net current liability of $332,440 and a deficit on equity of $178,436.

The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance operations primarily through cash flow from revenue and capital contributions from the Chairman of the Board. In the event that the Company requires additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the Chairman of the Board indicated the intent and ability to provide additional equity financing.

F-9

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on the Company’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(b)	Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. Subsidiaries are all entities over which the Company has control. Control exists when the Company has the power over the entity, exposure, or rights to variable returns from involvement in the entity, and the ability to use power over the entity to affect returns through its power over the entity. In assessing control, potential voting rights that presently are exercisable are taken into account. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

(c)	Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent liabilities at the balance sheet date, and revenue and expenses in the financial statements and accompanying notes. Significant accounting estimates reflected in the Company’s financial statements include the valuation allowance for deferred tax assets, economic lives and impairment of leasehold improvements and equipment, allowance for doubtful accounts and etc.. Actual results could differ from those estimates and such differences could affect the results of operations reported in future periods.

(d)	Business combinations

Business combinations are recorded using the acquisition method of accounting. The purchase price of the acquisition is allocated to the tangible assets, liabilities, identifiable intangible assets acquired and non-controlling interest, if any, based on their estimated fair values as of the acquisition date. The excess of the purchase price over those fair values is recorded as goodwill. Acquisition-related expenses and restructuring costs are expensed as incurred.

(e)	Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. All cash and cash equivalents relate to cash on hand and cash at bank at December 31, 2018. The Company has no cash and cash equivalents at December 31, 2017.

The Renminbi is not freely convertible into foreign currencies. Under the PRC Foreign Exchange Control Regulations and Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, the Company is permitted to exchange Renminbi for foreign currencies through banks that are authorized to conduct foreign exchange business.

F-10

(f)	Leasehold Improvement and Equipment

An item of leasehold improvement and equipment is stated at cost less any accumulated depreciation and any accumulated allowance for decrease in value (if any).

The cost of an item of leasehold improvement and equipment comprises its purchase price, import duties and non-refundable purchase taxes (after deducting trade discounts and rebates) and any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. These can include the initial estimate of costs of dismantling and removing the item, and restoring the site on which it is located, the obligation for which an entity incurs either when the item is acquired or as a consequence of having used the item during a particular period.

The cost of replacing part of leasehold improvement and equipment is included in the carrying amount of the asset when it is probable that future economic benefits will flow to the Company and the carrying amount of those replaced parts is derecognized. Repairs and maintenance are charged to the statement of income during the financial period in which they are incurred.

Depreciation is calculated on the straight-line basis to write off the cost of each asset to its residual value over the estimated useful life as follows:

Leasehold improvement	Shorter of the lease term or estimated useful life
Furniture and education equipment	5 years
Computer equipment and software	5 years

The assets’ residual value, useful lives, and depreciation method are regularly reviewed.

(g)	Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. Whenever there is an indication showing a permanent decrease in the amount of leasehold improvement and equipment; such as an evidence of obsolescence or physical damage of an asset, significant changes in the manner in which an asset is used or is expected to be used, the Company shall recognize loss on decrease in value of leasehold improvement and equipment in the statement of income where the carrying amount of asset is higher than the recoverable amount. The Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets. The Company did not record any impairment losses on long-lived assets during the years ended December 31, 2017 and 2018.

(h)	Value added tax (“VAT”)

On January 1, 2012, the PRC Ministry of Finance and the State Administration of Taxation officially launched a pilot VAT reform program (“Pilot Program”), applicable to businesses in selected industries. Such VAT Pilot Program was phased in Beijing, Jiangsu, Anhui, Fujian, Guangdong, Tianjin, Zhejiang, and Hubei between September and December 2012. Business in the Pilot Program would pay VAT instead of sales tax. Starting from August 1, 2013, the Pilot Program was expanded to cover all regions in the PRC. Implementation of the Pilot Program, the new enrollment system development services and other operating services which were previously subject to business tax are therefore subject to VAT at the rate of 6% of revenue. The net VAT balance between input VAT and output VAT is recorded as accrued expenses in the Company’s financial statements.

From May 2016 to July 2018, the Company is a small-scale taxpayer and in accordance with Cai Shui [2016] No. 68, the non-academic educational programs and services in short-term training schools are subject to a simple VAT collection method and apply for a 3% VAT rate. Since August 2018, the Company became general taxpayer and subject to a VAT rate of 6%.

F-11

(i)	Income Recognition

Recognition of Revenue

Revenue is reported net of business taxes and VAT. The educational services consist of training programs and courses. Tuition is generally paid in advance and is initially recorded as deferred revenue. Revenue is recognized proportionately as the instruction is delivered over the period of the course for the course fees collected.

Revenue is generated through delivery services. Revenue is recognized when a customer receives services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those services. The Company applies the following five-step model in order to determine this amount:

(i)	identification of the services in the contract;

(ii)	determination of whether the services are performance obligations, including whether they are distinct in the context of the contract;

(iii)	measurement of the transaction price, including the constraint on variable consideration;

(iv)	allocation of the transaction price to the performance obligations; and

(v)	recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

For all reporting periods, the Company has not disclosed the value of unsatisfied performance obligations for all service revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules.

Other Income and other expenses

Other income, and other expenses are recognized on an accrual basis in accordance with the substance of the relevant agreements.

(j)	Operating leases

Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Payments made under operating leases are charged to the statements of operations on a straight-line basis over the shorter of the lease term or estimated economic life.

F-12

(k)	Earnings Per Share

The Company reports earnings per share in accordance with ASC 260 “Earnings Per Share”, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the reporting period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Further, if the number of common shares outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of a basic and diluted earnings per share shall be adjusted retrospectively for all periods presented to reflect that change in capital structure.

The Company’s basic earnings per share is computed by dividing the net income available to holders by the weighted average number of the Company’s ordinary shares outstanding. Diluted earnings per share reflects the amount of net income available to each ordinary share outstanding during the period plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued. The Company had no potentially dilutive ordinary shares as of December 31, 2017 and 2018.

(l)	Foreign Currency Translation

The Company’s reporting currency is the U.S. dollar and the functional currency is the Chinese Renminbi (“RMB”). All assets and liabilities are translated at exchange rates at the balance sheet date and revenue and expenses are translated at the average yearly exchange rates and equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of equity.

Transactions in currencies other than the functional currencies during the year are converted into the applicable functional currencies at the applicable rates of exchange prevailing at the dates of the transactions. Exchange gains and losses are recognized in the statements of operations.

The exchange rates utilized as follows:

	2018	2017
Year-end RMB exchange rate	6.88	6.51
Average annual RMB exchange rate	6.60	6.76

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

(m)	Foreign Currency Risk

The RMB is not a freely convertible currency. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of the RMB into other currencies. The value of the RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. Over 80% of the Company’s cash and cash equivalents are in RMB.

F-13

(n)	Fair Value

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when valuing the asset or liability. Authoritative literature provides a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The level in the hierarchy within which the fair value measurement in its entirety falls is based upon the lowest level of input that is significant to the fair value measurement as follows:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

(o)	Fair Value of financial instruments

The Company’s financial instruments consist primarily of cash and cash equivalents and accounts payable. The carrying amounts of cash and cash equivalents and accounts payable approximate their fair values due to the short-term maturities of these instruments.

(p)	Income Taxes

Income tax expense comprises current and deferred taxation and is recognized in profit or loss except to the extent that it relates to items recognized directly in other comprehensive income or equity, in which case it is recognized directly in other comprehensive income or equity. Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable with respect to previous periods.

The Company accounts for income taxes using the asset and liability approach. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax basis of assets and liabilities, net of operating loss carry forwards and credits, by applying enacted tax rates that will be in effect for the period in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in the statements of operations in the period of change.

The Company accounts for uncertain tax positions by reporting a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. Tax benefits are recognized from uncertain tax positions when the Company believes that it is more likely than not that the tax position will be sustained on examination by the tax authorities based on the technical merits of the position. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expenses.

F-14

(q)	Comprehensive income

Comprehensive income includes net income and foreign currency translation adjustments. Comprehensive income is reported in the statements of comprehensive income.

(r)	Concentration of credit risk

Financial instruments that potentially expose the Company to significant concentration of credit risk consist primarily of cash and cash equivalents. As of December 31, 2018, substantially all of the Company’s cash and cash equivalents were deposited with financial institutions with high-credit ratings and quality. The Company did not have any customers constituting 10% or more of the net revenues in the fiscal years 2017 and 2018.

(s)	Share Capital

Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from equity.

(t)	Recent accounting pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” ASU 2014-09 requires revenue recognition to depict the transfer of goods or services to customers in an amount that reflects the consideration that a company expects to be entitled to in exchange for the goods or services. To achieve this principle, a company must apply five steps including identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when (or as) the company satisfies the performance obligations. Additional quantitative and qualitative disclosure to enhance the understanding about the nature, amount, timing, and uncertainty of revenue and cash flows is also required. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. In April 2016, the FASB issued ASU 2016-10, “Identifying Performance Obligations and Licensing.” ASU 2016-10 clarifies the following two aspects of ASU 2014-09: identifying performance obligations and licensing implementation guidance. The effective date of ASU 2016-10 is the same as the effective date of ASU 2014-09. The Company adopted this ASU on January 1, 2018 and determined it had no impact on its consolidated financial statements as of December 31, 2018.

In January 2016, the FASB issued a new pronouncement ASU 2016-01 Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The ASU requires equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. The ASU also requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

ASU 2016-01 was further amended in February 2018 by ASU 2018-03, “Technical Corrections and Improvements to Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities”. This update was issued to clarify certain narrow aspects of guidance concerning the recognition of financial assets and liabilities established in ASU 2016-01. This includes an amendment to clarify that an entity measuring an equity security using the measurement alternative may change its measurement approach to a fair valuation method in accordance with Topic 820, Fair Value Measurement, through an irrevocable election that would apply to that security and all identical or similar investments of the same issued.

ASU 2016-01 and ASU 2018-03 are effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Adoption of the amendment must be applied by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption, except for amendments related to equity instruments that do not have readily determinable fair values which should be applied prospectively. The Company adopted this ASU on January 1, 2018 and determined it had no impact on its consolidated financial statements as of December 31, 2018.

F-15

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company expects to adopt ASU 2016-02 in the first quarter of fiscal year 2019. The Group has substantially completed the assessment of the impacts of the new standard to its existing lease contracts. The Company does not believe the adoption of this ASU would have a material effect on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Statements. This ASU requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This Accounting Standards Update affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual rights to receive cash. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. All entities may adopt the amendments in this Update through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). The Company is in the process of evaluating the impact of the adoption of this pronouncement on its consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18: Statement of Cash Flows (Topic 230): Restricted Cash. The amendments in this Update require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this Update do not provide a definition of restricted cash or restricted cash equivalents. The amendments in this ASU on update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments in this Update should be applied using a retrospective transition method each period presented. The Company adopted this ASU on January 1, 2018 and determined it had no impact on its consolidated financial statements as of December 31, 2018.

In January 2017, the FASB issued ASU 2017-01: Business Combinations (Topic 805): Clarifying the Determination of Business. The Update requires that when substantially all of the fair value of the gross assets acquired (or dispose of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This screen reduces the number of transactions that need to be further evaluated. If the screen is not met, the amendments in this ASU on update (1) required that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and (2) remove the evaluation of whether a market participant could replace missing elements. Public business entities should apply the amendments in this Update to annual periods beginning after December 15, 2017, including interim period within those periods. Early adoption of the amendments in this Update is allowed. The amendments in this Update should be applied prospectively on or after the effective date. No disclosure are required at transition. The Company adopted this pronouncement on its consolidated financial statements as of and for the year ended December 31, 2018.

F-16

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

3.	BUSINESS COMBINATION

In June 2018, HUAHUI GROUP STOCK LIMITED (“HGSL”) entered into an equity transfer agreement relating to the acquisition of 100% of the equity of ZHONGDEHUI (SHENZHEN) EDUCATION DEVELOPMENT CO., LID (“ZDSE”). The acquisition was closed on June 27, 2018. The result of operations of ZDSE is included in the Company’s consolidated financial statements beginning on June 27, 2018.

The following represents the purchase price allocation at the dates of the acquisition:

June 27, 2018
Cash and cash equivalents	$71,016
Other current assets	48,793
Non-current assets	220,634
Current liabilities	(340,141)
Total purchase price	$302

4.	DISCONTINUED OPERATIONS

On November 2, 2017, due to the Changes in Control of Registrant, the Company decided to exit the field of production of stylish decorative items made from concrete, such as: different sculptures, candleholders, lamps, tabletops, bookcases, vases of different shapes and forms, decorations for the garden; and subsequent selling thereof.

The change of the business qualified as a discontinued operation of the Company and accordingly, the Company has excluded results of the operations from its Statements of Operations to present this business in discontinued operations.

The following table shows the results of operations of the Company for the years ended December 31, 2017 and 2018 which are included in the loss from discontinued operations:

	2018	2017

Revenues	$-	$9,337
Cost of Goods Sold	-	(2,631)
Gross Profit	$-	$6,706

General and administrative expense	-	(37,035)
Loss before income taxes from Discontinued Operations		(30,329)

Provision for income taxes	-	-
Net Loss from Discontinued Operations	$-	$(30,329)

F-17

The following table shows the carrying amounts of the major classes of assets and liabilities associated with the Company as of the October 22, 2017.

October 22, 2017
(Unaudited)
Amount due to related party	$(31,100)
Cash	1,525
Inventory	3,520
Equipment, net	4,693
Prepaid Expenses	5,790
Account Payable	(895)
TOTAL	$(16,467)

5.	LEASEHOLD IMPROVEMENT AND EQUIPMENT, NET

	As of December 31,
	2018	2017
Furniture and education equipment	$36,861	$-
Computer equipment and software	15,529	-
	$52,390	$-
Less: accumulated depreciation	(28,198)	-
	$24,192	$-

Depreciation expense for the years ended December 31, 2017 and 2018 was $nil and $40,131, respectively

The Company recorded long-lived asset impairment losses of $55,919 during the year ended December 31, 2018, including $33,882 for leasehold improvement and $22,037 for the furniture. The Company did not record any long-lived asset impairment losses during the year ended December 31, 2017.

6.	OTHER PAYABLES AND ACCRUALS

	As of December 31,
	2018	2017
Accrued payroll and welfare payable	$16,221	$-
VAT and other taxes payable	1,379	-
Others	2,296	-
	$19,896	$-

7.	INCOME TAXES

Nevada

The Company’s parent entity, HHEG Nevada is a U.S entity and is subject to the United States federal income tax. No provision for income taxes in the United States has been made as HHEG had no United States taxable income for the years ended December 31, 2017 and 2018.

In February 2019, HHEG Nevada was redomiciled from Nevada to the Cayman Islands. As a result of the redomicile, the accumulated tax loss of HHEG cannot be utilized against any taxable income available in the future.

Seychelles

HGSL and HGCl are tax-exempted companies incorporated in Seychelles. Under the current laws of Seychelles, the Company and HGCl are not subject to income, corporate or capital gains tax, and Seychelles currently have no form of estate duty, inheritance tax or gift tax. In addition, payments of dividends and capital in respect of their shares are not subject to taxation and no withholding will be required in the Seychelles on the payment of any dividend or capital to any holder of their shares, nor will gains derived from the disposal of their shares be subject to Seychelles income or corporation tax. No provision for income taxes in Seychelles has been made as the Company and HGCl had no taxable income for the year ended December 31, 2017 and 2018.

F-18

Hong Kong

HGHK is incorporated in Hong Kong and is subject to an income tax rate of 16.5% for taxable income generated from operations in Hong Kong. No provision for income taxes in Hong Kong has been made as HGHK had no taxable income for the year ended December 31, 2018.

PRC

The Company’s PRC subsidiaries are subject to 25% standard enterprise income tax except for those accepted as deemed profit method enterprises, or qualified for small-scale enterprises, or granted preferential tax treatment. No provision for income taxes in the PRC has been made on HSMC and HSEC as they had no taxable income for the year ended December 31, 2018.

ZDSE is the Company’s only operating subsidiary. The components of provision for income taxes and tax charges for the year ended December 31, 2018 come solely from the tax jurisdiction in the PRC, which has a statutory tax rate of 25% (2017: 25%)

Income tax expense (benefits)

	For the years ended December 31,
	2018	2017
Current tax expense	$-	$-
Deferred tax benefits	(43,930)	-
	$(43,930)	$-

A reconciliation of the effective tax rates from 25% statutory tax rates for the years ended December 31, 2017 and 2018 is as follows:

	For the years ended December 31,
	2018	2017
Loss before tax	$(323,211)	$(32,829)
Tax benefit calculated at statutory tax rate	(80,803)	(8,207)
Valuation allowance	36,873	8,207
	$(43,930)	$-

Recognized deferred tax assets and liabilities

Deferred tax assets and liabilities are offset when income taxes are related to the same fiscal authority. Deferred income taxes are calculated on all temporary differences under the asset and liability method using a 25% principal tax rate.

The movement in the deferred income tax account is as follows:

	2018	2017
At January 1	$-	$-
Deferred tax assets acquired through acquisition of ZDSE	89,384	-
Credited to the statement of loss	43,930	-
Exchange difference	(3,502)
At December 31	$129,812	$-

F-19

Deferred tax assets and temporary differences are recognized if the realization of the tax benefit is probable.

Deferred tax assets are recognized for tax loss and carry forwards only to the extent that realization of the related tax benefit through the future taxable profits is probable. As of the year ended December 31, 2018, the Company had net operating loss carried-forward of $519,248, which will expire on various dates from December 31, 2021 to December 31, 2023.

8.	RELATED PARTIES TRANSACTIONS

The Company had the following balances with related parties:

(a) Amount due to related parties

		As of December 31,
	Relationship	2018	2017
Hengqing Investment Consultation(SZ) Partnership Business (LP)	Company controlled by Qing Zuo	$24,052	$-
Henghui Investment Consultation(SZ) Partnership Business (LP)	Company controlled by Qing Zuo	64,008	-
Qing Zuo	Majority shareholder of ZDSE and executive chairman until June 27, 2018 and November 28, 2018, respectively. Currently Chairman of the Board of ZDSE since December 20, 2018	33,473	-
Junze Zhang	Shareholder and director of the Company	182,093	-
Mengling Zhang	General manager of ZDSE	36,519	-
Zihua Wu	Director of the Company	32,440	2,500
Total		$372,585	$2,500

The balances represent cash advances from related parties. From time to time, shareholders, general manager and director of the Company advanced funds to the Company for working capital purpose.

The balances with related parties are unsecured, non-interest bearing and repayable on demand.

(b) Transactions

	For the years ended December 31,
	2018	2017
Cash advance from related parties
Junze Zhang	182,093	-
Zihua Wu	27,924	2,500
	$210,017	$2,500

9.	RESERVES

(a)	Legal reserve

Pursuant to the laws applicable to the PRC’s Foreign Investment Enterprises, the Company must make appropriations from after-tax profit to non-distributable reserve funds. Subject to certain cumulative limits, the general reserve requires annual appropriations of 10% of after-tax profits as determined under the PRC laws and regulations at each year-end until the balance reaches 50% of the PRC entity registered capital; the other reserve appropriations are at the Company’s discretion. These reserves can only be used for specific purposes of enterprise expansion and are not distributable as cash dividends. During the years ended December 31, 2017 and 2018, the Company did not accrue any legal reserve.

F-20

(b)	Currency translation reserve

The currency translation reserve represents translation differences arising from translation of foreign currency financial statements into the Company’s reporting currency.

10.	COMMITMENTS AND CONTINGENCIES

Operating lease commitments

The Company leased an office in Shenzhen, the PRC, under operating leases which was terminated in March 2019. Rent expense for the year ended 2018 was $71,478.

Future minimum lease payments for leases with initial or remaining non-cancelable lease terms in excess of one year are as follows:

The future minimum lease payments under non-cancellable operating leases in respect of the Company’s office are as follows:

	2018	2017
Within 1 year	$50,201	$-
After 1 year but within 5 years	-	-
	$50,201	$-

11.	SUBSEQUENT EVENTS

In March 2019, the Company terminated the lease for the office in Shenzhen, PRC three months early of the one year term, which caused the forfeiture of the security deposit amounting to $27,260 and the impairment loss of leasehold improvements and equipment amounting to $55,919.

In accordance with ASC 855-10, the Company has analyzed its operations from December 31, 2018 to the date of when the financial statements were issued and has determined that except the above, and the redomiciling and share exchange transaction described at Note 1, the Company does not have any material subsequent events to disclose in these financial statements.

F-21

ZHONGDEHUI (SHENZHEN) EDUCATION DEVELOPMENT CO., LIMITED

FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2017 AND 2018

F-1

ZHONGDEHUI (SHENZHEN) EDUCATION DEVELOPMENT CO., LIMITED

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Zhongdehui (Shenzhen) Education Development Co., Limited :

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Zhongdehui (Shenzhen) Education Development Co., Limited (“the Company”) as of December 31, 2018 and 2017, and the related statements of loss and comprehensive loss, stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Going concern uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred recurring losses from operations, has net current liabilities and an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

Emphasis of Matter

The Company has significant transactions with related parties, which are described in Note 6 to the financial statements. Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist.

/s/ Pan-China Singapore PAC

We have served as the Company’s auditor since 2018.

Singapore

November 26, 2019

F-3

ZHONGDEHUI (SHENZHEN) EDUCATION DEVELOPMENT CO., LIMITED

BALANCE SHEETS

(In U.S. Dollars, except share data or otherwise stated)

AS OF DECEMBER 31, 2017 AND 2018

	As of December 31,
	2018	2017
	US$	US$
ASSETS
Current assets:
Cash and cash equivalents	32,908	226,043
Other receivables	3,428	31,470
Prepaid expenses and other current assets	14,677	7,831
Total current assets	51,013	265,344

Non-current assets:
Leasehold improvements, furniture and equipment, net	22,438	175,857
Deferred tax assets, net	129,812	138,401
Total non-current assets	152,250	314,258
Total assets	203,263	579,602

LIABILITIES AND EQUITY
Current liabilities:
Deferred revenue	147,269	342,920
Other payables and accruals	11,069	56,125
Amount due to related parties	158,052	620,546
Total current liabilities	316,390	1,019,591
Total liabilities	316,390	1,019,591

COMMITMENTS AND CONTINGENCIES

EQUITY (DEFICIT)
Share capital	325,110	136,494
Capital reserve	199,040	-
Foreign currency translation reserve	(9,224)	(13,994)
Accumulated deficit	(628,053)	(562,489)
Total equity (deficit)	(113,127)	(439,989)
Total liabilities and equity	203,263	579,602

The accompanying notes are an integral part of the financial statements.

F-4

ZHONGDEHUI (SHENZHEN) EDUCATION

DEVELOPMENT CO., LIMITED

STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2018

	For the years ended December 31,
	2018	2017
	US$	US$
Revenue	780,574	431,529
Cost of revenue	(154,192)	(101,886)
Gross profit	626,382	329,643

Selling and marketing expenses	(28,059)	(19,245)
General and administrative expense	(661,072)	(581,289)
Operating (loss) income	(62,749)	(270,891)

Other expenses, net	(1,673)	(19,166)
Income (loss) before income taxes	(64,422)	(290,057)

Income (taxes) benefits	(1,142)	50,860
Net loss for the year	(65,564)	(239,197)

Foreign currency translation differences	4,770	(28,214)
Total comprehensive loss for the year	(60,794)	(267,411)

The accompanying notes are an integral part of the financial statements.

F-5

ZHONGDEHUI (SHENZHEN) EDUCATION DEVELOPMENT CO., LIMITED

STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2018

	Share Capital	Capital Reserve	Foreign Currency Translation Reserve	Retained Earnings (Deficit)	Total Equity (Deficit)
	US$	US$	US$	US$	US$
Balance at January 1, 2017	-	-	14,220	(323,292)	(309,072)
Capital contribution	136,494	-	-	-	136,494
Loss for the year	-	-	-	(239,197)	(239,197)
Foreign currency translation loss	-	-	(28,214)	-	(28,214)
Balance at December 31, 2017	136,494	-	(13,994)	(562,489)	(439,989)

Capital contribution	188,616		-	-	188,616
Waiver of shareholders’ loan	-	199,040	-	-	199,040
Loss for the year	-		-	(65,564)	(65,564)
Foreign currency translation gain	-		4,770	-	4,770
Balance at December 31, 2018	325,110	199,040	(9,224)	(628,053)	(113,127)

The accompanying notes are an integral part of the financial statements.

F-6

ZHONGDEHUI (SHENZHEN) EDUCATION DEVELOPMENT CO., LIMITED

STATEMENTS OF CASH FLOWS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2018

	For the years ended December 31,
	2018	2017
	US$	US$
Cash flows from operating activities:
Net loss	(65,564)	(239,197)

Adjustments for:
Depreciation expense	83,193	76,191
Loss from sale of furniture and equipment	8,653	-
Written off of rental deposits	27,260	-
Impairment of leasehold improvements and equipment	55,919	-
Deferred taxes	1,142	(50,860)
Changes in:
Other receivables	175	(884)
Prepaid expenses and other current assets	(7,572)	(7,541)

Other payables and accruals	(43,769)	14,508
Deferred revenue	(184,467)	218,852
Net cash (used in) provided by operating activities	(125,030)	11,069

Cash flows from investing activities:
Additions to leasehold improvements and equipment	-	(27,158)
Proceeds from sale of furniture and equipment	2,131	-
Capital contribution	188,616	136,494
Net cash provided by investing activities	190,747	109,336

Cash flows from financing activities:
Proceeds from advances from related parties	153,528	308,538
Repayment of advances from related parties	(400,798)	(268,184)
Net cash (used in) provided by financing activities	(247,270)	40,354

Effect of exchange rate changes on cash and cash equivalents	(11,582)	6,723

Net (decrease) increase in cash and cash equivalents	(193,135)	167,482
Cash and cash equivalents at the beginning of year	226,043	58,561
Cash and cash equivalents at the end of year	32,908	226,043

Non-cash investing and financing activities:	-	-
Waiver of shareholders’ loan	199,040	-

The accompanying notes are an integral part of the financial statements.

F-7

ZHONGDEHUI (SHENZHEN) EDUCATION DEVELOPMENT CO., LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2018

1.	DESCRIPTION OF BUSINESS

Zhongdehui (Shenzhen) Education Development Co., Limited (“ZDSE” or the “Company”) was incorporated as a limited company in the Peoples’ Republic of China (the “PRC”) on January 19, 2016. ZDSE is a professional management coaching organization engaged in researching, developing and applying methods for helping individuals to improve their personal and professional leadership skills and effectiveness. ZDSE’s clients consist of executive managers from large scale, small and medium-sized enterprises, as well as professionals and employees in various fields. The Company conducts business in one segment which provide educational services in the PRC.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Presentation

The accompanying financial statements include the balances and results of operations of the Company have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”).

The accompanying financial statements are presented on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company incurred net loss of $239,197 and $65,564 and during the years ended December 31, 2017 and 2018, respectively. As of December 31, 2017 and 2018, the Company had net current liability of $754,247 and $268,377, respectively, and a deficit on total equity of $439,989 and $113,127, respectively.

The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance operations primarily through cash flow from revenue and capital contributions from the existing shareholders. In the event that the Company requires additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the existing shareholders indicated the intent and ability to provide additional equity financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on the Company’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-8

(b)	Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent liabilities at the balance sheet date, and revenue and expenses in the financial statements and accompanying notes. Significant accounting estimates reflected in the Company’s financial statements include the valuation allowance for deferred tax assets, economic lives and impairment of leasehold improvements and equipment, allowance for doubtful accounts and etc.. Actual results could differ from those estimates and such differences could affect the results of operations reported in future periods.

(c)	Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. All cash and cash equivalents relate to cash on hand and cash at bank at December 31, 2017 and 2018.

The Renminbi is not freely convertible into foreign currencies. Under the PRC Foreign Exchange Control Regulations and Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, the Company is permitted to exchange Renminbi for foreign currencies through banks that are authorized to conduct foreign exchange business.

(d)	Leasehold Improvement, Furniture and Equipment

An item of leasehold improvement, furniture and equipment is stated at cost less any accumulated depreciation and any accumulated allowance for decrease in value (if any).

The cost of an item of leasehold improvement, furniture and equipment comprises its purchase price, import duties and non-refundable purchase taxes (after deducting trade discounts and rebates) and any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. These can include the initial estimate of costs of dismantling and removing the item, and restoring the site on which it is located, the obligation for which an entity incurs either when the item is acquired or as a consequence of having used the item during a particular period.

The cost of replacing part of leasehold improvement, furniture and equipment is included in the carrying amount of the asset when it is probable that future economic benefits will flow to the Company and the carrying amount of those replaced parts is derecognized. Repairs and maintenance are charged to the statement of income during the financial period in which they are incurred.

Depreciation is calculated on the straight-line basis to write off the cost of each asset to its residual value over the estimated useful life as follows:

Leasehold improvement	Shorter of the lease term or estimated useful life
Furniture and education equipment	5 years
Computer equipment and software	5 years

The assets’ residual value, useful lives, and depreciation method are regularly reviewed.

(e)	Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. Whenever there is an indication showing a permanent decrease in the amount of leasehold improvement, furniture and equipment; such as an evidence of obsolescence or physical damage of an asset, significant changes in the manner in which an asset is used or is expected to be used, the Company shall recognize loss on decrease in value of leasehold improvement and equipment in the statement of income where the carrying amount of asset is higher than the recoverable amount. The Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets. Impairment losses are included in the administrative expenses. The Company recorded long-lived asset impairment of $nil and $55,919 during the year ended December 31, 2017 and 2018.

F-9

(f)	Value added tax (“VAT”)

On January 1, 2012, the PRC Ministry of Finance and the State Administration of Taxation officially launched a pilot VAT reform program (“Pilot Program”), applicable to businesses in selected industries. Such VAT Pilot Program was phased in Beijing, Jiangsu, Anhui, Fujian, Guangdong, Tianjin, Zhejiang, and Hubei between September and December 2012. Business in the Pilot Program would pay VAT instead of sales tax. Starting from August 1, 2013, the Pilot Program was expanded to cover all regions in the PRC. Implementation of the Pilot Program, the new enrollment system development services and other operating services which were previously subject to business tax are therefore subject to VAT at the rate of 6% of revenue. The net VAT balance between input VAT and output VAT is recorded as accrued expenses in the Company’s financial statements.

From May 2016 to July 2018, the Company is a small-scale taxpayer and in accordance with Cai Shui [2016] No. 68, the non-academic educational programs and services in short-term training schools are subject to a simple VAT collection method and apply for a 3% VAT rate. Since August 2018, the Company became general taxpayer and subject to a VAT rate of 6%.

(g)	Income Recognition

Recognition of Revenue

Revenue is reported net of business taxes and VAT. The educational services consist of training programs and courses. Tuition is generally paid in advance and is initially recorded as deferred revenue. Revenue is recognized proportionately as the instruction is delivered over the period of the course for the course fees collected.

Revenue is generated through delivery services when a customer receives services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those services. The Company applies the following five-step model in order to determine this amount:

(i)	identification of the services in the contract;

(ii)	determination of whether the services are performance obligations, including whether they are distinct in the context of the contract;

(iii)	measurement of the transaction price, including the constraint on variable consideration;

(iv)	allocation of the transaction price to the performance obligations; and

(v)	recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

F-10

For all reporting periods, the Company has not disclosed the value of unsatisfied performance obligations for all service revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules.

Other Income and other expenses

Other income, and other expenses are recognized on an accrual basis in accordance with the substance of the relevant agreements.

(h)	Operating leases

Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Payments made under operating leases are charged to the statement of operations on a straight-line basis over the shorter of the lease term or estimated economic life.

(i)	Foreign Currency Translation

The Company’s reporting currency is the U.S. dollar and the functional currency is the Chinese Renminbi (“RMB”). All assets and liabilities are translated at exchange rates at the balance sheet date and revenue and expenses are translated at the average yearly exchange rates and equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of equity.

Transactions in currencies other than the functional currencies during the year are converted into the applicable functional currencies at the applicable rates of exchange prevailing at the dates of the transactions. Exchange gains and losses are recognized in the consolidated statements of operations.

The exchange rates utilized as follows:

	2018	2017
Year-end RMB exchange rate	6.88	6.51
Average annual RMB exchange rate	6.60	6.76

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

(j)	Foreign Currency Risk

The RMB is not a freely convertible currency. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of the RMB into other currencies. The value of the RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. All of the Company’s cash and cash equivalents are in RMB.

F-11

(k)	Fair Value

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when valuing the asset or liability. Authoritative literature provides a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The level in the hierarchy within which the fair value measurement in its entirety falls is based upon the lowest level of input that is significant to the fair value measurement as follows:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

(l)	Fair Value of financial instruments

The Company’s financial instruments consist primarily of cash and cash equivalents and accounts payable. The carrying amounts of cash and cash equivalents and accounts payable approximate their fair values due to the short-term maturities of these instruments.

(m)	Income Taxes

Income tax expense comprises current and deferred taxation and is recognized in profit or loss except to the extent that it relates to items recognized directly in other comprehensive income or equity, in which case it is recognized directly in other comprehensive income or equity. Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable with respect to previous periods.

The Company accounts for income taxes using the asset and liability approach. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax basis of assets and liabilities, net of operating loss carry forwards and credits, by applying enacted tax rates that will be in effect for the period in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in the statements of operations in the period of change.

The Company accounts for uncertain tax positions by reporting a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. Tax benefits are recognized from uncertain tax positions when the Company believes that it is more likely than not that the tax position will be sustained on examination by the tax authorities based on the technical merits of the position. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expenses.

(n)	Comprehensive income

Comprehensive income includes net income and foreign currency translation adjustments. Comprehensive income is reported in the statements of comprehensive income.

F-12

(o)	Concentration of credit risk

Financial instruments that potentially expose the Company to significant concentration of credit risk consist primarily of cash and cash equivalents. As of December 31, 2018, substantially all of the Company’s cash and cash equivalents were deposited with financial institutions with high-credit ratings and quality. The Company did not have any customers constituting 10% or more of the net revenues in the fiscal years 2017 and 2018.

(p)	Share Capital

Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from equity.

(q)	Recent accounting pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” ASU 2014-09 requires revenue recognition to depict the transfer of goods or services to customers in an amount that reflects the consideration that a company expects to be entitled to in exchange for the goods or services. To achieve this principle, a company must apply five steps including identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when (or as) the company satisfies the performance obligations. Additional quantitative and qualitative disclosure to enhance the understanding about the nature, amount, timing, and uncertainty of revenue and cash flows is also required. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. In April 2016, the FASB issued ASU 2016-10, “Identifying Performance Obligations and Licensing.” ASU 2016-10 clarifies the following two aspects of ASU 2014-09: identifying performance obligations and licensing implementation guidance. The effective date of ASU 2016-10 is the same as the effective date of ASU 2014-09. The Company adopted this ASU on January 1, 2018 and determined it had no impact on its financial statements as of December 31, 2018.

In January 2016, the FASB issued a new pronouncement ASU 2016-01 Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The ASU requires equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. The ASU also requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

ASU 2016-01 was further amended in February 2018 by ASU 2018-03, “Technical Corrections and Improvements to Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities”. This update was issued to clarify certain narrow aspects of guidance concerning the recognition of financial assets and liabilities established in ASU 2016-01. This includes an amendment to clarify that an entity measuring an equity security using the measurement alternative may change its measurement approach to a fair valuation method in accordance with Topic 820, Fair Value Measurement, through an irrevocable election that would apply to that security and all identical or similar investments of the same issued.

ASU 2016-01 and ASU 2018-03 are effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Adoption of the amendment must be applied by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption, except for amendments related to equity instruments that do not have readily determinable fair values which should be applied prospectively. The Company adopted this ASU on January 1, 2018 and determined it had no impact on its financial statements as of December 31, 2018.

F-13

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company expects to adopt ASU 2016-02 in the first quarter of fiscal year 2019. The Group has substantially completed the assessment of the impacts of the new standard to its existing lease contracts. The Company does not believe the adoption of this ASU would have a material effect on its financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Statements. This ASU requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This Accounting Standards Update affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual rights to receive cash. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. All entities may adopt the amendments in this Update through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). The Company is in the process of evaluating the impact of the adoption of this pronouncement on its financial statements.

In November 2016, the FASB issued ASU 2016-18: Statement of Cash Flows (Topic 230): Restricted Cash. The amendments in this Update require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this Update do not provide a definition of restricted cash or restricted cash equivalents. The amendments in this ASU on update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments in this Update should be applied using a retrospective transition method for each period presented. The Company adopted this ASU on January 1, 2018 and determined it had no impact on its financial statements as of December 31, 2018.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

3.	LEASEHOLD IMPROVEMENT, FURNITURE AND EQUIPMENT, NET

	As of December 31,
	2018	2017
Furniture and education equipment	$35,291	93,777
Computer equipment and software	15,157	16,278
Leasehold improvements	-	187,975
	$50,448	298,030
Less: accumulated depreciation	(28,010)	(122,173)
	22,438	175,857

F-14

Depreciation expense for the years ended December 31, 2017 and 2018 was $76,191 and $83,193, respectively.

The Company recorded long-lived asset impairment losses of $55,919 during the year ended December 31, 2018, including $33,882 for leasehold improvement and $22,037 for the furniture. The Company did not record any long-lived asset impairment losses during the year ended December 31, 2017.

4.	OTHER PAYABLES AND ACCRUALS

	As of December 31,
	2018	2017
Accrued payroll and welfare payable	$9,690	25,493
Amounts reimbursable to employees (a)	-	4,252
VAT and other taxes payable	1,379	10,467
Others (b)	-	15,913
	$11,069	56,125

(a)	Amounts reimbursable to employees include travelling and related expenses.
(b)	Others primarily include conference fee and other miscellaneous expenses payable.

5.	INCOME TAXES

Income tax expense (benefits)

	For the years ended December 31,
	2018	2017
Current tax expense	$-	$-
Deferred tax benefits (expenses)	1,142	(50,860)
	$1,142	$(50,860)

The Company’s tax charge comes solely from the tax jurisdiction in the PRC, which has a statutory tax rate of 25% (2017: 25%).

A reconciliation of the effective tax rates from 25% statutory tax rates for the years ended December 31, 2018 and 2017 is as follows:

	For the years ended December 31,
	2018	2017
Loss before tax	$(64,422)	$(290,057)
Tax credit calculated at statutory tax rate	(16,105)	(72,514)
Expense not deductible for tax	17,247	21,654
	$1,142	$(50,860)

Recognized deferred tax assets and liabilities

Deferred tax assets and liabilities are offset when income taxes are related to the same fiscal authority. Deferred income taxes are calculated on all temporary differences under the asset and liability method using a 25% principal tax rate

The movement in the deferred income tax account is as follows:

	2018	2017
At January 1	$138,401	$80,176
Charged (credited) to the statement of loss	(1,142)	50,860
Exchange difference	(7,447)	7,365
At December 31	$129,812	$138,401

F-15

Deferred tax assets and temporary differences are recognized if the realization of the tax benefit is probable.

Deferred tax assets are recognized for tax loss and carry forwards only to the extent that realization of the related tax benefit through the future taxable profits is probable. As of the year ended December 31, 2017 and 2018, the Company had net operating loss carried-forwards of $553,604 and $519,248, respectively, which will expire on various dates from December 31, 2021 to December 31, 2023.

6.	RELATED PARTIES TRANSACTIONS

The Company had the following balances and transactions with related parties:

(a)	Amount due to related parties

		As of December 31,
	Relationship	2018	2017
Hengqing Investment Consultation(SZ) Partnership Business (LP)	Company controlled by Qing Zuo	$24,052	$-
Henghui Investment Consultation(SZ) Partnership Business (LP)	Company controlled by Qing Zuo	64,008	-
Qing Zuo	Majority shareholder and executive chairman until June 27, 2018 and November 28, 2018, respectively. Currently Chairman of the Board since December 20, 2018	33,473	83,409

Mengling Zhang	General manager	36,519	537,137
Total		$158,052	$620,546

The balances represent cash advances from related parties.

The balances with related parties are unsecured, non-interest bearing and repayable on demand.

From time to time, majority shareholder and general manager of the Company advanced funds to the Company for working capital purpose. As of December 31, 2018, advancements from Qing Zuo and Mengling Zhang amount to $51,801 and $147,239, respectively, to the Company have been converted and treated as capital contribution to the Company pursuant to the Waiver of shareholder’s loan agreements signed on June 27, 2018.

(b)	Transactions

	For the years ended December 31,
	2018	2017
Tutor fee to related parties
Qing Zuo	$13,320	$2,726
Mengling Zhang	18,057	1,969
	$31,377	$4,695
Repayment to related parties
Qing Zuo	576	198,622
Mengling Zhang	400,222	69,562
	$400,798	$268,184

Cash advance from related parties
Hengqing Investment Consultation (SZ) Partnership Business (LP)	$25,055	$-
Henghui Investment Consultation (SZ) Partnership Business (LP)	66,676	-
Qing Zuo	5,185	94,672
Mengling Zhang	56,612	213,867
	$153,528	$308,338

Shareholder debts converted to capital contribution
Qing Zuo	$51,801	$-
Mengling Zhang	147,239	-
	$199,040	$-

F-16

7.	RESERVES

(a)	Legal reserve

Pursuant to the laws applicable to the PRC’s Foreign Investment Enterprises, the Company must make appropriations from after-tax profit to non-distributable reserve funds. Subject to certain cumulative limits, the general reserve requires annual appropriations of 10% of after-tax profits as determined under the PRC laws and regulations at each year-end until the balance reaches 50% of the PRC entity registered capital; the other reserve appropriations are at the Company’s discretion. These reserves can only be used for specific purposes of enterprise expansion and are not distributable as cash dividends. During the years ended December 31, 2017 and 2018, the Company did not accrue any legal reserve.

(b)	Currency translation reserve

The currency translation reserve represents translation differences arising from translation of foreign currency financial statements into the Company’s reporting currency.

8.	COMMITMENTS AND CONTINGENCIES

Operating lease commitments

The Company leased an office in Shenzhen, the PRC, under operating leases which was terminated in March 2019. Rent expense for the years ended December 31, 2017 and 2018 was $143,860 and $150,299, respectively.

Future minimum lease payments for leases with initial or remaining non-cancelable lease terms in excess of one year are as follows:

The future minimum lease payments under non-cancellable operating leases in respect of the Company’s office are as follows:

	2018	2017
Within 1 year	$50,201	$152,543
After 1 year but within 5 years	-	53,074
	$50,201	$205,617

9.	SUBSEQUENT EVENTS

In March 2019, the Company terminated the lease for the office in Shenzhen, PRC three months early of the one year term, which caused the forfeiture of the security deposit amounting to $27,260 and the impairment loss of leasehold improvements and equipment amounting to $55,919.

F-17

HUAHUI EDUCATION GROUP LIMITED

PRELIMINARY PROSPECTUS

Through and including [      ], 2019 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles permit indemnification of officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred in connection with the execution of their duties, powers, authorities or discretions as a director or officer of the Company, unless such losses or damages arise through the willful neglect or default of such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, or the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering and/or Regulation S promulgated thereunder regarding offshore offers and sales.

Effective February 22, 2019, the Company (the “Nevada Company”) was redomiciled from Nevada to the Cayman Islands by merging into its wholly-owned Cayman Islands subsidiary, Huahui Education Group Limited (the “Cayman Company”). Pursuant to the merger, the Cayman Company issued 2,734,900 of its Ordinary Shares to the shareholders of the Nevada Company in exchange for all of their shares in the Nevada Company.

On July 3, 2019, the Company closed on the Share Exchange. Pursuant to the Share Exchange, the Company issued 300,000,000 Ordinary Shares in exchange for all of the outstanding shares of Huahui Group Stock Limited.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or consolidated financial statements or the notes thereto.

II-1

Item 9. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, Guangdong Province, China, on November 26, 2019.

HUAHUI EDUCATION GROUP LIMITED

By:	/s/ Junze Zhang
Name:	Junze Zhang
Title:	President, Chief Executive Officer, Chief Financial Officer and Secretary

By:	/s/ Zhongpeng Chen
Name:	Zhongpeng Chen
Title:	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in the City of Greenwood Village, State of Colorado, on November 26, 2019.

SCHLUETER & ASSOCIATES, P.C.

By:	/s/ Henry F. Schlueter
Name:	Henry F. Schlueter, Esq.
Title:	Managing Director

II-3

EXHIBIT INDEX

(a) Exhibits. The following exhibits are included herein or incorporated herein by reference:

The following documents are filed as part of this registration statement:

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between Huahui Education Group Corporation and Huahui Education Group Limited, dated January 17, 2019*

2.2	Share Exchange Agreement between Huahui Education Group Limited, Huahui Group Stock Limited and the shareholders of Huahui Group Stock Limited, dated July 2, 2019 (incorporated by reference to Exhibit 2.1 to the Company’s Report on Form 6-K filed with the SEC on July 5, 2019)**

3.1	Memorandum and Articles of Association of Huahui Education Group Limited (incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 6-K filed with the SEC on July 5, 2019)**

3.2	Certificate of Merger issued by the Registrar of Companies in the Cayman Islands (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 21, 2019)**

3.3	Articles of Merger as filed in the State of Nevada (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 21, 2019)**

4.1	Specimen Ordinary Share Certificate***
5.1	Opinion of Cayman Islands Counsel as to validity of the Ordinary Shares***

10.1

Summary of Joint Office Area Service Agreement dated April 23, 2019 between Shenzhen Merchants Venture Co., Ltd. and Zhongdehui (Shenzhen) Education Development Co., Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 6-K filed with the SEC on July 5, 2019)**

10.2	Summary of Guangzhou Branch Lease Part 1, dated January 14, 2019, and Part 2 dated March 20, 2019, between Guangzhou Panyu Bailong Electronics Co., Ltd. and Zhongdehui (Shenzhen) Education Development Co., Ltd. Guangzhou Branch (incorporated by reference to Exhibit 10.2 to the Company’s Report on Form 6-K filed with the SEC on July 5, 2019)**

10.3	Summary of Lease dated March 1, 2019 between Weifang Zhongdehui Education Consulting Co., Ltd. and Shandong Branch of Zhongdehui (Shenzhen) Education Development Co., Ltd. (incorporated by reference to Exhibit 10.3 to the Company’s Report on Form 6-K filed with the SEC on July 5, 2019)**

10.4

Summary of Lease dated May 1, 2019 between Liaoning Pacific Industrial Co., Ltd. and Zhongdehui (Shenzhen) Education Development Co., Ltd. Liaoning Branch (incorporated by reference to Exhibit 10.4 to the Company’s Report on Form 6-K filed with the SEC on July 5, 2019)**

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10.5	Summary of Lease dated June 5, 2019 between Xiaorui Zhao and Zhongdehui (Shenzhen) Education Development Co., Ltd. Liaoning Branch (incorporated by reference to Exhibit 10.5 to the Company’s Report on Form 6-K filed with the SEC on July 5, 2019)**

10.6

Summary of Lease dated June 4, 2019 between Yanlei Wang and Zhongdehui (Shenzhen) Education Development Co., Ltd. Liaoning Branch (incorporated by reference to Exhibit 10.6 to the Company’s Report on Form 6-K filed with the SEC on July 5, 2019)**

10.7	Employment Contract dated May 1, 2018 between Huahui (Shenzhen) Education Management Co., Ltd. and Junze Zhang (incorporated by reference to Exhibit 10.7 to the Company’s Report on Form 6-K filed with the SEC on July 5, 2019)**

10.8	Employee Contract dated September 1, 2016 between Zhongdehui (Shenzhen) Education Development Co., Ltd. and Qing Zuo (incorporated by reference to Exhibit 10.8 to the Company’s Report on Form 6-K filed with the SEC on July 5, 2019)**

10.9	Employee Contract dated April 18, 2016 between Zhongdehui (Shenzhen) Education Development Co., Ltd. and Mengling Zhang (incorporated by reference to Exhibit 10.9 to the Company’s Report on Form 6-K filed with the SEC on July 5, 2019)**

10.10	Employee Contract dated February 27, 2016 between Zhongdehui (Shenzhen) Education Development Co., Ltd. Guangzhou Branch and Kin Ling Martin Tsang (incorporated by reference to Exhibit 10.10 to the Company’s Report on Form 6-K/A filed with the SEC on July 16, 2019)**

10.11	Employee Contract dated February 27, 2019 between Zhongdehui (Shenzhen) Education Development Co., Ltd. Guangzhou Branch and Dong Yun Hu*

10.12	Employee Contract dated March 1, 2019 between Zhongdehui (Shenzhen) Education Development Co., Ltd. Guangzhou Branch and Zhiyi Chen*

10.13	Employee Contract dated May 1, 2019 between Zhongdehui (Shenzhen) Education Development Co., Ltd. Liaoning Branch and Shaogang Yin*

10.14	Leasing Contract between Weifang Dili Jinde Investment Development Co., Ltd. and Weifang Zhongdehui Education Consulting Co., Ltd. and Summary of Supplemental Agreement effective September 1, 2019*

21.1	Subsidiaries of the Registrant*

23.1	Consent of Pan-China Singapore PAC*

23.2	Consent of Cayman Islands Counsel to Huahui Education Group Limited (included in Exhibit 5.1)***

*Filed herewith

**Previously filed

***To be filed in a later amendment

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